                                CREDIT AGREEMENT

                                    BETWEEN

                         PATRICK PETROLEUM CORPORATION
                                  OF MICHIGAN

                                      AND

                             COMPASS BANK - HOUSTON

                                August 16, 1995




                            REVOLVING LINE OF CREDIT

                               TABLE OF CONTENTS

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                                                                      Page
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ARTICLE I   DEFINITIONS AND INTERPRETATION
       1.1  Terms Defined Above......................................  1
       1.2  Additional Defined Terms.................................  1
       1.3  Undefined Financial Accounting Terms.....................  15
       1.4  References...............................................  15
       1.5  Articles and Sections....................................  15
       1.6  Number and Gender........................................  16
       1.7  Incorporation of Exhibits................................  16

ARTICLE II  TERMS OF FACILITY

       2.1  Revolving Line of Credit.................................  16
       2.2  Use of Loan Proceeds.....................................  17
       2.3  Interest.................................................  17
       2.4  Repayment of Loans and Interest..........................  17
       2.5  Outstanding Amounts......................................  18
       2.6  Time, Place, and Method of Payments......................  18
       2.7  Borrowing Base Determinations............................  18
       2.8  Mandatory Prepayments....................................  19
       2.9  Voluntary Prepayments and Conversions of Loans...........  19
      2.10  Facility Fee.............................................  19
      2.11  Engineering Fee..........................................  19
      2.12  Commitment Fee; Reduction of Commitment Amount...........  20
      2.13  Loans to Satisfy Obligations of Borrower.................  20
      2.14  Security Interest in Accounts; Right of Offset...........  20
      2.15  General Provisions Relating to Interest..................  20
      2.16  Yield Protection.........................................  21
      2.17  Limitation on Types of Loans.............................  23
      2.18  Illegality...............................................  23
      2.19  Regulatory Change........................................  24
      2.20  Limitations on Interest Periods..........................  24
      2.21  Letters in Lieu of Transfer Orders.......................  24
      2.22  Power of Attorney........................................  24

ARTICLE III CONDITIONS

       3.1  Receipt of Loan Documents and Other Items................  25
       3.2  Each Loan................................................  28


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                                      -i-

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  ARTICLE IV  REPRESENTATIONS AND WARRANTIES

         4.1  Due Authorization........................................  29
         4.2  Corporate Existence......................................  29
         4.3  Valid and Binding Obligations............................  29
         4.4  Security Instruments.....................................  30
         4.5  Title to Assets..........................................  30
         4.6  Scope and Accuracy of Financial Statements...............  30
         4.7  No Material Misstatements................................  30
         4.8  Liabilities, Litigation, and Restrictions................  30
         4.9  Authorizations; Consents.................................  30
        4.10  Compliance with Laws.....................................  30
        4.11  ERISA....................................................  31
        4.12  Environmental Laws.......................................  31
        4.13  Compliance with Federal Reserve Regulations..............  31
        4.14  Investment Company Act Compliance........................  32
        4.15  Public Utility Holding Company Act Compliance............  32
        4.16  Proper Filing of Tax Returns; Payment of Taxes Due.......  32
        4.17  Refunds..................................................  32
        4.18  Gas Contracts............................................  32
        4.19  Intellectual Property....................................  32
        4.20  Casualties or Taking of Property.........................  32
        4.21  Locations of Borrower....................................  33
        4.22  Subsidiaries.............................................  33
        4.23  Existing Indebtedness; No Defenses.......................  33

  ARTICLE V   AFFIRMATIVE COVENANTS

         5.1  Maintenance and Access to Records........................  33
         5.2  Quarterly Financial Statements; Compliance Certificates..  33
         5.3  Annual Financial Statements; Compliance Certificates.....  34
         5.4  Oil and Gas Reserve Reports..............................  34
         5.5  Title Opinions; Title Defects............................  34
         5.6  Notices of Certain Events................................  35
         5.7  Letters in Lieu of Transfer Orders; Division Orders......  36
         5.8  Additional Information...................................  36
         5.9  Compliance with Laws.....................................  36
        5.10  Payment of Assessments and Charges.......................  37
        5.11  Maintenance of Corporate Existence and Good Standing.....  37
        5.12  Further Assurances.......................................  37
        5.13  Fees and Expenses........................................  37
        5.14  Operation of Oil and Gas Properties......................  38
        5.15  Maintenance and Inspection of Properties.................  38
        5.16  Maintenance of Insurance.................................  38
        5.17  Maintenance of Operating Accounts........................  38
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                                      -ii-
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       5.18  Indemnification..........................................  38
       5.19  Puts to Penske Corporation...............................  39

ARTICLE VI   NEGATIVE COVENANTS

        6.1  Indebtedness; Contingent Obligations.....................  40
        6.2  Liens....................................................  40
        6.3  Sales of Assets..........................................  40
        6.4  Leasebacks...............................................  41
        6.5  Loans; Advances; Investments.............................  41
        6.6  Changes in Corporate Structure...........................  41
        6.7  Dividends and Distributions..............................  42
        6.8  Transactions with Affiliates.............................  42
        6.9  Lines of Business........................................  42
       6.10  ERISA Compliance.........................................  42
       6.11  Consolidated Tangible Net Worth..........................  42
       6.12  Debt Service Ratio.......................................  42

ARTICLE VII  EVENTS OF DEFAULT

        7.1  Enumeration of Events of Default.........................  42
        7.2  Remedies.................................................  44

ARTICLE VIII MISCELLANEOUS

        8.1  Transfers; Participations................................  45
        8.2  Survival of Representations, Warranties, and Covenants...  46
        8.3  Notices and Other Communications.........................  46
        8.4  Parties in Interest......................................  47
        8.5  Rights of Third Parties..................................  47
        8.6  No Waiver; Rights Cumulative.............................  47
        8.7  Survival Upon Unenforceability...........................  47
        8.8  Amendments; Waivers......................................  47
        8.9  Controlling Agreement....................................  48
       8.10  Release by Borrower......................................  48
       8.11  Governing Law............................................  48
       8.12  Jurisdiction and Venue...................................  48
       8.13  Waiver of Rights to Jury Trial...........................  48
       8.14  Entire Agreement.........................................  48
       8.15  Counterparts.............................................  49



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                                     -iii-

                               LIST OF EXHIBITS

Exhibit I         -   Form of Note
Exhibit II        -   Form of Borrowing Request
Exhibit III       -   Form of Compliance Certificate
Exhibit IV        -   Form of Opinion of Counsel
Exhibit V         -   Disclosures
Exhibit VI        -   Description of NorthEastern Sale Properties

                                CREDIT AGREEMENT


     THIS CREDIT AGREEMENT is made and entered into this 16th day of August, 1995, by and between PATRICK PETROLEUM CORPORATION OF MICHIGAN, a Michigan corporation (the "Borrower"), and COMPASS BANK - HOUSTON, a state chartered Texas banking corporation (the "Lender"), and is joined in for the limited purpose of making the representations, warranties, and covenants set forth in Articles IV, V, and VI only by GOODRICH PETROLEUM CORPORATION, a Delaware corporation ("Goodrich"), and PATRICK PETROLEUM COMPANY, a Delaware corporation ("Patrick of Delaware").


                              W I T N E S S E T H:
                              -------------------

     In consideration of the mutual covenants and agreements herein contained, the Borrower and the Lender hereby agree as follows, amending and restating in its entirety the Credit Agreement dated as of April 27, 1995, by and between the Borrower and First Union National Bank of North Carolina (the "Existing Lender"), as heretofore amended, restated, or supplemented (the "Existing Credit Agreement"):


                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

     1.1 Terms Defined Above. As used in this Credit Agreement, the terms "Borrower," "Existing Credit Agreement," "Existing Lender," "Goodrich," "Lender," and "Patrick of Delaware" shall have the meaning assigned to them hereinabove.

     1.2 Additional Defined Terms. As used in this Credit Agreement, each of the following terms shall have the meaning assigned thereto in this Section, unless the context otherwise requires:

          "Acquisition Subsidiary" shall mean any Subsidiary of Goodrich formed for the purpose of acquiring Oil and Gas Properties with Non-Recourse Debt.

          "Additional Costs" shall mean costs which the Lender reasonably determines are attributable to its obligation to make or its making or maintaining any LIBO Rate Loan, or any reduction in any amount receivable by the Lender in respect of any such obligation or any LIBO Rate Loan, resulting from any Regulatory Change which (a) changes the basis of taxation of any amounts payable to the Lender under this Agreement or the
     Note in respect of any LIBO Rate Loan (other than taxes imposed on the overall net income of the Lender), (b) imposes or modifies any reserve, special deposit, minimum capital, capital rates, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Lender (including LIBO Rate Loans and Dollar deposits in the London interbank market in connection with LIBO Rate Loans), or any commitments of the Lender hereunder, or (c) imposes any other condition affecting this Agreement or any of such extensions of credit, liabilities, or commitments.

          "Affiliate" shall mean any Person directly or indirectly controlling, or under common control with, the Borrower and includes any Subsidiary of the Borrower and any "affiliate" of the Borrower within the meaning of Reg.
     (S)240.12b-2 of the Securities Exchange Act of 1934, as amended, with "control," as used in this definition, meaning possession, directly or indirectly, of the power to direct or cause the direction of management, policies or action through ownership of voting securities, contract, voting trust, or membership in management or in the group appointing or electing management or otherwise through formal or informal arrangements or business relationships.

          "Agreement" shall mean this Credit Agreement, as it may be amended, supplemented, or restated from time to time.

          "ANPC Stock" shall mean 100% of the stock of American National Petroleum Company, a Nevada corporation, which stock is owned by Patrick of Delaware.

          "Applicable Lending Office" shall mean, for each type of Loan, the lending office of the Lender (or an affiliate of the Lender) designated for such type of Loan on the signature pages hereof or such other office of the Lender (or an affiliate of the Lender) as the Lender may from time to time specify to the Borrower as the office by which Loans of such type are to be made and maintained.

          "Applicable LIBO Rate" shall mean, for any Interest Period for any LIBO Rate Loan, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Lender to be equal to the sum of the LIBO Rate for such Interest Period for such Loan plus the Applicable Margin for LIBO Rate Loans, but in no event shall such rate exceed the Highest Lawful Rate.

          "Applicable Margin" shall mean, as to each Floating Rate Loan, zero percent (0%), and as to each LIBO Rate Loan, two percent (2%).

          "Assignment" shall mean the Assignment of Notes, Liens, Security Interests, and Other Rights, in form and substance satisfactory to the Lender, executed by the Existing Lender, assigning to the Lender the Existing Notes, the indebtedness evidenced thereby, the Liens securing the Existing Notes, and the rights of the Existing Lender under the Existing Loan Documents, and financing statement changes constituent thereto.

          "Available Commitment" shall mean, at any time, an amount equal to the remainder, if any, of (a) the lesser of the Commitment Amount or the Borrowing Base in effect at such time minus (b) the Loan Balance at such time.

          "Borrowing Base" shall mean, at any time, the amount determined by the Lender in accordance with Section 2.7 and then in effect.

          "Borrowing Request" shall mean each written request, in substantially the form attached hereto as Exhibit II, by the Borrower to the Lender for a borrowing, conversion, or prepayment pursuant to Sections 2.1 or 2.9, each of which shall:

               (a) be signed by a Responsible Officer of the Borrower;

               (b) specify the amount and type of Loan requested, and, as applicable, the Loan to be converted or prepaid and the date of the borrowing, conversion, or prepayment (which shall be a Business Day);

               (c) when requesting a Floating Rate Loan, be delivered to the Lender no later than 10:00 a.m., Central Standard or Daylight Savings Time, as the case may be, on the Business Day of the requested borrowing, conversion, or prepayment; and

               (d) when requesting a LIBO Rate Loan, be delivered to the Lender no later than 10:00 a.m., Central Standard or Daylight Savings Time, as the case may be, the second Business Day preceding the requested borrowing, conversion, or prepayment and designate the Interest Period requested with respect to such Loan.

          "Business Day" shall mean a day other than a day when commercial banks are authorized or required to close in the State of Texas and, with respect to all requests, notices, and determinations in connection with, and payments of principal and interest on, LIBO Rate Loans, which is a day for trading by and between banks in Dollar deposits in the London interbank market.

          "Cash Flow" shall mean, for any period, (a) Consolidated Net Income for such period plus (b) depreciation, amortization, depletion, and other non-cash expenses for such period deducted in the determination of Consolidated Net Income minus (c) non-cash income for such period included in the determination of Consolidated Net Income.

          "Closing Date" shall mean August 16, 1995.

          "Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" shall mean the Mortgaged Properties, the Marcum Stock, the Marcum Warrants, the Penske Stock, the rights of Patrick of Delaware under the Penske Option Agreement, the PPCM Stock, the ANPC Stock, and any other Property now or at any time used or intended as security for the payment or performance of all or any portion of the Obligations.

          "Commitment" shall mean the obligation of the Lender, subject to applicable provisions of this Agreement, to make Loans to or for the benefit of the Borrower pursuant to Sections 2.1.

          "Commitment Amount" shall mean $22,000,000.

          "Commitment Period" shall mean the period from and including the Closing Date to but not including the Commitment Termination Date.

          "Commitment Termination Date" shall mean June 1, 1997.

          "Commonly Controlled Entity" shall mean any Person which is under common control with the Borrower or any Guarantor within the meaning of
     Section 4001 of ERISA.

          "Compliance Certificate" shall mean each certificate, substantially in the form attached hereto as Exhibit III, executed by a Responsible Officer of the Borrower and the Guarantors and furnished to the Lender from time to time in accordance with the terms hereof.

          "Consolidated Net Income" shall mean, for any period, the net income of Goodrich and its Subsidiaries, on a consolidated basis, for such period, determined in accordance with GAAP and before payment of dividends on preferred stock.

          "Consolidated Tangible Net Worth" shall mean (a) total assets, as would, in accordance with GAAP, be reflected on a consolidated balance sheet of Goodrich and its Subsidiaries, exclusive of Intellectual Property, experimental or organization expenses, franchises, licenses, permits, and other intangible assets, treasury stock, unamortized underwriters' debt discount and expenses, and goodwill and the amount of advances or capital contributions to Acquisition Subsidiaries included therein minus (b) total liabilities, as would, in accordance with GAAP, be reflected on a consolidated balance sheet of Goodrich and its Subsidiaries.

          "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, or other obligations of any other Person (for purposes of this definition, a "primary obligation") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, regardless of whether such obligation is contingent, (a) to purchase any primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any primary obligation, or (ii) to maintain working or equity capital of any other Person in respect of any primary obligation, or otherwise to maintain the net worth or solvency of any other Person, (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the Person primarily liable for such primary obligation to make payment thereof, or
     (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, with the amount of any Contingent Obligation being deemed to be equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

          "Debt Service" shall mean, for any period and with respect to Indebtedness of Goodrich on a consolidated basis, the sum of (a) all principal payments made during such period other than with respect to the Obligations plus (b) 1/16 of the Loan Balance as of the end of such period.

          "Default" shall mean any event or occurrence which with the lapse of time or the giving of notice or both would become an Event of Default.

          "Default Rate" shall mean a per annum interest rate equal to the Index Rate from time to time in effect plus five percent (5%), but in no event exceeding the Highest Lawful Rate.

          "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

          "Environmental Complaint" shall mean any written or oral complaint, order, directive, claim, citation, notice of environmental report or investigation, or other notice by any Governmental Authority or any other Person with respect to (a) air emissions, (b) spills, releases, or discharges to soils, any improvements located thereon, surface water, groundwater, or the sewer, septic, waste treatment, storage, or disposal systems servicing any Property of any Related Party, (c) solid or liquid waste disposal, (d) the use, generation, storage, transportation, or disposal of any Hazardous Substance, or (e) other environmental, health, or safety matters affecting any Property of any Related Party or the business conducted thereon.

          "Environmental Laws" shall mean (a) the following federal laws as they may be cited, referenced, and amended from time to time: the Clean Air Act, the Clean Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Hazardous Materials Transportation Act of 1986, the Occupational Safety and Health Act, the Oil Pollution Act of 1990, the Resource Conservation and Recovery Act of 1976, the Safe Drinking Water Act, the Superfund Amendments and Reauthorization Act, and the Toxic Substances Control Act; (b) any and all equivalent environmental statutes of any state, as they may be cited, referenced and amended from time to time; (c) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (d) any other equivalent federal, state, or local statute or any requirement, rule, regulation, code, ordinance, or order adopted pursuant thereto, including, without limitation, those relating to the generation, transportation, treatment, storage, recycling, disposal, handling, or release of Hazardous Substances.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder and interpretations thereof.

          "Event of Default" shall mean any of the events specified in
     Section 7.1.

          "Existing Notes" shall mean the Notes, as such term is defined in the Existing Credit Agreement, in existence on the Closing Date immediately prior to the Assignment.

          "Existing Loan Documents" shall mean the Loan Documents, as such term is defined in the Existing Credit Agreement, in existence on the Closing Date immediately prior to the Assignment.

          "Existing Security Instruments" shall mean the Security Instruments, as such term is defined in the Existing Credit Agreement.

          "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of Dallas, Texas, on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Lender on such day on such transactions as determined by the Lender.

          "Financial Statements" shall mean statements of the financial condition as at the point in time and for the period indicated and consisting of at least a balance sheet and related statements of operations, common stock and other stockholders' equity, and cash flows and, when required by applicable provisions of this Agreement to be audited, accompanied by the unqualified certification of a nationally-recognized firm of independent certified public accountants or other independent certified public accountants acceptable to the Lender and footnotes to any of the foregoing, all of which shall be prepared in accordance with GAAP consistently applied and in comparative form with respect to the corresponding period of the preceding fiscal period.

          "Floating Rate" shall mean an interest rate per annum equal to the greater of (a) the Index Rate from time to time in effect plus the Applicable Margin for Floating Rate Loans or (b) the Federal Funds Rate from time to time in effect plus one-half of one percent (1/2%), but in no event exceeding the Highest Lawful Rate.

          "Floating Rate Loan" shall mean any Loan and any portion of the Loan Balance which the Borrower has requested, in the initial Borrowing Request for such Loan or a subsequent Borrowing Request for such portion of the Loan Balance, bear interest at the Floating Rate, or which pursuant to the terms hereof is otherwise required to bear interest at the Floating Rate.

          "GAAP" shall mean generally accepted accounting principles established by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants and in effect in the United States from time to time.

          "Governmental Authority" shall mean any nation, country, commonwealth, territory, government, state, county, parish, municipality, or other political subdivision and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

          "Guaranties" shall mean, collectively, the Guaranty of each Guarantor dated the Closing Date, in each case guaranteeing the payment and performance of the Obligations as provided therein, as each may be ratified, amended, restated, or supplemented from time to time.

          "Guarantors" shall mean, collectively, Goodrich and Patrick of Delaware.

          "Hazardous Substances" shall mean flammables, explosives, radioactive materials, hazardous wastes, asbestos, or any material containing asbestos, polychlorinated biphenyls (PCBs), toxic substances or related materials, petroleum, petroleum products, associated oil or natural gas exploration, production, and development wastes, or any substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," or "toxic substances" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, or any other Requirement of Law.

          "Hedging Agreement" shall mean (a) any interest rate or currency swap, rate cap, rate floor, rate collar, forward agreement, or other exchange or rate protection agreement or any option with respect to any such transaction and (b) any swap agreement, cap, floor, collar, exchange transaction, forward agreement, or other exchange or protection agreement relating to hydrocarbons or any option with respect to any such transaction.

          "Highest Lawful Rate" shall mean the maximum non-usurious interest rate, if any (or, if the context so requires, an amount calculated at such rate), that at any time or from time to time may be contracted for, taken, reserved, charged, or received under applicable laws of the State of Texas or the United States of America, whichever authorizes the greater rate, as such laws are presently in effect or, to the extent allowed by applicable law, as such laws may hereafter be in effect and which allow a higher maximum non-usurious interest rate than such laws now allow.

          "Indebtedness" shall mean, as to any Person, without duplication, (a) all liabilities (excluding reserves for deferred income taxes, deferred compensation liabilities, and other deferred liabilities and credits) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet, (b) all obligations of such Person evidenced by bonds, debentures, promissory notes, or similar evidences of indebtedness, (c) all other indebtedness of such Person for borrowed money and capitalized leases, and (d) all obligations of others, to the extent any such obligation is secured by a Lien on the assets of such Person (whether or not such Person has assumed or become liable for the obligation secured by such Lien).

          "Index Rate" shall mean, on any day, the prime rate as published in The Wall Street Journal's "Money Rates" table for such day. If multiple prime rates are quoted in such table, then the highest prime rate quoted therein shall be the Index Rate. In the event that a prime rate is not published in The Wall Street Journal's "Money Rates" table, the Lender will choose a substitute Index Rate, for purposes of calculating the Floating Rate, which is based on comparable information, until such time as a prime rate is published in The Wall Street Journal's "Money Rates" tables.

          "Insolvency Proceeding" shall mean application (whether voluntary or instituted by another Person) for or the consent to the appointment of a receiver, trustee, conservator, custodian, or liquidator of any Person or of all or a substantial part of the Property of such Person, or the filing of a petition (whether voluntary or instituted by another Person) commencing a case under Title 11 of the United States Code, seeking liquidation, reorganization, or rearrangement or taking advantage of any bankruptcy, insolvency, debtor's relief, or other similar law of the United States, the State of Texas, or any other jurisdiction.

          "Insolvent" or "Insolvency" shall mean, with respect to any Multiemployer Plan, that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

          "Intellectual Property" shall mean patents, patent applications, trademarks, tradenames, copyrights, technology, know-how, and processes.

          "Interest Period" shall mean, subject to the limitations set forth in
     Section 2.20, with respect to any LIBO Rate Loan, a period commencing on the date such Loan is made or converted from a Loan of another type pursuant to this Agreement or the last day of the next preceding Interest Period with respect to such Loan and ending on the numerically corresponding day in the calendar month that is one, two, three, or, subject to availability, six months thereafter, as the Borrower may request in the Borrowing Request for such Loan.

          "Investment" in any Person shall mean any stock, bond, note, or other evidence of Indebtedness, or any other security of, or investment or partnership interest in, such Person.

          "La/Cal" shall mean La/Cal Energy Partners, a Louisiana general partnership.

          "LIBO Rate" shall mean, with respect to any Interest Period for any LIBO Rate Loan, the rate for deposits in Dollars for a period equal to such Interest Period which appears on the Telerate Page 3750 at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. If, for any reason, such rate is not available, then "LIBO Rate" shall mean, with respect to any Interest Period, the rate per annum determined by the Lender to be the arithmetic average (rounded upwards, if necessary, to the nearest 1/16th of 1%) of the rate per annum as quoted to Lender by leading reference banks at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period for settlement in immediately available funds by leading reference banks in the London interbank market for a period equal to such Interest Period and in the approximate amount of such LIBO Rate Loan.

          "LIBO Rate Loan" shall mean any Loan and any portion of the Loan Balance which the Borrower has requested, in the initial Borrowing Request for such Loan or a subsequent Borrowing Request for such portion of the Loan

     Balance, bear interest at the Applicable LIBO Rate and which is permitted by the terms hereof to bear interest at the Applicable LIBO Rate.

          "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of such Property, whether such interest is based on common law, statute, or contract, and including, but not limited to, the lien or security interest arising from a mortgage, ship mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt, or a lease, consignment, or bailment for security purposes (other than true leases or true consignments), liens of mechanics, materialmen, and artisans, maritime liens and reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property which secure an obligation owed to, or a claim by, a Person other than the owner of such Property (for the purpose of this Agreement, any Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes), and the filing or recording of any financing statement or other security instrument in any public office.

          "Limitation Period" shall mean any period while any amount remains owing on the Note and interest on such amount, calculated at the applicable interest rate, plus any fees or other sums payable under any Loan Document and deemed to be interest under applicable law, would exceed the amount of interest which would accrue at the Highest Lawful Rate.

          "Loan" shall mean any loan made by the Lender to or for the benefit of the Borrower pursuant to this Agreement.

          "Loan Balance" shall mean, at any time, the outstanding principal balance of the Note at such time.

          "Loan Documents" shall mean this Agreement, the Note, the Guaranties, the Security Instruments, and all other documents and instruments now or hereafter delivered pursuant to the terms of or in connection with this Agreement, the Note, the Guaranties, or the Security Instruments, and all renewals and extensions of, amendments and supplements to, and restatements of, any or all of the foregoing from time to time in effect.

          "Marcum" shall mean Marcum Natural Gas Services, Inc., a Delaware corporation.

          "Marcum Stock" shall mean 675,200 shares of common stock of Marcum owned by the Borrower.

          "Marcum Warrants" shall mean warrants for the purchase of 1,260,000 shares of common stock of Marcum pursuant to the Second Warrant Agency Agreement dated as of January 13, 1993, between Marcum and American Securities Transfer, Inc., as amended, restated, or supplemented from time to time.

          "Material Adverse Effect" shall mean (a) any material adverse effect on the business, operations, properties, condition (financial or otherwise), or prospects of the Borrower or any Guarantor, (b) any adverse effect upon the business operations, properties, condition (financial or otherwise), or prospects of the Borrower or any Guarantor which increases the risk that any of the Obligations will not be repaid as and when due, or
     (c) any adverse effect upon the Collateral.

          "Merger Transactions" shall mean the consummation of the transactions contemplated by the Agreement and Plan of Merger dated as of March 10, 1995, among Patrick of Delaware, La/Cal, Goodrich, and Goodrich Acquisition, Inc., a Delaware corporation, substantially upon the terms set forth in such agreement as provided to the Lender prior to the Closing Date.

          "Mortgaged Properties" shall mean all Oil and Gas Properties of the Borrower subject to a perfected first-priority Lien in favor of the Lender, subject only to Permitted Liens, as security for the Obligations.

          "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Non-Recourse Debt" shall mean Indebtedness of any Acquisition Subsidiary which (a) is incurred to finance the acquisition by such Acquisition Subsidiary of Oil and Gas Properties, (b) is secured by such Oil and Gas Properties, and (c) has no recourse to such Acquisition Subsidiary or any other Person or to any Property of such Acquisition Subsidiary or any other Person other than such Oil and Gas Properties.

          "NorthEastern Sale Properties" shall mean the Properties sold or to be sold by the Borrower to NorthEastern Energy Corporation and described on
     Exhibit VI.

          "Note" shall mean the promissory note of the Borrower in the form attached hereto as Exhibit I, together with all renewals, extensions for any period, increases, and rearrangements thereof.

          "Obligations" shall mean, without duplication, (a) all Indebtedness evidenced by the Note, (b) the obligation of the Borrower for the payment of fees and expenses pursuant to the Loan Documents, (c) the obligations of the

     Guarantors under the Guaranties, and (d) all other obligations and liabilities of the Borrower or the Guarantors to the Lender, now existing or hereafter incurred, under, arising out of or in connection with any Loan Document, and to the extent that any of the foregoing includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and which remains unpaid at each relevant time of determination.

          "Oil and Gas Properties" shall mean fee, leasehold, or other interests in or under mineral estates or oil, gas, and other liquid or gaseous hydrocarbon leases with respect to Properties situated in the United States or offshore from any State of the United States, including, without limitation, overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests, and mineral fee interests, together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances, and Properties appertaining, belonging, affixed, or incidental thereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any entity succeeding to any or all of its functions under ERISA.

          "Penske Call" shall mean the right of Penske Corporation to call and accelerate any or all outstanding put options of the Borrower and Patrick of Delaware under the Penske Option Agreement.

          "Penske Option Agreement" shall mean the Stock Purchase and Put Option Agreement dated March 30, 1994, by and between Patrick of Delaware, the Borrower, Penske Corporation, and Penske Transportation, Inc.

          "Penske Stock" shall mean 151,584 shares of common stock of Penske Corporation owned by Patrick of Delaware.

          "Permitted Liens" shall mean (a) Liens for taxes, assessments, or other governmental charges or levies not yet due or which (if foreclosure, distraint, sale, or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor,
     (b) Liens in connection with workers' compensation, unemployment insurance or other social security (other than Liens created by Section 4068 of ERISA), old-age pension, or public liability obligations which are not yet due or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor,
     (c) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction, or similar Liens arising by operation of law in the ordinary course of business in respect of obligations which are not yet due or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (d) Liens in favor of operators and non-operators under joint operating agreements or similar contractual arrangements arising in the ordinary course of the business to secure amounts owing, which amounts are not yet due or are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (e) Liens under production sales agreements, division orders, operating agreements, and other agreements customary in the oil and gas business for processing, producing, and selling hydrocarbons securing obligations not constituting Indebtedness and provided that such Liens do not secure obligations to deliver hydrocarbons at some future date without receiving full payment therefor within 90 days of delivery, (f) easements, rights of way, restrictions, and other similar encumbrances, and minor defects in the chain of title which are customarily accepted in the oil and gas financing industry, none of which interfere with the ordinary conduct of the business of the owner of the relevant Property or materially detract from the value or use of the Property to which they apply, (g) Liens securing Indebtedness permitted pursuant to Section 6.1(c) incurred for the purchase of Property acquired in the ordinary course of business provided that such Liens cover only the acquired Property, (h) Liens on Oil and Gas Properties of any Acquisition Subsidiary securing Non-Recourse Debt, and
     (i) Liens assigned by the Existing Lender to the Lender pursuant to the Assignment, other Liens in favor of the Lender, and other Liens expressly permitted under the Security Instruments.

          "Person" shall mean an individual, corporation, partnership, trust, unincorporated organization, government, any agency or political subdivision of any government, or any other form of entity.

          "Plan" shall mean, at any time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower, any Guarantor, or any Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "PPCM Stock" shall mean 100% of the stock of the Borrower, which stock is owned by Patrick of Delaware.

          "Principal Office" shall mean the principal office of the Lender in Houston, Texas, presently located at 24 Greenway Plaza, Suite 1401, Houston, Texas 77046.

          "Prohibited Transaction" shall have the meaning assigned to such term in Section 4975 of the Code.

          "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

          "Regulatory Change" shall mean the passage, adoption, institution, or modification of any federal, state, local, or foreign Requirement of Law (including, without limitation, Regulation D), or any interpretation, directive, or request (whether or not having the force of law) of any Governmental Authority or monetary authority charged with the enforcement, interpretation, or administration thereof, occurring after the Closing Date and applying to a class of banks including the Lender or its Applicable Lending Office.

          "Related Party" shall mean any of the Borrower, the Guarantors, or the Subsidiaries of Goodrich. "Related Parties" shall mean the Borrower, the Guarantors, and all Subsidiaries of Goodrich.

          "Release of Hazardous Substances" shall mean any emission, spill, release, disposal, or discharge, except in accordance with a valid permit, license, certificate, or approval of the relevant Governmental Authority, of any Hazardous Substance into or upon (a) the air, (b) soils or any improvements located thereon, (c) surface water or groundwater, or (d) the sewer or septic system, or the waste treatment, storage, or disposal system servicing any Property of the Borrower or any Guarantor.

          "Reorganization" shall mean, with respect to any Multiemployer Plan, that such Plan is in reorganization within the meaning of such term in
     Section 4241 of ERISA.

          "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. (S)2615.

          "Requirement of Law" shall mean, as to any Person, any applicable law, treaty, ordinance, order, judgment, rule, decree, regulation, or determination of an arbitrator, court, or other Governmental Authority, including, without limitation, rules, regulations, orders, and requirements for permits, licenses, registrations, approvals, or authorizations, in each case as such now exist or may be hereafter amended and are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "Reserve Report" shall mean each report delivered to the Lender pursuant to Section 5.4.

          "Responsible Officer" shall mean, as to any Person, its President or chief financial officer.

          "RIMCO Debt" shall mean the Indebtedness in an amount not exceeding $9,204,064.87 of Goodrich, as successor to the interests of La/Cal pursuant to the Merger Transactions, to RIMCO Partners, L.P. and RIMCO Partners, L.P. IV.

          "Security Instruments" shall mean the Existing Security Instruments, the security instruments executed and delivered in satisfaction of the condition set forth in Section 3.1(h), and all other documents and instruments at any time executed as security for all or any portion of the Obligations, as such instruments may be amended, restated, or supplemented from time to time.

          "Single Employer Plan" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "Subsidiary" shall mean, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

          "Superfund Site" shall mean those sites listed on the Environmental Protection Agency National Priority List and eligible for remedial action or any comparable state registries or list in any state of the United States.

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of Texas.

          1.3 Undefined Financial Accounting Terms. Undefined financial accounting terms used in this Agreement shall be defined according to GAAP at the time in effect.

          1.4 References. References in this Agreement to Exhibit, Article, or Section numbers shall be to Exhibits, Articles, or Sections of this Agreement, unless expressly stated to the contrary. References in this Agreement to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," "hereunder" and words of similar import shall be to this Agreement in its entirety and not only to the particular Exhibit, Article, or Section in which such reference appears.

          1.5 Articles and Sections. This Agreement, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

          1.6 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

          1.7 Incorporation of Exhibits. The Exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for all purposes.


                                   ARTICLE II

                               TERMS OF FACILITY

          2.1 Revolving Line of Credit. (a) Upon the terms and conditions and relying on the representations and warranties contained in this Agreement, the Lender agrees, during the Commitment Period, to make Loans to or for the benefit of the Borrower. Loans shall be made in such amounts as the Borrower may request; provided, however, no Loan shall be made in an amount exceeding the then existing Available Commitment, and the Loan Balance shall not exceed at any time the lesser of the Commitment Amount or the Borrowing Base then in effect. Loans shall be made in immediately available funds at the Applicable Lending Office or the Principal Office from time to time on any Business Day designated by the Borrower in its Borrowing Request.

          (b) Subject to the terms of this Agreement, during the Commitment Period, the Borrower may borrow, repay, and reborrow and convert Loans of one type or with one Interest Period into Loans of another type or with a different Interest Period. Each borrowing, conversion, and prepayment of principal of Loans shall be in an amount at least equal to $250,000. Each borrowing, prepayment, or conversion of or into a Loan of a different type or, in the case of a LIBO Rate Loan, having a different Interest Period, shall be deemed a separate borrowing, conversion, and prepayment for purposes of the foregoing, one for each type of Loan or Interest Period. Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of LIBO Rate Loans having the same Interest Period shall be at least equal to $1,000,000; and if any LIBO Rate Loan would otherwise be in a lesser principal amount for any period, such Loan shall be a Floating Rate Loan during such period.

          (c) The Loans shall be made and maintained at the Applicable Lending Office or the Principal Office and shall be evidenced by the Note.

          2.2 Use of Loan Proceeds. (a) As of the Closing Date, indebtedness in the amount of $10,667,292.64 is outstanding under the Existing Credit Agreement. The Lender shall use proceeds of the initial Loan to purchase such indebtedness. Such indebtedness shall be renewed, extended, and rearranged pursuant to the terms of this Agreement, the Note, and the relevant Borrowing Request and shall for all purposes be deemed a borrowing hereunder. Proceeds of all subsequent Loans shall be used solely for a loan by the Borrower to Goodrich, proceeds of which shall be used to repay the RIMCO Debt, for the acquisition and development by the Borrower of Oil and Gas Properties, and for general corporate purposes of the Borrower and the Guarantors.

          2.3 Interest. Subject to the terms of this Agreement (including, without limitation, Section 2.15), interest on the Loans shall accrue and be payable at a rate per annum equal to the Floating Rate for each Floating Rate Loan and the Applicable LIBO Rate for each LIBO Rate Loan. Interest on all Loans shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) during the period for which payable. Notwithstanding the foregoing, interest on past-due principal and, to the extent permitted by applicable law, past-due interest, shall accrue at the Default Rate, computed on the basis of a year of 360 and actual days elapsed (including the first day but excluding the last day) during the period for which payable, and shall be payable upon demand at any time as to all or any portion of such interest. In the event that the Borrower fails to select the duration of any Interest Period for any LIBO Rate Loan within the time period and otherwise as provided herein, such Loan (if outstanding as a LIBO Rate Loan) will be automatically converted into a Floating Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Floating Rate Loan) will remain as, or (if not then outstanding) will be made as, a Floating Rate Loan. Interest provided for herein shall be calculated on unpaid sums actually advanced and outstanding pursuant to the terms of this Agreement and only for the period from the date or dates of such advances until repayment.

          2.4 Repayment of Loans and Interest. (a) Accrued and unpaid interest on each outstanding Floating Rate Loan shall be due and payable monthly commencing on the first day of September, 1995, and continuing on the first day of each calendar month thereafter while any Floating Rate Loan remains outstanding, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the relevant Loan. Accrued and unpaid interest on each outstanding LIBO Rate Loan shall be due and payable on the last day of the Interest Period for such LIBO Rate Loan and, in the case of any Interest Period in excess of three months, on the day of the third calendar month following the commencement of such Interest Period corresponding to the day of the calendar month on which such Interest Period commenced, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the relevant Loan. The Loan Balance, together with all accrued and unpaid interest thereon, shall be due and payable on the Commitment Termination Date.

          (b) At the time of making each payment hereunder or under the Note, the Borrower shall specify to the Lender the Loans or other amounts payable by the Borrower hereunder to which such payment is to be applied. In the event the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Lender may apply such payment as it may elect in its sole discretion.

          2.5 Outstanding Amounts. The Lender is irrevocably authorized by the Borrower to attach to and make a part of the Note a ledger reflecting amounts advanced to or paid by the Borrower and to attach to and make a part of the Note a continuation of any such schedule of advances and payments, as and when required. All Loans and all payments and prepayments made on account of the principal thereof and all conversions of Loans shall be reflected by an appropriate notation on such ledger or any continuation thereof attached to the Note; provided, however, the failure of the Lender to do so shall not relieve the Borrower of its liability hereunder or under the Note or subject the Borrower to additional liability hereunder or under the Note. The outstanding principal balance of the Note reflected by the notations by the Lender on its records or ledger sheets affixed to the Note shall be deemed rebuttably presumptive evidence of the principal amount owing on the Note. The liability for payment of principal and interest evidenced by the Note shall be limited to principal amounts actually advanced and outstanding pursuant to this Agreement and interest on such amounts calculated in accordance with this Agreement.

          2.6 Time, Place, and Method of Payments. All payments required pursuant to this Agreement, the Note, or any other Loan Document shall be made in lawful money of the United States of America and in immediately available funds, shall be deemed received by the Lender on the next Business Day following receipt if such receipt is after 2:00 p.m., Houston, Texas, time on any Business Day, and shall be made at the Principal Office. Except as provided to the contrary herein, if the due date of any payment under any Loan Document would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          2.7 Borrowing Base Determinations. (a) The Borrowing Base as of July 24, 1995, is acknowledged by the Borrower and the Lender to be $22,000,000. Commencing on September 1, 1995, and continuing thereafter on the first day of each calendar month until the sale of the remaining Penske Stock pursuant to the Penske Call, the amount of the Borrowing Base shall be reduced by, prior to the sale of the NorthEastern Sale Properties, $275,000, or, after the sale of the NorthEastern Sale Properties, $250,000. Upon the sale of the remaining Penske Stock pursuant to the Penske Call, the Borrowing Base shall be reduced to $15,000,000; and upon the sale of the NorthEastern Sale Properties if prior to the sale of the remaining Penske Stock pursuant to the Penske Call, the Borrowing Base shall be reduced by $1,000,000.

          (b) The Borrowing Base shall be redetermined each June 1 and December 1 during the Commitment Period on the basis of information supplied by the Borrower in compliance with the provisions of this Agreement, including, without limitation, Reserve Reports, and all other information available to the Lender. In addition, the Lender shall, in the normal course of business following a request of the Borrower, redetermine the Borrowing Base; provided, however, the Lender shall not be obligated to respond to more than two such requests during any calendar year, and in no event shall the Lender be required to redetermine the Borrowing

Base more than once in any three-month period, including, without limitation, each scheduled semi-annual redetermination provided for above. Notwithstanding the foregoing, the Lender may at its discretion redetermine the Borrowing Base at any time and from time to time.

          (c) Upon each determination of the Borrowing Base by the Lender, the Lender shall notify the Borrower orally (confirming such notice promptly in writing) of such determination, and the Borrowing Base so communicated to the Borrower shall become effective upon such oral notification and shall remain in effect until the next subsequent determination of the Borrowing Base.

          (d) The Borrowing Base shall represent the determination by the Lender, in accordance with the applicable definitions and provisions herein contained and its customary lending practices for loans of this nature, of the value, for loan purposes, of the Mortgaged Properties, subject, in the case of any increase in the Borrowing Base, to the approval of the Borrower and the credit approval process of the Lender. Furthermore, the Borrower acknowledges that the determination of the Borrowing Base contains an equity cushion (market value in excess of loan value), which is acknowledged by the Borrower to be essential for the adequate protection of the Lender.

          2.8 Mandatory Prepayments. If at any time the Loan Balance exceeds the lesser of the Commitment Amount or the Borrowing Base then in effect, the Borrower shall, within 30 days of notice from the Lender of such occurrence, (a) prepay, or make arrangements acceptable to the Lender for the prepayment of, the amount of such excess for application on the Loan Balance, (b) provide additional collateral, of character and value satisfactory to the Lender in its sole discretion, to secure the Obligations by the execution and delivery to the Lender of security instruments in form and substance satisfactory to the Lender, or (c) effect any combination of the alternatives described in clauses (a) and
(b) of this Section and acceptable to the Lender in its sole discretion.

          2.9  Voluntary Prepayments and Conversions of Loans.   Subject to
applicable provisions of this Agreement, the Borrower shall have the right at any time or from time to time to prepay Loans and to convert Loans of one type or with one Interest Period into Loans of another type or with a different Interest Period; provided, however, that (a) the Borrower shall give the Lender notice of each such prepayment or conversion of all or any portion of a LIBO Rate Loan no less than two Business Days prior to prepayment or conversion, (b) any LIBO Rate Loan may be prepaid or converted only on the last day of an Interest Period for such Loan, (c) the Borrower shall pay all accrued and unpaid interest on the amounts prepaid or converted, and (d) no such prepayment or conversion shall serve to postpone the repayment when due of any Obligation.

          2.10 Facility Fee. In addition to other amounts payable hereunder, the Borrower shall pay to the Lender on the Closing Date a facility fee in the amount of $25,000.

          2.11 Engineering Fee. To compensate the Lender for the costs of evaluating the Mortgaged Properties and reviewing the Reserve Reports, the Borrower shall pay to the

Lender on the date of each regularly scheduled semi-annual redetermination of the Borrowing Base and each redetermination of the Borrowing Base made at the request of the Borrower, an engineering fee in the amount of $7500.

          2.12 Commitment Fee; Reduction of Commitment Amount. To compensate the Lender for maintaining funds available, the Borrower shall pay to the Lender a commitment fee in the amount of one-half of one percent (1/2%) per annum, calculated on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day), on the average daily amount of the Available Commitment. Such accrued commitment fees shall be due and payable on the first day of October, 1995, the first day of each third calendar month thereafter during the Commitment Period, and on the Commitment Termination Date. The Borrower may, with 30 days' written notice to the Lender, reduce the Commitment Amount, and subsequent thereto, provided that no Default or Event of Default has occurred and is continuing, with five days' written notice to the Lender and the payment of all Commitment Fees which would have accrued but for such previous reduction, increase the Commitment Amount to its amount before such reduction.

          2.13 Loans to Satisfy Obligations of Borrower. The Lender may, but shall not be obligated to, make Loans for the benefit of the Borrower and apply proceeds thereof to the satisfaction of any condition, warranty, representation, or covenant of the Borrower or any Guarantor contained in this Agreement or any other Loan Document. Such Loans shall be evidenced by the Note, shall bear interest at the Default Rate, and shall be payable upon demand.

          2.14 Security Interest in Accounts; Right of Offset. As security for the payment and performance of the Obligations, the Borrower hereby transfers, assigns, and pledges to the Lender and grants to the Lender a security interest in all funds of the Borrower now or hereafter or from time to time on deposit with the Lender, with such interest of the Lender to be retransferred, reassigned, and/or released by the Lender, as the case may be, at the expense of the Borrower upon payment in full and complete performance of all Obligations. All remedies as secured party or assignee of such funds shall be exercisable by the Lender upon the occurrence of any Event of Default, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof. Furthermore, the Borrower hereby grants to the Lender the right, exercisable at such time as any Obligation shall mature, whether by acceleration of maturity or otherwise, of offset or banker's lien against all funds of the Borrower now or hereafter or from time to time on deposit with the Lender, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof.

          2.15 General Provisions Relating to Interest. (a) It is the intention of the parties hereto to comply strictly with all applicable usury laws. In this connection, there shall never be collected, charged, or received on the sums advanced hereunder interest in excess of that which would accrue at the Highest Lawful Rate.

          (b) Notwithstanding anything herein or in the Note to the contrary, during any Limitation Period, the interest rate to be charged on amounts evidenced by the Note shall be the Highest Lawful Rate, and the obligation, if any, of the Borrower for the payment of fees or other charges deemed to be interest under applicable law shall be suspended. During any period of time following a Limitation Period, to the extent permitted by applicable laws of the State of Texas or the United States of America, the interest rate to be charged hereunder shall remain at the Highest Lawful Rate until such time as there has been paid to the Lender (i) the amount of interest in excess of that accruing at the Highest Lawful Rate that the Lender would have received during the Limitation Period had the interest rate remained at the otherwise applicable rate, and (ii) all interest and fees otherwise payable to the Lender but for the effect of such Limitation Period.

          (c) If, under any circumstances, the aggregate amounts paid on the Note or under this Agreement or any other Loan Document include amounts which by law are deemed interest and which would exceed the amount permitted if the Highest Lawful Rate were in effect, the Borrower stipulates that such payment and collection will have been and will be deemed to have been, to the extent permitted by applicable laws of the State of Texas or the United States of America, the result of mathematical error on the part of the Borrower and the Lender; and the Lender shall promptly refund the amount of such excess (to the extent only of such interest payments in excess of that which would have accrued and been payable on the basis of the Highest Lawful Rate) upon discovery of such error by the Lender or notice thereof from the Borrower. In the event that the maturity of any Obligation is accelerated, by reason of an election by the Lender or otherwise, or in the event of any required or permitted prepayment, then the consideration constituting interest under applicable laws may never exceed the Highest Lawful Rate; and excess amounts paid to the Lender which by law are deemed interest, if any, shall be credited by the Lender on the principal amount of the Obligations, or if the principal amount of the Obligations shall have been paid in full, refunded to the Borrower.

          (d) All sums paid, or agreed to be paid, to the Lender for the use, forbearance and detention of the proceeds of any advance hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term hereof until paid in full so that the actual rate of interest is uniform but does not exceed the Highest Lawful Rate throughout the full term hereof.

          2.16 Yield Protection. (a) Without limiting the effect of the other provisions of this Section (but without duplication), the Borrower shall pay to the Lender from time to time such amounts as the Lender may determine are necessary to compensate it for any Additional Costs incurred by the Lender.

          (b) Without limiting the effect of the other provisions of this Section (but without duplication), the Borrower shall pay to the Lender from time to time on request such amounts as the Lender may determine are necessary to compensate the Lender for any costs attributable to the maintenance by the Lender (or any Applicable Lending Office), pursuant to any Regulatory Change, of capital in respect of the Commitment, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of the Lender (or any Applicable Lending Office) to a level below that which the Lender (or any Applicable Lending Office) could have achieved but for such Regulatory Change.

          (c) Without limiting the effect of the other provisions of this Section (but without duplication), the Borrower shall pay to the Lender such amounts as shall be sufficient in the reasonable opinion of the Lender to compensate it for any loss, cost, or expense incurred by and as a result of:

                 (i) any payment, prepayment, or conversion by the Borrower of a LIBO Rate Loan on a date other than the last day of an Interest Period for such Loan; or

                 (ii) any failure by the Borrower to borrow a LIBO Rate Loan or to convert a Floating Rate Loan into a LIBO Rate Loan on the date for such borrowing or conversion specified in the relevant Borrowing Request;

such compensation to include, without limitation, with respect to any LIBO Rate Loan, an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the principal amount so paid, prepaid, converted, or not borrowed or converted for the period from the date of such payment, prepayment, conversion, or failure to borrow or convert to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow or convert, the Interest Period for such Loan which would have commenced on the date of such failure to borrow or convert) at the applicable rate of interest for such Loan provided for herein over (B) the interest component (as reasonably determined by the Lender) of the amount (as reasonably determined by the Lender) the Lender would have bid in the London interbank market for Dollar deposits of amounts comparable to such principal amount and maturities comparable to such period.

          (d) Determinations by the Lender for purposes of this Section of the effect of any Regulatory Change on capital maintained, its costs or rate of return, maintaining Loans, its obligation to make Loans, or on amounts receivable by it in respect of Loans or such obligations, and the additional amounts required to compensate the Lender under this Section shall be conclusive, absent manifest error, provided that such determinations are made on a reasonable basis. The Lender shall furnish the Borrower with a certificate setting forth in reasonable detail the basis and amount of increased costs incurred or reduced amounts receivable as a result of any such event, and the statements set forth therein shall be conclusive, absent manifest error. The Lender shall (i) notify the Borrower, as promptly as practicable after the Lender obtains knowledge of any Additional Costs or other sums payable pursuant to this Section and determines to request compensation therefor, of any event occurring after the Closing Date which will entitle the Lender to compensation pursuant to this Section, and (ii) designate a different Applicable Lending Office for the Loans of the Lender affected by such event if such designation will avoid the need for or reduce the amount of such compensation and will not, in the sole opinion of the Lender, be disadvantageous to the Lender. If the Lender requests compensation from the Borrower under this Section, the Borrower may, by notice to the Lender, require that the Loans by the Lender of the type with respect to which such compensation is requested be converted into Floating Rate Loans in accordance with Section 2.9. Any compensation requested by the Lender pursuant to this Section shall be due and payable to the Lender within five days of delivery of any such notice by the Lender to the Borrower.

          (e) The Lender agrees that it shall not request, and the Borrower shall not be obligated to pay, any Additional Costs or other sums payable pursuant to this Section unless similar additional costs and other sums payable are also generally assessed by the Lender against other customers of the Lender similarly situated where such customers are subject to documents providing for such assessment.

          2.17 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, no more than three separate Loans shall be outstanding at any one time, with, for purposes of this Section, all Floating Rate Loans constituting one Loan, and all LIBO Rate Loans for the same Interest Period constituting one Loan. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any interest rate for any LIBO Rate Loan for any Interest Period therefor:

          (a) the Lender determines (which determination shall be conclusive) that quotations of interest rates for the deposits referred to in the definition of "LIBO Rate" in Section 1.2 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loan as provided in this Agreement; or

          (b) the Lender determines (which determination shall be conclusive) that the rates of interest referred to in the definition of "LIBO Rate" in
     Section 1.2 upon the basis of which the rate of interest for such Loan for such Interest Period is to be determined do not accurately reflect the cost to the Lender of making or maintaining such Loan for such Interest Period, then the Lender shall give the Borrower prompt notice thereof. So long as such condition remains in effect, the Lender shall be under no obligation to make LIBO Rate Loans or to convert Loans of any other type into LIBO Rate Loans; and the Borrower shall, on the last day of the then current Interest Period for each outstanding LIBO Rate Loan, either prepay such LIBO Rate Loan or convert such Loan into another type of Loan in accordance with Section 2.9. Before giving such notice pursuant to this Section, the Lender will designate a different available Applicable Lending Office for LIBO Rate Loans or take such other action as the Borrower may request if such designation or action will avoid the need to suspend the obligation of the Lender to make LIBO Rate Loans hereunder and will not, in the opinion of the Lender, be disadvantageous to the Lender.

          2.18 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for the Lender or its Applicable Lending Office to (a) honor its obligation to make LIBO Rate Loans hereunder or (b) maintain LIBO Rate Loans hereunder, then the Lender shall promptly notify the Borrower thereof; and the obligation of the Lender hereunder to make LIBO Rate Loans and to convert Floating Rate Loans into LIBO Rate Loans shall be suspended until such time as the Lender may again make and maintain LIBO Rate Loans, and the outstanding LIBO Rate Loans shall be converted into Floating Rate Loans in accordance with Section 2.9. Before giving such notice pursuant to this Section, the Lender will designate a different available Applicable Lending Office for LIBO Rate Loans or take such other action as the Borrower may request if such designation or action will avoid the need to suspend the obligation of the Lender to make LIBO Rate Loans and will not, in the opinion of the Lender, be disadvantageous to the Lender.

          2.19 Regulatory Change. In the event that by reason of any Regulatory Change, the Lender (a) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Lender which includes deposits by reference to which the interest rate on any LIBO Rate Loan is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes any LIBO Rate Loan, or (b) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, at the election of the Lender with notice to the Borrower, the obligation of the Lender to make LIBO Rate Loans and to convert Floating Rate Loans into LIBO Rate Loans shall be suspended until such time as such Regulatory Change ceases to be in effect, and all such outstanding LIBO Rate Loans shall be converted into Floating Rate Loans in accordance with Section 2.9.

          2.20 Limitations on Interest Periods. Each Interest Period selected by the Borrower (a) which commences on the last Business Day of a calendar month (or, with respect to any LIBO Rate Loan, any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month,
(b) which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day), (c) which would otherwise commence before and end after the Commitment Termination Date shall end on the Commitment Termination Date, and (d) shall have a duration of not less than one month, as to any LIBO Rate Loan, and, if any Interest Period would otherwise be a shorter period, the relevant Loan shall be a Floating Rate Loan during such period.

          2.21 Letters in Lieu of Transfer Orders. The Lender agrees that none of the letters in lieu of transfer or division orders provided by the Borrower pursuant to Section 3.1(h) or Section 5.7 will be sent to the addressees thereof and the Lender shall not otherwise direct any purchaser of production from the Mortgaged Property to make payments with respect thereto to the Lender prior to the occurrence and except during the occurrence of an Event of Default, at which time the Lender may, at its option and in addition to the exercise of any of its other rights and remedies, send any or all of such letters and direct purchasers of production from the Mortgaged Property to make payments with respect thereto to the Lender.

          2.22 Power of Attorney. The Borrower hereby designates the Lender as its agent and attorney-in-fact, to act in its name, place, and stead for the purpose of completing and, upon the occurrence of an Event of Default, delivering any and all of the letters in lieu of transfer orders delivered by the Borrower to the Lender pursuant to Section 3.1(h) or Section 5.7, including, without limitation, completing any blanks contained in such letters and attaching exhibits thereto describing the relevant Collateral. The Borrower hereby ratifies and confirms all that the Lender shall lawfully do or cause to be done by virtue of this power of attorney and the rights granted with respect to such power of attorney. This power of attorney is coupled with the interests of the Lender in the Collateral, shall commence and be in full force and effect as of the Closing Date and shall remain in full force and effect and shall be irrevocable so long as any Obligation remains outstanding or unpaid or any Commitment exists. The powers conferred on the Lender by this appointment are solely to protect the interests of the Lender under the Loan Documents and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and shall not be responsible to the Borrower or any other Person for any act or failure to act with respect to such powers, except for gross negligence or willful misconduct.


                                  ARTICLE III

                                   CONDITIONS

          The obligations of the Lender to enter into this Agreement and to make Loans are subject to the satisfaction of the following conditions precedent:

          3.1 Receipt of Loan Documents and Other Items. The Lender shall have no obligation under this Agreement unless and until the Merger Transactions shall have been consummated and all matters incident to the consummation of the transactions contemplated herein, including, without limitation, the review by the Lender or its counsel of the title of the Borrower to its Oil and Gas Properties, shall be satisfactory to the Lender, and the Lender shall have received, reviewed, and approved the following documents and other items, appropriately executed when necessary and, where applicable, acknowledged by one or more authorized officers of the Borrower or the Guarantors, as the case may be, all in form and substance satisfactory to the Lender and dated, where applicable, of even date herewith or a date prior thereto and acceptable to the
Lender:

          (a) multiple counterparts of this Agreement and the Assignment, as requested by the Lender;

          (b) the Existing Notes, endorsed payable to the Lender;

          (c) the Note;

          (d) the Guaranties;

          (e) copies of the Articles of Incorporation or Certificate of Incorporation and all amendments thereto and the bylaws and all amendments thereto of the

     Borrower and each Guarantor, accompanied by a certificate issued by the secretary or an assistant secretary of the Borrower or such Guarantor, as the case may be, to the effect that each such copy is correct and complete;

          (f) certificates of incumbency and signatures of all officers of the Borrower and each Guarantor who are authorized to execute Loan Documents on behalf of such entities, each such certificate being executed by the secretary or an assistant secretary of the Borrower or such Guarantor, as the case may be;

          (g) copies of corporate resolutions approving the Loan Documents and authorizing the transactions contemplated herein and therein, duly adopted by the boards of directors of the Borrower and each Guarantor, accompanied by certificates of the secretary or an assistant secretary of the Borrower or such Guarantor, as the case may be, to the effect that such copies are true and correct copies of resolutions duly adopted at a meeting or by unanimous consent of the board of directors of the Borrower or such Guarantor, as the case may be, and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date of such certificate;

          (h) multiple counterparts, as requested by the Lender, of the following documents ratifying, amending, and/or restating the Existing Security Instruments and otherwise establishing Liens in favor of the Lender in and to the Collateral:

               (i) Ratification of and Amendment to Mortgage, Deed of Trust, Indenture, Security Agreement, Assignment of Production, and Financing Statement from the Borrower covering Oil and Gas Properties of the Borrower covered by certain of the Existing Security Instruments;

               (ii) Mortgage, Deed of Trust, Indenture, Security Agreement, Assignment of Production, and Financing Statement from the Borrower covering certain designated Oil and Gas Properties of the Borrower and all improvements, personal property, and fixtures related thereto, and Financing Statements constituent thereto;

               (iii) Security Agreement (Stock Pledge) from the Borrower covering the Marcum Stock, the Marcum Warrants, and related Property, and Financing Statements constituent thereto;

               (iv) Security Agreement (Stock Pledge) from Patrick of Delaware covering the Penske Stock, the rights of Patrick of Delaware under the Penske Option Agreement, and related Property, and Financing Statements constituent thereto; and

               (v) undated letters, in form and substance satisfactory to the Lender, from the Borrower to each purchaser of production and disburser of the proceeds of production from or attributable to the Mortgaged Properties, together with additional letters with the addressees left blank, authorizing and directing the addressees to make future payments attributable to production from the Mortgaged Properties directly to the Lender;

          (i) certificates evidencing the Marcum Stock and the Marcum Warrants, with stock powers or transfer instruments, as the case may be, endorsed in blank, and Federal Reserve Forms U-1 completed by the Borrower;

          (j) certificates evidencing the Penske Stock, with stock powers endorsed in blank;

          (k) audited consolidated and consolidating Financial Statements of Patrick of Delaware and La/Cal, each as of December 31, 1994;

          (l) certificates dated as of a recent date from the Secretary of State or other appropriate Governmental Authority evidencing the existence or qualification and good standing of each of the Borrower and the Guarantors in its jurisdiction of incorporation and in any other jurisdictions where it does business;

          (m) results of searches of the UCC Records of (i) the Secretary of State of the States of Louisiana, Michigan, Montana, and Texas, in the name of the Borrower, (ii) of the Secretary of State of the States of Michigan and Texas in the name of Patrick of Delaware, and (iii) of the Secretary of State of the States of Louisiana and Texas in the name of Goodrich and La/Cal, each from a source acceptable to the Lender and reflecting no Liens other than Permitted Liens and no Liens against any Collateral;

          (n) confirmation, acceptable to the Lender, of the title of the Borrower and Goodrich to the Mortgaged Properties, free and clear of Liens other than Permitted Liens;

          (o) all operating, lease, sublease, royalty, sales, exchange, processing, farmout, bidding, pooling, unitization, communitization, and other agreements relating to the Mortgaged Properties requested by the Lender;

          (p) engineering reports covering the Mortgaged Properties;

          (q) the opinion of Hargrove, Pesnell & Wyatt, counsel to the Borrower and the Guarantors, in the form attached hereto as Exhibit IV, with such changes thereto as may be approved by the Lender;

          (r) certificates evidencing the insurance coverage required pursuant to Section 5.16; and

          (s) such other agreements, documents, instruments, opinions, certificates, waivers, consents, and evidence as the Lender may reasonably request.

          3.2 Each Loan. In addition to the conditions precedent stated elsewhere herein, the Lender shall not be obligated to make any Loan unless:

          (a) the Borrower shall have delivered to the Lender a Borrowing Request at least the requisite time prior to the requested date for the relevant Loan; each statement or certification made in such Borrowing Request shall be true and correct in all material respects on the requested date for such Loan;

          (b) no Event of Default or Default shall exist or will occur as a result of the making of the requested Loan;

          (c) if requested by the Lender, the Borrower shall have delivered evidence satisfactory to the Lender substantiating any of the matters contained in this Agreement which are necessary to enable the Borrower to qualify for such Loan;

          (d) the Lender shall have received, reviewed, and approved such additional documents and items as described in Section 3.1 as may be requested by the Lender with respect to such Loan;

          (e) no event shall have occurred which, in the reasonable opinion of the Lender, could have a Material Adverse Effect;

          (f) each of the representations and warranties contained in this Agreement shall be true and correct and shall be deemed to be repeated by the Borrower as if made on the requested date for such Loan;

          (g) the Guaranties and all of the Security Instruments shall be in full force and effect and provide to the Lender the security intended thereby;

          (h) neither the consummation of the transactions contemplated hereby nor the making of such Loan shall contravene, violate, or conflict with any Requirement of Law;

          (i) each of the Borrower and the Guarantors shall hold full legal title to the Collateral pledged by such entity and be the sole beneficial owner thereof;

          (j) the Borrower shall have paid all fees and expenses payable by the Borrower hereunder for which invoices have been presented as of or prior to the date of the relevant Loan, including, without limitation, estimated fees charged by filing officers and other public officials incurred or to be incurred in connection with the filing and recordation of any Security Instruments, for which invoices have been presented as of or prior to the date of the requested Loan; and

          (k) all matters incident to the consummation of the transactions hereby contemplated shall be satisfactory to the Lender.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          To induce the Lender to enter into this Agreement and extend credit to the Borrower, upon the consummation of the Merger Transactions, each of the Borrower and the Guarantors represents and warrants to the Lender (which representations and warranties shall survive the delivery of the Note) that:

          4.1 Due Authorization. The execution and delivery by the Borrower of this Agreement and the borrowings hereunder, the execution and delivery by the Borrower of the Note, the repayment of the Note and interest and fees provided for in the Note and this Agreement, the execution and delivery of the Security Instruments by the Borrower and the performance of all obligations of the Borrower under the Loan Documents are within the power of the Borrower, have been duly authorized by all necessary corporate action by the Borrower, and do not and will not (a) require the consent of any Governmental Authority, (b) contravene or conflict with any Requirement of Law or the certificate or articles of incorporation and bylaws or other organizational or governing documents of the Borrower, (c) contravene or conflict with any indenture, instrument, or other agreement to which the Borrower is a party or by which any Property of the Borrower may be presently bound or encumbered, or (d) result in or require the creation or imposition of any Lien in or upon any Property of the Borrower other than as contemplated by the Loan Documents.

          4.2 Corporate Existence. Each Related Party is a corporation duly organized, legally existing, and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and is in good standing in all jurisdictions wherein the ownership of Property or the operation of its business necessitates same, other than those jurisdictions wherein the failure to so qualify will not have a Material Adverse Effect.

          4.3 Valid and Binding Obligations. All Loan Documents to which the Borrower is a party, when duly executed and delivered by the Borrower, will be the legal, valid, and binding obligations of such entity, enforceable against the Borrower in accordance with their respective terms, subject, however, to the effect of bankruptcy, insolvency, reorganization, moratorium, and similar laws from time to time in effect relating to the rights and remedies of creditors and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          4.4 Security Instruments. The provisions of each Security Instrument are effective to create in favor of the Lender, a legal, valid, and enforceable Lien in the Collateral described therein, which Liens, assuming the possession by the Lender of the certificates evidencing the Marcum Stock, the Marcum Warrants, and the Penske Stock, and the accomplishment of recording and filing in accordance with applicable laws prior to the intervention of rights of other Persons, shall constitute fully perfected first-priority Liens.

          4.5 Title to Assets. Each Related Party has good and indefeasible title to all of its Properties, free and clear of all Liens except Permitted Liens.

          4.6 Scope and Accuracy of Financial Statements. The Financial Statements of Patrick of Delaware and La/Cal as of December 31, 1994, provided to the Lender present fairly the financial position and results of operations and cash flows of Patrick of Delaware and its Subsidiaries and La/Cal, respectively, in accordance with GAAP as at the relevant point in time or for the period indicated, as applicable. No event or circumstance has occurred since December 31, 1994, which could reasonably be expected to have a Material Adverse Effect.

          4.7 No Material Misstatements. No information, exhibit, statement, or report furnished to the Lender by or at the direction of any Related Party in connection with this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading as of the date made or deemed made.

          4.8 Liabilities, Litigation, and Restrictions. Other than as listed under the heading "Liabilities" on Exhibit V, no Related Party has any liabilities, direct, or contingent, which may materially and adversely affect its business or operations or its ownership of any Collateral. Except as set forth under the heading "Litigation" on Exhibit V, no litigation or other action of any nature affecting any Related Party is pending before any Governmental Authority or, to the best knowledge of the Borrower, threatened against or affecting any Related Party. No unusual or unduly burdensome restriction, restraint or hazard exists by contract, Requirement of Law, or otherwise relative to the business or operations of any Related Party or the ownership and operation of its Property other than such as relate generally to Persons engaged in business activities similar to those conducted by such Related Party.

          4.9 Authorizations; Consents. Except as expressly contemplated by this Agreement, no authorization, consent, approval, exemption, franchise, permit, or license of, or filing with, any Governmental Authority or any other Person is required to authorize or is otherwise required in connection with the valid execution and delivery by the Borrower or any Guarantor of the Loan Documents to which it is a party or any instrument contemplated hereby, the repayment by the Borrower of the Note and interest and fees provided in the Note and this Agreement, or the performance by the Borrower or any Guarantor of its Obligations.

          4.10 Compliance with Laws. Each Related Party and its Properties are in compliance with all applicable Requirements of Law, including, without limitation, Environmental Laws, the Natural Gas Policy Act of 1978, as amended, and ERISA.

          4.11 ERISA. No Reportable Event has occurred with respect to any Single Employer Plan, and each Single Employer Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code. To the best knowledge of the Borrower, (a) no Reportable Event has occurred with respect to any Multiemployer Plan, and (b) each Multiemployer Plan has complied with and been administered in all material respects with applicable provisions of ERISA and the Code. The present value of all benefits vested under each Single Employer Plan (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such vested benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan for which there is any withdrawal liability. As of the most recent valuation date applicable to any Multiemployer Plan, neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or such Commonly Controlled Entity were to withdraw completely from such Multiemployer Plan. Neither the Borrower nor any Commonly Controlled Entity has received notice that any Multiemployer Plan is Insolvent or in Reorganization. To the best knowledge of the Borrower, no such Insolvency or Reorganization is reasonably likely to occur. Based upon GAAP existing as of the date of this Agreement and current factual circumstances, the Borrower has no reason to believe that the annual cost during the term of this Agreement to the Borrower and all Commonly Controlled Entities for post-retirement benefits to be provided to the current and former employees of the Borrower and all Commonly Controlled Entities under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) will, in the aggregate, have a Material Adverse Effect.

          4.12 Environmental Laws. Except as described on Exhibit V under the heading "Environmental Matters:"

          (a) no Property of any Related Party is currently on or has ever been on, or is adjacent to any Property which is on or has ever been on, any federal or state list of Superfund Sites;

          (b) no Hazardous Substances have been generated, transported, and/or disposed of by any Related Party at a site which was, at the time of such generation, transportation, and/or disposal, or has since become, a Superfund Site;

          (c) no Release of Hazardous Substances by any Related Party or from, affecting, or related to any Property of any Related Party or adjacent to any Property of any Related Party has occurred; and

          (d) no Environmental Complaint has been received by any Related Party.

          4.13 Compliance with Federal Reserve Regulations. No transaction contemplated by the Loan Documents is in violation of any regulations promulgated by the Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, T, U, or X.

          4.14 Investment Company Act Compliance. No Related Party is or is directly or indirectly controlled by or acting on behalf of any Person which is an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          4.15 Public Utility Holding Company Act Compliance. No Related Party is a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          4.16 Proper Filing of Tax Returns; Payment of Taxes Due. Each Related Party has duly and properly filed its United States income tax return and all other tax returns which are required to be filed and has paid all taxes due except such as are being contested in good faith and as to which adequate provisions and disclosures have been made. The respective charges and reserves on the books of each Related Party with respect to taxes and other governmental charges are adequate.

          4.17 Refunds. Except as described on Exhibit V under the heading "Refunds," no orders of, proceedings pending before, or other requirements of, the Federal Energy Regulatory Commission, the Texas Railroad Commission, or any Governmental Authority exist which could result in any Related Party being required to refund any material portion of the proceeds received or to be received from the sale of hydrocarbons from any of its Properties.

          4.18 Gas Contracts. Except as described on Exhibit V under the heading "Gas Contracts," no Related Party (a) is obligated in any material respect by virtue of any prepayment made under any contract containing a "take-or-pay" or "prepayment" provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of its Properties at some future date without receiving full payment therefor within 90 days of delivery, or (b) is subject to or has produced gas, in any material amount, subject to, or owns Properties subject to, balancing rights of third parties or balancing duties under governmental requirements, except as to such matters for which such Related Party has established monetary reserves adequate in amount to satisfy such obligations and has segregated such reserves from other accounts.

          4.19 Intellectual Property. Each Related Party owns or is licensed to use all Intellectual Property necessary to conduct all business material to its condition (financial or otherwise), business, or operations as such business is currently conducted. No claim has been asserted or is pending by any Person with the respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property; and neither the Borrower nor any Guarantor knows of any valid basis for any such claim. The use of such Intellectual Property by the relevant Related Party does not infringe on the rights of any Person, except for such claims and infringements as do not, in the aggregate, give rise to any material liability on the part of any Related Party.

          4.20 Casualties or Taking of Property. Except as disclosed on Exhibit V under the heading "Casualties," since December 31, 1994, neither the business nor any Property of any Related Party has been materially adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property, or cancellation of contracts, permits, or concessions by any Governmental Authority, riot, activities of armed forces, or acts of God.

          4.21 Locations of Borrower. The principal place of business and chief executive office of the Borrower is located at 301 West Michigan Avenue, Jackson, Michigan 49204-0747 or at such other location as the Borrower may have, by proper written notice hereunder, advised the Lender, provided that such other location is within a state in which appropriate financing statements from the Borrower in favor of the Lender have been filed.

          4.22 Subsidiaries. Goodrich has no Subsidiaries except those described on Exhibit V under the heading "Subsidiaries of Goodrich," Patrick of Delaware has no Subsidiaries except those described on Exhibit V under the heading "Subsidiaries of Patrick of Delaware," and the Borrower has no Subsidiaries except those described on Exhibit V under the heading "Subsidiaries of Borrower."

          4.23 Existing Indebtedness; No Defenses. As of the date hereof, (a) the Borrower is indebted to the Existing Lender under the Existing Notes in the aggregate principal amount of $10,626,117.89, and (b) the Borrower has no defenses to, rights of setoff against, claims or counterclaims with respect to, and no default exists under or with respect to, any of the Existing Loan Documents or any Indebtedness or obligation of the Borrower to the Existing Lender.


                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

          Upon the consummation of the Merger Transactions and so long as any Obligation remains outstanding or unpaid or any Commitment exists, the Borrower shall, and, except with respect to Sections 5.13, 5.18, and 5.19, shall cause each of its Subsidiaries to, and Goodrich shall, and, except with respect to Sections 5.13, 5.18, and 5.19, shall cause each of its Subsidiaries, to:

          5.1 Maintenance and Access to Records. Keep adequate records, in accordance with GAAP, of all its transactions so that at any time, and from time to time, its true and complete financial condition may be readily determined, and promptly following the reasonable request of the Lender, make such records available for inspection by the Lender and, at the expense of the Borrower, allow the Lender to make and take away copies thereof.

          5.2 Quarterly Financial Statements; Compliance Certificates. Deliver to the Lender, on or before the 60th day after the close of each of the first three quarterly periods of each fiscal year of Goodrich, (a) a copy of the unaudited consolidated and consolidating Financial Statements of Goodrich as at the close of such quarterly period and from the beginning of such fiscal year to the end of such period, such Financial Statements to be certified by the chief financial officer of Goodrich as having been prepared in accordance with GAAP consistently applied and as a fair presentation of the condition of Goodrich and its Subsidiaries, subject to changes resulting from normal year-end audit adjustments, and (b) a Compliance Certificate.

          5.3 Annual Financial Statements; Compliance Certificates. Deliver to the Lender, on or before the 120th day after the close of each fiscal year of Goodrich, (a) a copy of the annual audited consolidated Financial Statements of Goodrich, together with the audit report issued in connection therewith, (b) a copy of the annual unaudited consolidating Financial Statements of Goodrich, and
(c) a Compliance Certificate.

          5.4 Oil and Gas Reserve Reports. (a) Deliver to the Lender no later than the last day of March of each year during the term of this Agreement, engineering reports in form and substance satisfactory to the Lender, certified by any nationally- or regionally-recognized independent consulting petroleum engineers acceptable to the Lender as fairly and accurately setting forth (i) the proven and producing, shut-in, behind-pipe, and undeveloped oil and gas reserves (separately classified as such) attributable to the Oil and Gas Properties of each of the Related Parties (designated by entity) as of January 1 of the year for which such reserve reports are furnished, (ii) the aggregate present value of the future net income with respect to such Oil and Gas Properties, discounted at a stated per annum discount rate of such reserves,
(iii) projections of the annual rate of production, gross income, and net income with respect to such reserves, and (iv) information with respect to the "take-or-pay," "prepayment," and gas-balancing liabilities of the Related Parties (designated by entity).

          (b) Deliver to the Lender no later than the last day of October of each year during the term of this Agreement, engineering reports in form and substance satisfactory to the Lender prepared by or under the supervision of the chief petroleum engineer or geologist of the Borrower evaluating the Oil and Gas Properties of the Related Parties (designated by entity) as of July 1 of the year for which such reserve reports are furnished and updating the information provided in the reports pursuant to Section 5.4(a).

          (c) Each of the reports provided pursuant to this Section shall be submitted to the Lender together with additional data concerning pricing, quantities of production from the Oil and Gas Properties, volumes of production sold, purchasers of production, gross revenues, expenses, and such other information and engineering and geological data with respect thereto as the Lender may reasonably request.

          5.5 Title Opinions; Title Defects. Promptly upon the request of the Lender, furnish to the Lender title opinions, in form and substance and by counsel satisfactory to the Lender, or other confirmation of title acceptable to the Lender, covering such Oil and Gas Properties of the Borrower as may be requested by the Lender; and promptly, but in any event within 30 days after notice by the Lender of any defect, material in the opinion of the Lender in value, in the title of the Borrower to any of its Oil and Gas Properties, clear such title defects, and, in the event any such title defects are not cured in a timely manner, pay all related costs and fees incurred by the Lender to do so.

          5.6 Notices of Certain Events. Deliver to the Lender, immediately upon having knowledge of the occurrence of any of the following events or circumstances, a written statement with respect thereto, signed by a Responsible Officer of the Borrower or Goodrich and setting forth the relevant event or circumstance and the steps being taken with respect to such event or circumstance:

          (a) any Default or Event of Default;

          (b) any default or event of default under any contractual obligation of any Related Party, or any litigation, investigation, or proceeding between any Related Party and any Governmental Authority which, in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding involving any Related Party as a defendant or in which any Property of any Related Party is subject to a claim and in which the amount involved is $500,000 or more and which is not covered by insurance or in which injunctive or similar relief is sought;

          (d) the receipt by any Related Party of any Environmental Complaint;

          (e) any actual, proposed, or threatened testing or other investigation by any Governmental Authority or other Person concerning the environmental condition of, or relating to, any Property of any Related Party, or adjacent to any Property of any Related Party following any allegation of a violation of any Requirement of Law;

          (f) any Release of Hazardous Substances by any Related Party or from, affecting, or related to any Property of any Related Party, or adjacent to any Property of any Related Party, or the violation of any Environmental Law, or the revocation, suspension, or forfeiture of or failure to renew, any permit, license, registration, approval, or authorization which could reasonably be expected to have a Material Adverse Effect;

          (g) any Reportable Event or imminently expected Reportable Event with respect to any Plan; any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan; the institution of proceedings or the taking of any other action by the PBGC, the Borrower or any Commonly Controlled Entity or Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan; or any Prohibited Transaction in connection with any Plan or any trust created thereunder and the action being taken by the Internal Revenue Service with respect thereto;

          (h) the change in identity or address of any Person remitting to the Borrower proceeds from the sale of hydrocarbon production from or attributable to any Mortgaged Property;

          (i) any change in the senior management of the Borrower or any Guarantor; and

          (j) any other event or condition which could reasonably be expected to have a Material Adverse Effect.

          5.7 Letters in Lieu of Transfer Orders; Division Orders. Promptly upon request by the Lender at any time and from time to time, and without limitation on the rights of the Lender pursuant to Sections 2.21 and 2.22, execute such letters in lieu of transfer orders, in addition to the letters signed by the Borrower and delivered to the Lender in satisfaction of the condition set forth in Section 3.1(h) and/or division and/or transfer orders as are necessary or appropriate to transfer and deliver to the Lender proceeds from or attributable to any Mortgaged Property.

          5.8 Additional Information. Furnish to the Lender, within five days after any material report (other than financial statements) or other communication is sent by any Related Party to its stockholders or filed by any Related Party with the Securities and Exchange Commission or any successor or analogous Governmental Authority, copies of such report or communication and, promptly upon the request of the Lender, such additional financial or other information concerning the assets, liabilities, operations, and transactions of any Related Party as the Lender may from time to time request; and notify the Lender not less than ten Business Days prior to the occurrence of any condition or event that may change the proper location for the filing of any financing statement or other public notice or recording for the purpose of perfecting a Lien in any Collateral, including, without limitation, any change in name or the location of the principal place of business or chief executive office of any Related Party; and upon the request of the Lender, execute such additional Security Instruments as may be necessary or appropriate in connection therewith.

          5.9 Compliance with Laws. Comply with all applicable Requirements of Law, including, without limitation, (a) the Natural Gas Policy Act of 1978, as amended, (b) ERISA, (c) Environmental Laws, and (d) all permits, licenses, registrations, approvals, and authorizations (i) related to any natural or environmental resource or media located on, above, within, in the vicinity of, related to or affected by any Property of any Related Party, (ii) required for the performance of the operations of any Related Party, or (iii) applicable to the use, generation, handling, storage, treatment, transport, or disposal of any Hazardous Substances; and cause all employees, crew members, agents, contractors, subcontractors, and future lessees (pursuant to appropriate lease provisions) of each Related Party, while such Persons are acting within the scope of their relationship with such Related Party, to comply with all such Requirements of Law as may be necessary or appropriate to enable such Related Party to so comply.

          5.10 Payment of Assessments and Charges. Pay all taxes, assessments, governmental charges, rent, and other Indebtedness which, if unpaid, might become a Lien against its Property, except any of the foregoing being contested in good faith and as to which adequate reserve in accordance with GAAP has been established or unless failure to pay would not have a Material Adverse Effect.

          5.11 Maintenance of Corporate Existence and Good Standing. Maintain its corporate existence or qualification and good standing in its jurisdictions of incorporation and in all jurisdictions wherein the Property now owned or hereafter acquired or business now or hereafter conducted necessitates same.

          5.12 Further Assurances. Promptly cure any defects in the execution and delivery of any of the Loan Documents and all agreements contemplated thereby, and execute, acknowledge, and deliver such other assurances and instruments as shall, in the opinion of the Lender, be necessary to fulfill the terms of the Loan Documents.

          5.13 Fees and Expenses. (a) Upon request by the Lender, promptly pay all reasonable fees and expenses of the Lender in connection with the preparation, negotiation, syndication, execution, delivery, administration, and enforcement of this Agreement and the other Loan Documents and any amendments, restatements, or supplements thereto, the satisfaction of the conditions precedent set forth herein, the filing and recordation of Security Instruments, and the consummation of the transactions contemplated in the Loan Documents, including, without limitation, fees and expenses of legal counsel.

          (b) Upon request by the Lender, promptly pay (to the fullest extent permitted by law) for all amounts reasonably expended, advanced, or incurred by or on behalf of the Lender to satisfy any obligation of the Borrower or any Guarantor under any of the Loan Documents; to collect the Obligations; to enforce the rights of the Lender under any of the Loan Documents; and to protect the Properties or business of the Borrower and the Guarantors, including, without limitation, the Collateral, which amounts shall be deemed compensatory in nature and liquidated as to amount upon notice to the Borrower by the Lender and which amounts shall include, but not be limited to (i) all court costs, (ii) reasonable fees and expenses of legal counsel, auditors and accountants, engineers, and environmental and insurance consultants, (iii) fees and expenses incurred in connection with the participation by the Lender as a member of the creditors' committee in a case commenced under any Insolvency Proceeding, (iv) fees and expenses incurred in connection with lifting the automatic stay prescribed in (S)362 Title 11 of the United States Code, and (v) fees and expenses incurred in connection with any action pursuant to (S)1129 Title 11 of the United States Code, all reasonably incurred by the Lender in connection with the collection of any sums due under the Loan Documents, together with interest at the per annum interest rate equal to the Default Rate, calculated on a basis of a calendar year of 360 days, counting the actual number of days elapsed, on each such amount from the date of notification that the same was expended, advanced, or incurred by the Lender until the date it is repaid to the Lender, with the obligations under this Section surviving the non-assumption of this Agreement in a case commenced under any Insolvency Proceeding and being binding upon the Borrower and/or a trustee, receiver, custodian, or liquidator of the Borrower appointed in any such case.

          5.14 Operation of Oil and Gas Properties. Develop, maintain, and operate its Oil and Gas Properties in a prudent and workmanlike manner in accordance with industry standards.

          5.15 Maintenance and Inspection of Properties. Maintain all of its tangible Properties in good repair and condition, ordinary wear and tear excepted; make all necessary replacements thereof and operate such Properties in a good and workmanlike manner; and permit any authorized representative of the Lender to visit and inspect, any tangible Property of any Related Party. So long as no Event of Default shall have occurred and be continuing, such visits and inspections shall be at the expense of the Lender. If an Event of Default has occurred and is continuing, such visits and inspections shall be at the expense of the Borrower.

          5.16 Maintenance of Insurance. Maintain insurance with respect to its Properties and businesses against such liabilities, casualties, risks, and contingencies as is customary in the relevant industry and sufficient to prevent a Material Adverse Effect, all such insurance to be in amounts and from insurers acceptable to the Lender and, within 30 days of the Closing Date for property damage insurance covering Collateral and business interruption insurance, if any, maintained by Borrower, naming the Lender as loss payee, and, upon any renewal of any such insurance and at other times upon request by the Lender, furnish to the Lender evidence, satisfactory to the Lender, of the maintenance of such insurance. The Lender shall have the right to collect, and the Borrower hereby assigns to the Lender, any and all monies that may become payable under any policies of insurance relating to business interruption or by reason of damage, loss, or destruction of any of the Collateral. In the event of any damage, loss, or destruction for which insurance proceeds relating to business interruption or Collateral exceed $500,000, the Lender may, at its option, apply all such sums or any part thereof received by it toward the payment of the Obligations, whether matured or unmatured, application to be made first to interest and then to principal, and shall deliver to the Borrower the balance, if any, after such application has been made. In the event of any such damage, loss, or destruction for which insurance proceeds are $500,000 or less, provided that no Default or Event of Default has occurred and is continuing, the Lender shall deliver any such proceeds received by it to the Borrower. In the event the Lender receives insurance proceeds not attributable to Collateral or business interruption, the Lender shall deliver any such proceeds to the Borrower.

          5.17 Maintenance of Operating Accounts. Maintain its primary operating banking accounts with the Lender.

          5.18 Indemnification. INDEMNIFY AND HOLD THE LENDER AND ITS SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, AND AFFILIATES AND EACH TRUSTEE FOR THE BENEFIT OF THE LENDER UNDER ANY SECURITY

INSTRUMENT HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, LIABILITIES, FINES, PENALTIES, CHARGES, ADMINISTRATIVE AND JUDICIAL PROCEEDINGS AND ORDERS, JUDGMENTS, REMEDIAL ACTIONS, REQUIREMENTS AND ENFORCEMENT ACTIONS OF ANY KIND, AND ALL COSTS AND EXPENSES INCURRED IN CONNECTION THEREWITH (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND EXPENSES), ARISING DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, FROM (A) THE PRESENCE OF ANY HAZARDOUS SUBSTANCES ON, UNDER, OR FROM ANY PROPERTY OF ANY RELATED PARTY, WHETHER PRIOR TO OR DURING THE TERM HEREOF, (B) ANY ACTIVITY CARRIED ON OR UNDERTAKEN ON OR OFF ANY PROPERTY OF ANY RELATED PARTY, WHETHER PRIOR TO OR DURING THE TERM HEREOF, AND WHETHER BY ANY RELATED PARTY, OR ANY PREDECESSOR IN TITLE, EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF ANY RELATED PARTY OR ANY OTHER PERSON AT ANY TIME OCCUPYING OR PRESENT ON SUCH PROPERTY, IN CONNECTION WITH THE HANDLING, TREATMENT, REMOVAL, STORAGE, DECONTAMINATION, CLEANUP, TRANSPORTATION, OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES AT ANY TIME LOCATED OR PRESENT ON OR UNDER SUCH PROPERTY, (C) ANY RESIDUAL CONTAMINATION ON OR UNDER ANY PROPERTY OF ANY RELATED PARTY, (D) ANY CONTAMINATION OF ANY PROPERTY OR NATURAL RESOURCES ARISING IN CONNECTION WITH THE GENERATION, USE, HANDLING, STORAGE, TRANSPORTATION OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES BY ANY RELATED PARTY, OR ANY EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF ANY RELATED PARTY WHILE SUCH PERSONS ARE ACTING WITHIN THE SCOPE OF THEIR RELATIONSHIP WITH ANY RELATED PARTY, IRRESPECTIVE OF WHETHER ANY OF SUCH ACTIVITIES WERE OR WILL BE UNDERTAKEN IN ACCORDANCE WITH APPLICABLE REQUIREMENTS OF LAW, OR (E) THE PERFORMANCE AND ENFORCEMENT OF ANY LOAN DOCUMENT, OR ANY OTHER ACT OR OMISSION IN CONNECTION WITH OR RELATED TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING, WITHOUT LIMITATION, ANY OF THE FOREGOING IN THIS SECTION ARISING FROM NEGLIGENCE, WHETHER SOLE OR CONCURRENT, ON THE PART OF THE LENDER OR ANY OF ITS SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, OR AFFILIATES OR ANY TRUSTEE FOR THE BENEFIT OF THE LENDER UNDER ANY SECURITY INSTRUMENT, BUT EXCLUDING ANY OCCURRENCE RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSONS; WITH THE FOREGOING INDEMNITY SURVIVING SATISFACTION OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

          5.19 Puts to Penske Corporation. Exercise all put options to Penske Corporation pursuant to the Penske Option Agreement; and in connection therewith, the Lender agrees to release its pledge of and security interest in the necessary shares of the Penske Stock to permit the exercise of such options and in the event of the exercise of the Penske Call.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

          Upon the consummation of the Merger Transactions and so long as any Obligation remains outstanding or unpaid or any Commitment exists, the Borrower will not, and will not permit any of its Subsidiaries to, and Goodrich will not, and will not permit any of its Subsidiaries to:

          6.1 Indebtedness; Contingent Obligations. Create, incur, assume, or suffer to exist any Indebtedness or Contingent Obligation, whether by way of loan or otherwise; provided, however, the foregoing restriction shall not apply to (a) the Obligations, (b) unsecured accounts payable incurred in the ordinary course of business, which are not unpaid in excess of 30 days beyond invoice date or are being contested in good faith and as to which such reserve as is required by GAAP has been made, (c) other Indebtedness not exceeding for all Related Parties $100,000 in the aggregate at any time outstanding, (d) performance guarantees and performance surety or other bonds provided in the ordinary course of business, (e) Non-Recourse Debt, (f) Indebtedness with respect to Hedging Agreements entered into with a Person acceptable to the Lender, provided that such Hedging Agreements relating to hydrocarbons cover not more than 75% of the projected monthly production from proved developed producing Oil and Gas Properties of the Borrower and Goodrich, and provide for strike prices which, at the time any such Hedging Agreement is entered into, are not less than the energy product pricing guidelines of the Lender at such time,
(g) trade credit (including authorizations for expenditures with respect to Oil and Gas Properties) incurred or operating leases entered into in the ordinary course of business, (h) gas imbalances or other prepayments with respect to hydrocarbons not exceeding for the Borrower and its Subsidiaries together the lesser of $250,000 or 125 MCF of gas, (i) severance obligations to employees of the Borrower and Patrick of Delaware in an amount not exceeding $380,000 in the aggregate during the term hereof, (j) Indebtedness of Patrick of Delaware to U.
E. Patrick in the amount of $1,184,000, and (k) Indebtedness of Patrick of Delaware to Mark Patrick in the amount of $130,000 plus the obligation to provide health insurance for a two-year period.

          6.2 Liens. Create, incur, assume, or suffer to exist any Lien on any of its Properties, whether now owned or hereafter acquired; provided, however, the foregoing restrictions shall not apply to Permitted Liens.

          6.3 Sales of Assets. Without the prior written consent of the Lender, sell, transfer, or otherwise dispose of, in one or any series of transactions, any stock of any Subsidiary, any Collateral, or any other assets, whether now owned or hereafter acquired, or enter into any agreement to do so; provided, however, the foregoing restriction shall not apply to (a) the sale of hydrocarbons or inventory in the ordinary course of business provided that no contract for the sale of hydrocarbons shall obligate any Related Party to deliver hydrocarbons produced from any Property at some future date without receiving full payment therefor within 90 days of delivery, (b) the sale or other disposition of Property destroyed, lost, worn out, damaged, or having only salvage value or no longer used or useful in its business, (c) the exercise by Patrick of Delaware of put options to Penske Corporation pursuant to the Penske

Option Agreement or the exercise of the Penske Call, (d) the sale or other disposition of other assets (excluding any stock of any Subsidiary) which are not material to the operations of Goodrich and its Subsidiaries, taken as a whole, or (e) the sale or other disposition of Mortgaged Properties constituting not more than 10% of the Borrowing Base, as determined by the Lender, in the aggregate during the term of this Agreement, in which event the Borrowing Base shall be adjusted by the Lender, and provided that any mandatory prepayment required as a result thereof is made at the time of such sale or disposition.

          6.4 Leasebacks. Enter into any agreement to sell or transfer any Property and thereafter rent or lease as lessee such Property or other Property intended for the same use or purpose as the Property sold or transferred.


          6.5 Loans; Advances; Investments. Make or agree to make or allow to remain outstanding any loans or advances to or Investments in, or purchase or otherwise acquire all or substantially all of the assets of any Person, or form any new Subsidiaries; provided, however, the foregoing restrictions shall not apply to (a) advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable, (b) advances to employees for the payment of expenses in the ordinary course of business, (c) loans or advances to or Investments in any Person not exceeding $100,000 in the aggregate during the term hereof, (d) loans, advances, or Investments by any Related Party other than the Borrower or any Guarantor to any other Related Party, (e) loans, advances, or Investments by the Borrower to any other Related Party provided that no Default or Event of Default exists or will occur as the result thereof, (f) loans, advances, or Investments by any Guarantor to the Borrower and, provided that no Default or Event of Default exists or will occur as the result thereof, to any Related Party, (g) the formation of Acquisition Subsidiaries, (h) Investments in the form of (i) debt securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, with maturities of no more than one year, (ii) commercial paper of a domestic issuer rated at the date of acquisition at least P-2 by Moody's Investor Service, Inc. or A-2 by Standard & Poor's Corporation and with maturities of no more than one year from the date of acquisition, or
(iii) repurchase agreements covering debt securities or commercial paper of the type permitted in this Section, certificates of deposit, demand deposits, eurodollar time deposits, overnight bank deposits and bankers' acceptances, with maturities of no more than one year from the date of acquisition, issued by or acquired from or through the Lender or any bank or trust company organized under the laws of the United States or any state thereof and having capital surplus and undivided profits aggregating at least $100,000,000, (i) other short-term Investments similar in nature and degree of risk to those described in clause
(h) of this Section, (j) money-market funds, or (k) the Investments described on
Exhibit V under the heading "Investments."

          6.6 Changes in Corporate Structure. Without the prior written consent of the Lender, which will not be unreasonably withheld, enter into any transaction of consolidation, merger, or amalgamation; liquidate, wind up, or dissolve (or suffer any liquidation or dissolution); provided, however, the foregoing restriction shall not apply to the Merger Transactions.

          6.7 Dividends and Distributions. Declare, pay, or make, whether in cash or other Property, any dividend or distribution on, any share of any class of its capital stock at any time that a Default or Event of Default exists or would occur as the result thereof; provided, however, the foregoing restrictions shall not apply to dividends or distributions by any Related Party other than the Borrower or the Guarantors.

          6.8 Transactions with Affiliates. Directly or indirectly, enter into any transaction (including the sale, lease, or exchange of Property or the rendering of service) with any of its Affiliates, other than upon fair and reasonable terms no less favorable than could be obtained in an arm's length transaction with a Person which was not an Affiliate.


          6.9 Lines of Business. Expand, on its own or through any Subsidiary, into any line of business other than those in which it is engaged as of the date hereof.

          6.10 ERISA Compliance. Permit any Plan maintained by it or any Commonly Controlled Entity to (a) engage in any Prohibited Transaction, (b) incur any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA, or (c) terminate in a manner which could result in the imposition of a Lien on any Property of any Related Party pursuant to Section 4068 of ERISA; or assume an obligation to contribute to any Multiemployer Plan; or acquire any Person or the assets of any Person which has now or has had at any time an obligation to contribute to any Multiemployer Plan.

          6.11 Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth at any time to be less than $15,000,000 plus, for all fiscal quarters ending subsequent to December 31, 1994, 50% of positive Consolidated Net Income and 100% of all cash equity proceeds, net of expenses incurred in connection with the offering transaction.

          6.12 Debt Service Ratio. Permit, as of the close of any fiscal quarter ending after December 31, 1995, the ratio of (a) Cash Flow for such fiscal quarter to (b) Debt Service for such fiscal quarter to be less than 1.25 to 1.00.


                                  ARTICLE VII

                               EVENTS OF DEFAULT

          7.1 Enumeration of Events of Default. Any of the following events shall constitute an Event of Default:

          (a) default shall be made in the payment when due of any installment of principal or interest under this Agreement or the Note or in the payment when due of any fee or other sum payable under any Loan Document and, with respect to the payment of interest only, such default shall continue for three days;

          (b) default shall be made by the Borrower or any Guarantor in the due observance or performance of any of their respective obligations under the Loan Documents, other than as described in Section 7.1(a), and with respect to default in the observance or performance of obligations under Article V only, such default shall continue for 30 days after the earlier of notice thereof to the Borrower by the Lender or knowledge thereof by the Borrower or any Guarantor;

          (c) any representation or warranty made by the Borrower or any Guarantor in any of the Loan Documents proves to have been untrue in any material respect or any representation, statement (including Financial Statements), certificate, or data furnished or made to the Lender in connection herewith proves to have been untrue in any material respect as of the date the facts therein set forth were stated or certified;

          (d) default shall be made by any Related Party (as principal or guarantor or other surety) in the payment or performance of any bond, debenture, note, or other Indebtedness exceeding $100,000 other than Non-Recourse Debt or under any credit agreement, loan agreement, indenture, promissory note, or similar agreement or instrument executed in connection with any of the foregoing, and such default shall remain unremedied for in excess of the period of grace, if any, with respect thereto;

          (e) the Borrower shall be unable to satisfy any condition or cure any circumstance specified in Article III, the satisfaction or curing of which is precedent to the right of the Borrower to obtain a Loan, and such inability shall continue for a period in excess of 30 days;

          (f) any Related Party shall (i) apply for or consent to the appointment of a receiver, trustee, or liquidator of it or all or a substantial part of its assets, (ii) file a voluntary petition commencing an Insolvency Proceeding, (iii) make a general assignment for the benefit of creditors, (iv) be unable, or admit in writing its inability, to pay its debts generally as they become due, or (v) file an answer admitting the material allegations of a petition filed against it in any Insolvency Proceeding;

          (g) an order, judgment, or decree shall be entered against any Related Party by any court of competent jurisdiction or by any other duly authorized authority, on the petition of a creditor or otherwise, granting relief in any Insolvency Proceeding or approving a petition seeking reorganization or an arrangement of its debts or appointing a receiver, trustee, conservator, custodian, or liquidator of it or all or any substantial part of its assets, and such order, judgment, or decree shall not be dismissed or stayed within 30 days;

          (h) the levy against any significant portion of the Property of any Related Party, or any execution, garnishment, attachment, sequestration, or other writ or similar proceeding which is not permanently dismissed or discharged within 30 days after the levy;

          (i) a final and non-appealable order, judgment, or decree shall be entered against any Related Party for money damages and/or Indebtedness due in an amount in excess of $500,000, and such order, judgment, or decree shall not be dismissed or stayed within 30 days;

          (j) any Related Party shall have (i) concealed, removed, or diverted, or permitted to be concealed, removed, or diverted, any part of its Property, with intent to hinder, delay, or defraud its creditors or any of them, (ii) made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or (iii) shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its Property through legal proceedings or distraint which is not vacated within 30 days from the date thereof;

          (k) any Guaranty shall for any reason cease to be in full force and effect or any Security Instrument shall for any reason not, or cease to, create valid and perfected first-priority Liens against the Collateral purportedly covered thereby; or

          (l) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan; any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan for which an excise tax is due or would be due in the absence of a waiver; a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA; any Single Employer Plan shall terminate for purposes of Title IV of ERISA; the Borrower or any Commonly Controlled Entity shall incur, or in the reasonable opinion of the Lender, be likely to incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; or any other event or condition shall occur or exist with respect to a Plan and the result of such events or conditions referred to in this Section 7.1(l) could subject the Borrower or any Commonly Controlled Entity to any tax (other than an excise tax under Section 4980 of the Code), penalty or other liabilities which taken in the aggregate would have a Material Adverse Effect and any such circumstance shall exist for in excess of 30 days.

          7.2 Remedies. (a) Upon the occurrence of an Event of Default specified in Sections 7.1(f) or 7.1(g), immediately and without notice, (i) all Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower; (ii) the Commitment shall immediately cease and terminate unless and until reinstated by the Lender in writing; and (iii) the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) held by the Lender and any and all other indebtedness at any time owing by the Lender to or for the credit or account of the Borrower against any and all of the Obligations.


          (b) Upon the occurrence of any Event of Default other than those specified in Sections 7.1(f) or 7.1, (i) the Lender may, by notice to the Borrower, declare all Obligations immediately due and payable, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower; (ii) the Commitment shall immediately cease and terminate unless and until reinstated by the Lender in writing; and (iii) the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) held by the Lender and any and all other indebtedness at any time owing by the Lender to or for the credit or account of the Borrower against any and all of the Obligations although such Obligations may be unmatured.

          (c) Upon the occurrence of any Event of Default, the Lender may, in addition to the foregoing in this Section, exercise any or all of its rights and remedies provided by law or pursuant to the Loan Documents.


                                  ARTICLE VIII

                                 MISCELLANEOUS

          8.1 Transfers; Participations. (a) The Borrower may not assign any of its rights or obligations under any Loan Document without the prior consent of the Lender.

          (b) The Lender may grant participations in the Obligations or any portion thereof to any investment or commercial bank, savings and loan institution, insurance company, trust company, or affiliate of the Lender (such grantee, a "Participant"), provided that the Lender shall retain the exclusive right and obligation to administer the Loans and the grant of any participation shall not relieve the Lender of its obligations under this Agreement or under any of the other Loan Documents. In addition, with the consent of the Borrower, which will not be unreasonably withheld, the Lender may sell, transfer, or assign the Obligations or any portion thereof to any financial institution (such assignee, a "Transferee"). The Borrower agrees that each Transferee may exercise all rights (including, without limitation, rights of set-off) with respect to the portion of the Obligations held by it as fully as if such Transferee were the direct holder thereof, subject to any agreements between such Transferee and the transferor to such Transferee, and the transferor to such Transferee shall be relieved of its obligations under the Loan Documents to the extent such obligations are assumed by such Transferee. The Lender may forward to each Participant and Transferee and prospective Participant and Transferee all documents and information relating to the Obligations, whether furnished by the Borrower or otherwise obtained, as the Lender determines necessary or desirable.

          (c) Notwithstanding anything in this Section to the contrary, the Lender may assign and pledge the Note or any interest therein to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or such Federal Reserve Bank. No such assignment or pledge shall release the Lender from its obligations hereunder.

          (d) Notwithstanding any other provisions of this Section, no transfer or assignment of the interests or obligations of any Lender or grant of participations therein shall be permitted if such transfer, assignment, or grant would require the Borrower to file a registration statement with the Securities and Exchange Commission or any successor or analogous Governmental Authority or qualify the Loans under the "Blue Sky" laws of any state.

          8.2 Survival of Representations, Warranties, and Covenants. All representations and warranties of the Borrower and all covenants and agreements herein made shall survive the execution and delivery of the Note and the Security Instruments and shall remain in force and effect so long as any Obligation is outstanding or any Commitment exists.

          8.3 Notices and Other Communications. Except as to oral notices expressly authorized herein, which oral notices shall be confirmed in writing, all notices, requests, and communications hereunder shall be in writing (including by telecopy). Unless otherwise expressly provided herein, any such notice, request, demand, or other communication shall be deemed to have been duly given or made when delivered by hand, or, in the case of delivery by mail, two Business Days after deposited in the mail, certified mail, return receipt requested, postage prepaid, or, in the case of telecopy notice, when receipt thereof is acknowledged orally or by written confirmation report, addressed as follows:

          (a) if to the Lender, to:

               Compass Bank - Houston
               24 Greenway Plaza, Suite 1401
               Houston, Texas 77046
               Attention:  Dorothy Marchand Wilson
               Telecopy:  (713) 968-8222

          (b) if to the Borrower, to:

               Patrick Petroleum Corporation of Michigan
               333 Texas Street, Suite 1350
               Shreveport, Louisiana  71101
               Attention: Walter G. Goodrich
               Telecopy:  (318) 429-2339

          Any party may, by proper written notice hereunder to the others, change the individuals or addresses to which such notices to it shall thereafter be sent.

          8.4 Parties in Interest. All covenants and agreements herein contained by or on behalf of the Borrower, any Guarantor, or the Lender shall be binding upon the Borrower, such Guarantor, or the Lender, as the case may be, and their respective legal representatives, successors, and assigns.

          8.5 Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the Borrower and the Lender and their successors and assigns. No other Person (including, without limitation, the Guarantors) shall have any right, benefit, priority, or interest hereunder or as a result hereof or have standing to require satisfaction of provisions hereof in accordance with their terms.

          8.6 No Waiver; Rights Cumulative. No course of dealing on the part of the Lender, its officers or employees, nor any failure or delay by the Lender with respect to exercising any of its rights under any Loan Document shall operate as a waiver thereof. The rights of the Lender under the Loan Documents shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise of any other right. The making of any Loan shall not constitute a waiver of any of the covenants, warranties, or conditions of the Borrower contained herein. In the event the Borrower is unable to satisfy any such covenant, warranty, or condition, the making of any Loan shall not have the effect of precluding the Lender from thereafter declaring such inability to be an Event of Default as hereinabove provided.

          8.7 Survival Upon Unenforceability. In the event any one or more of the provisions contained in any of the Loan Documents or in any other instrument referred to herein or executed in connection with the Obligations shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of any Loan Document or of any other instrument referred to herein or executed in connection with such Obligations.

          8.8 Amendments; Waivers. Neither this Agreement nor any provision hereof may be amended, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge, or termination is sought.

          8.9 Controlling Agreement. In the event of a conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control.

          8.10 Release by Borrower. Notwithstanding the assignment made and evidenced by the Assignment and the assumption by the Lender of certain obligations and liabilities of the Existing Lender pursuant thereto, the Borrower hereby releases and discharges the Lender from all obligations, claims, losses, causes of action, and liabilities, of whatsoever kind or nature, whether heretofore or hereafter accruing, whether now known or unknown, arising under or in connection with any Existing Loan Document or any act or omission by the Existing Lender under or in connection with any Existing Loan Document; provided, however, nothing set forth in this Section shall relieve the Lender from its obligations and liabilities under the Loan Documents (other than the Assignment) to which it is a party.


          8.11 Governing Law. THIS AGREEMENT, THE NOTE, AND THE GUARANTIES AND ALL ISSUES ARISING IN CONNECTION THEREWITH AND THE TRANSACTIONS CONTEMPLATED THEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT VERNON'S TEXAS CIVIL STATUTES, ARTICLE 5069, CHAPTER 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY.

          8.12 Jurisdiction and Venue. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE LENDER, IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS. THE BORROWER HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE LENDER IN ACCORDANCE WITH THIS SECTION.

          8.13 Waiver of Rights to Jury Trial. THE BORROWER AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF ANY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT.

          8.14 Entire Agreement. THIS AGREEMENT AMENDS, RESTATES, AND REPLACES THE EXISTING CREDIT AGREEMENT AND CONSTITUTES THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL

SUPERSEDE ANY PRIOR AGREEMENT AMONG THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF, INCLUDING, WITHOUT LIMITATION, THE EXISTING CREDIT AGREEMENT AND THE CORRESPONDENCE DATED MAY 26, 1995, FROM THE LENDER TO GOODRICH AND THE TERM SHEET ENCLOSED THEREWITH. FURTHERMORE, IN THIS REGARD, THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

          8.15 Counterparts. For the convenience of the parties, this Agreement may be executed in multiple counterparts and by different parties hereto in separate counterparts, each of which for all purposes shall be deemed to be an original and all of which together shall constitute one and the same Agreement.

          IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

                                BORROWER:

                                PATRICK PETROLEUM CORPORATION
                                OF MICHIGAN


                                By: /s/ Walter G. Goodrich
                                    Walter G. Goodrich
                                    President

                                LENDER:

                                COMPASS BANK - HOUSTON


                                By: /s/ Dorothy Marchand Wilson
                                    Dorothy Marchand Wilson
                                    Vice President

Applicable Lending Office
for Floating Rate Loans
and LIBO Rate Loans:

24 Greenway Plaza, Suite 1401
Houston, Texas  77046

                      (Signatures Continued on Next Page)

          Joining in the execution hereof for the limited purpose of making the representations, warranties, and covenants set forth in Articles IV, V, and VI only:


                                GOODRICH PETROLEUM CORPORATION


                                By: /s/ Walter G. Goodrich
                                    Walter G. Goodrich
                                    President

                                PATRICK PETROLEUM COMPANY


                                By: /s/ Walter G. Goodrich
                                    Walter G. Goodrich
                                    President

                                   EXHIBIT I

                                 [FORM OF NOTE]

                                PROMISSORY NOTE


$50,000,000                Houston, Texas        ______________, 1995


          FOR VALUE RECEIVED and WITHOUT GRACE, the undersigned ("Maker") promises to pay to the order of COMPASS BANK -- HOUSTON ("Payee"), at its banking quarters in Houston, Harris County, Texas, the sum of FIFTY MILLION DOLLARS ($50,000,000), or so much thereof as may be advanced against this Note pursuant to the Credit Agreement dated of even date herewith by and between Maker and Payee (as amended, restated, or supplemented from time to time, the "Credit Agreement"), together with interest at the rates and calculated as provided in the Credit Agreement.

          Reference is hereby made to the Credit Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereunder. Capitalized terms used but not defined in this Note shall have the meanings assigned to such terms in the Credit Agreement.

          This Note is issued pursuant to, is the "Note" under, and is payable as provided in the Credit Agreement. This Note evidences, in whole or in part, the renewal, extension, and rearrangement of the Indebtedness evidenced by the Existing Notes. Without being limited thereto or thereby, this Note is secured by the Security Instruments.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT VERNON'S TEXAS CIVIL STATUTES,
ARTICLE 5069, CHAPTER 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY.

                                PATRICK PETROLEUM CORPORATION
                                OF MICHIGAN


                                By:
                                   ----------------------------
                                Printed Name:
                                             ------------------
                                Title:
                                      -------------------------

                                   EXHIBIT II

                          [FORM OF BORROWING REQUEST]


Compass Bank - Houston
24 Greenway Plaza, Suite 1401
Houston, Texas 77046
Attention:  Dorothy Marchand Wilson

     Re: Credit Agreement dated as of August 16, 1995, by and between Patrick Petroleum Corporation of Michigan and Compass Bank - Houston (as amended, restated, or supplemented from time to time, the "Credit Agreement")

Ladies and Gentlemen:

          Pursuant to the Credit Agreement, the Borrower hereby makes the requests indicated below:

/ /   1.   Loans

     (a)  Amount of new Loan: $________________

     (b)  Requested funding date: _______________, 199___

     (c)  $________________ of such Loan is to be a Floating Rate Loan; and

          $________________ of such Loan is to be a LIBO Rate Loan.

     (d)  Requested Interest Period for LIBO Rate Loan: ____ months.

/ /   2.   Continuation or conversion of LIBO Rate Loan maturing on
          _______________, 199___:

     (a) Amount to be continued as a LIBO Rate Loan is $________________, with an Interest Period of ____ months; and

     (b)  Amount to be converted to a Floating Rate Loan is $________________.

/ /   3.  Conversion of Floating Rate Loan:

     (a)  Requested conversion date: _______________, 199___.

     (b) Amount to be converted to a LIBO Rate Loan is $________________, with an Interest Period of _____ months.

          The undersigned certifies that [s]he is the [______________] of the Borrower, has obtained all consents necessary, and as such is authorized to execute this request on behalf of the Borrower. The undersigned further certifies, represents, and warrants on behalf of the

Borrower that no Default or Event of Default exists, and the Borrower is entitled to receive the requested borrowing, continuation, or conversion under the terms and conditions of the Credit Agreement.

          Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

                                Very truly yours,

                                PATRICK PETROLEUM CORPORATION
                                OF MICHIGAN


                                By:
                                   ----------------------------
                                Printed Name:
                                             ------------------
                                Title:
                                      -------------------------

                                  EXHIBIT III

                        [FORM OF COMPLIANCE CERTIFICATE]

                            __________, 19__


Compass Bank - Houston
24 Greenway Plaza, Suite 1401
Houston, Texas 77046
Attention:  Dorothy Marchand Wilson

   Re:  Credit Agreement dated as of August 16, 1995, by and between Patrick
      Petroleum Corporation of Michigan and Compass Bank - Houston (as amended, restated, or supplemented from time to time, the "Credit Agreement")

Ladies and Gentlemen:

       Pursuant to applicable requirements of the Credit Agreement, the undersigned, as Responsible Officers of the Borrower and the Guarantors, hereby certify to you the following information as true and correct as of the date hereof or for the period indicated, as the case may be:

  [1. To the best of the knowledge of the undersigned, no Default or Event of Default exists as of the date hereof or has occurred since the date of our previous certification to you, if any.]

  [1. To the best of the knowledge of the undersigned, the following Defaults or Events of Default exist as of the date hereof or have occurred since the date of our previous certification to you, if any, and the actions set forth below are being taken to remedy such circumstances:]

   2. The compliance of the Related Parties with the financial covenants of the
      Credit Agreement, as of the close of business on                       ,
      is evidenced by the       following:

      (a) Section 6.11:  Consolidated Tangible Net Worth

      Required                              Actual

      Not less than $15,000,000
      plus, after December 31, 1994,
      50% of positive Consolidated
      Net Income and 100% of cash
      equity proceeds net of expenses            $_______________

                                     III-i

       (b) Section 6.12:  Debt Service Ratio

           Required                                      Actual
           --------                                     --------
       Not less than 1.25 to 1.00                     ______ to 1.0

   3. No Material Adverse Effect has occurred since the date of the Financial Statements dated as of _______________________.

       Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

                                Very truly yours,

                                PATRICK PETROLEUM CORPORATION
                                OF MICHIGAN


                                By:
                                Printed Name:
                                Title:

                                GOODRICH PETROLEUM CORPORATION


                                By:
                                Printed Name:
                                Title:

                                PATRICK PETROLEUM COMPANY


                                By:
                                Printed Name:
                                Title:

                                    III-ii

                                   EXHIBIT IV

                          [FORM OF OPINION OF COUNSEL]

                                 [Closing Date]


Compass Bank - Houston
24 Greenway Plaza, Suite 1401
Houston, Texas 77046
Attention:  Dorothy Marchand Wilson

     Re: Credit Agreement dated as of ________________, 1995, by and between Patrick Petroleum Corporation of Michigan and Compass Bank -- Houston (the "Credit Agreement")

Ladies and Gentlemen:

          We have acted as counsel to Patrick Petroleum Corporation of Michigan, a Michigan corporation (the "Borrower"), Goodrich Petroleum Corporation, a Delaware corporation ("Goodrich"), and Patrick Petroleum Company, a Delaware corporation ("Patrick of Delaware") in connection with the transactions contemplated in the Credit Agreement. This Opinion is delivered pursuant to
Section 3.1(__) of the Credit Agreement, and the Lender is hereby authorized to rely upon this Opinion in connection with the transactions contemplated in the Credit Agreement. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

          In our representation of the Borrower and the Guarantors (each, a "Loan Party" and collectively, the "Loan Parties"), we have examined an executed counterpart of each of the following (the "Loan Documents," with the documents described in (e) through (m) below being the "Security Instruments"):

          (a) the Credit Agreement;

          (b) the Promissory Note dated of even date herewith in the amount of $50,000,000 from the Borrower payable to the Lender;

          (c) the Guaranty dated of even date herewith by Goodrich in favor of the Lender;

          (d) the Guaranty dated of even date herewith by Patrick of Delaware in favor of the Lender;

          (e) Assignment of Notes, Liens, Security Interests, and Other Rights dated of even date herewith from First Union National Bank of North Carolina (the "Existing Lender") to the Lender (the "Assignment");

          (f) Non-Standard Assignment and Amendment of Financing Statements constituent to the Assignment (the "Financing Statement Assignments");

          (g) Ratification of and Amendment to Mortgage, Deed of Trust, Indenture, Security Agreement, Assignment of Production, and Financing Statement dated of even date herewith by and between the Borrower and the Lender (the "Ratification");

          (h) Mortgage, Deed of Trust, Indenture, Security Agreement, Assignment of Production, and Financing Statement dated of even date herewith from the Borrower in favor of the Lender (the "Borrower Mortgage");

          (i) Non-Standard Financing Statement from the Borrower, as debtor, constituent to the Borrower Mortgage (the "Borrower Financing Statement");

          (j) Security Agreement (Stock Pledge) dated of even date herewith from the Borrower in favor of the Lender (the "Borrower Stock Pledge");

          (k) Non-Standard Financing Statement from the Borrower, as debtor, constituent to the Marcum Stock Pledge;

          (l) Security Agreement (Stock Pledge) dated of even date herewith from Patrick of Delaware in favor of the Lender (the "Patrick of Delaware Stock Pledge"); and

          (m) Non-Standard Financing Statement from Patrick of Delaware, as debtor, constituent to the Patrick of Delaware Stock Pledge.

          We have also examined the originals, or copies certified to our satisfaction, of such other records of the Loan Parties, certificates of public officials and officers of the Loan Parties, agreements, instruments, and documents as we have deemed necessary as a basis for the opinions hereinafter expressed.

          In making such examinations, we have, with your permission, assumed:

          (a) the genuineness of all signatures to the Loan Documents other than those of the Loan Parties;

          (b) the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies;

          (c) the Lender is authorized and has the power to enter into and perform its obligations under the Credit Agreement;

          (d) the due authorization, execution, and delivery of all Loan Documents by each party thereto other than the Loan Parties; and

          (e) each of the Loan Parties has title to all Property covered or affected by any Security Instruments to which it is a party.

          Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

          1. The Loan Parties are corporations duly organized, legally existing, and in good standing under the laws of their respective states of incorporation. The Borrower and Patrick of Delaware are duly qualified as foreign corporations and are in good standing in the States of Texas and ____________________. Goodrich is duly qualified as a foreign corporation and is in good standing in the States of Texas and
     ___________________________.

          2. The execution and delivery by each Loan Party of the Loan Documents to which it is a party and the payment and performance of all Obligations of such Loan Party thereunder are within the power of such Loan Party, have been duly authorized by all necessary corporate action by such Loan Party, and do not (a) require the consent of any Governmental Authority, (b) contravene or conflict with any Requirement of Law or the certificate or articles of incorporation and bylaws or other organizational or governing documents of such Loan Party, (c) to our knowledge after due inquiry, contravene or conflict with any indenture, instrument, or other agreement to which such Loan Party is a party or by which any Property of such Loan Party may be presently bound or encumbered, or (d) result in or require the creation or imposition of any Lien upon any Property of such Loan Party other than as contemplated by the Loan Documents.

          3. The Assignment constitutes the legal, valid, and binding obligations of the Existing Lender, enforceable against the Existing Lender in accordance with its terms.

          4. Each Loan Document constitutes the legal, valid, and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

          5. The forms of the Assignment, the Financing Statement Amendments, the Ratification, the Borrower Mortgage, the Borrower Financing Statement, and the descriptions of the Mortgaged Property (as defined in the Ratification, the "Previously Mortgaged Property"), and the Mortgaged Property

     (as defined in the Borrower Mortgage, the "Borrower Newly Mortgaged Property"), situated in the States of Texas or Louisiana satisfy all applicable laws of such states and are legally sufficient under the laws of such states to enable the Lender to realize the practical benefits purported to be afforded by the Assignment, the Ratification, and the Borrower Mortgage.

          6. The Assignment and the Financing Statement Assignments, collectively, transfer from the Existing Lender to the Lender the rights of the Existing Lender under the Security Instruments (as such term is defined in the Assignment and so used in this paragraph) listed in Exhibit A to the Assignment as having been filed and/or recorded within the State of Texas (the "Assigned Security Instruments").

          7. The Ratification continues the liens and security interests under the Security Instruments (as such term is defined in the Ratification and so used in this paragraph) listed in Exhibit A to the Ratification as having been filed and/or recorded within the State of Texas (the "Existing Mortgages") to secure the Indebtedness (as defined in the Existing Mortgages, as amended by the Ratification).

          8. The Borrower Mortgage (a) creates a lien upon and a security interest in all Borrower Newly Mortgaged Property situated in the State of Texas to secure the Indebtedness (as such term is defined in the Borrower Mortgage) and (b) provides for nonjudicial foreclosure remedies customarily used in the State of Texas.

          9. The Assignment, the Financing Statement Assignments, the Borrower Mortgage, and the Borrower Financing Statement are in satisfactory form for filing and recording in the offices described below.

          10. The filing and/or recording, as the case may be, of (a) the Assignment in each office in the State of Texas in which the Assigned Security Instruments were filed, (b) the Financing Statement Assignments in each office in the State of Texas in which the original financing statements described therein were filed, and (c) the Ratification in each office in the State of Texas in which the Existing Mortgages were filed are the only recordings or filings in the State of Texas necessary (i) in connection with the transfer of the liens, security interests, and other rights transferred by the Assignment, (ii) to continue the liens and security interests under the Existing Mortgage to secure the Indebtedness (as defined in the Existing Mortgages, as amended by the Ratification), or
     (iii) to permit the Lender to enforce in the State of Texas its rights under the Existing Mortgages, as amended by the Ratification. No other documents or instruments need be recorded, registered, or filed in any public office in the State of Texas in connection with the transfer made by the Assignment, for the validity and enforceability of the Assignment or the Ratification, or to permit the Lender to enforce in the State of Texas its rights under the Assignment, the Assignment Security Instruments, or the Existing Mortgages. No subsequent filing, re-filing, recording, or re-recording will be required in the State of Texas in order to continue the perfection of the liens and security interests created by the Existing Mortgages or continued by the Ratification.

          11. The filing and/or recording, as the case may be, of (a) the Borrower Mortgage in the office of the county clerk of each county in the State of Texas in which any portion of the Borrower Newly Mortgaged Property is located and as a financing statement in the office of the Secretary of State of the State of Texas, and (b) the Borrower Financing Statement in the Uniform Commercial Code records in each county in the State of Texas in which any portion of the Borrower Newly Mortgaged Property is located are the only recordings or filings in the State of Texas necessary to perfect the liens and security interests in the Borrower Newly Mortgaged Property created by the Borrower Mortgage or to permit the Lender to enforce in the State of Texas its rights under the Borrower Mortgage. No subsequent filing, re-filing, recording, or re-recording will be required in the State of Texas in order to continue the perfection of the liens and security interests created by the Borrower Mortgage except that (a) a continuation statement must be filed with respect to the Borrower Mortgage filed as a financing statement in the office of the Secretary of State of the State of Texas and with respect to the Borrower Financing Statement in the Uniform Commercial Code records in each county in the State of Texas in which any portion of the Borrower Newly Mortgaged Property is located, each within six months prior to the expiration of five years from the date of the relevant initial financing statement filing, (b) a subsequent continuation statement must be filed within six months prior to the expiration of each subsequent five-year period from the date of each initial financing statement filing, and (c) amendments or supplements to the Borrower Mortgage filed as a financing statement and the Borrower Financing Statement and/or additional financing statements may be required to be filed in the event of a change in the name, identity, or structure of the Borrower or in the event the financing statement filing otherwise becomes inaccurate or incomplete.

          12. Each of the Borrower Stock Pledge and the Patrick of Delaware Stock Pledge (the "Stock Pledges") creates a valid security interest in favor of the Lender in the Collateral (as defined in the respective Stock Pledges) to the extent the UCC is applicable thereto as security for payment of the Obligations. Each of the Non-Standard Financing Statements constituent to the Stock Pledges is in an appropriate form for filing under the UCC. The filing of (a) the Non-Standard Financing Statement constituent to the Borrower Stock Pledge in the office of the Secretary of State for the States of Michigan and Texas and (b) the Non-Standard Financing Statement constituent to the Patrick of Delaware Stock Pledge in the office of the Secretary of State for the States of Michigan and Texas will result in the perfection of the security interests. No subsequent filing, re-filing, recording, or re-recording will be required in order to continue the perfection of such security interests except that (a) a continuation statement must be filed with respect to each of such financing statements in such offices within six months prior to the expiration of five years from the date of the relevant initial financing statement filing, (b) a subsequent continuation statement must be filed within six months prior to the expiration of each subsequent five-year period from the date of each initial financing statement filing, and (c) amendments or supplements to such financing statements and/or additional financing statements may be required to be filed in the event of a change in the name, identity, or structure of the debtor thereunder or in the event the financing statement filing otherwise becomes inaccurate or incomplete.

          13.  To our knowledge after due inquiry, except as disclosed in
     Exhibit V to the Credit Agreement, no litigation or other action of any nature affecting any Loan Party is pending before any Governmental Authority or threatened against any Loan Party. To our knowledge after due inquiry, no unusual or unduly burdensome restriction, restraint, or hazard exists by contract, Requirement of Law, or otherwise relative to the business or operations of any Loan Party or the ownership and operation of any Properties of any Loan Party other than such as relate generally to Persons engaged in business activities similar to those conducted by such Loan Party.

          14. No authorization, consent, approval, exemption, franchise, permit or license of, or filing (other than filing of Security Instruments in appropriate filing offices) with, any Governmental Authority or any other Person is required to authorize or is otherwise required in connection with the valid execution and delivery by the Loan Parties of the Loan Documents or any instrument contemplated thereby, or the payment performance by the Loan Parties of their respective Obligations.

          15. No transaction contemplated by the Loan Documents is in violation of any regulations promulgated by the Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, T, U, or X.

          16. The Borrower is not, nor is the Borrower directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          17. The Borrower is not a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     The opinions expressed herein are subject to the following qualifications and limitations:

          A. We are licensed to practice law only in the States of Texas and Louisiana and other jurisdictions whose laws are not applicable to the opinions expressed herein; accordingly, the foregoing opinions are limited solely to the laws of the States of Texas and Louisiana, applicable United States federal law, and the corporation laws of the States of Delaware, Nevada, and Texas.

          B. The validity, binding effect, and enforceability of the Loan Documents may be limited or affected by bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting rights of creditors generally, including, without limitation, statutes or rules of law which limit the effect of waivers of rights by a debtor or grantor; provided, however, that the limitations and other effects of such statutes or rules of law upon the validity and binding effect of the Loan Documents should not differ materially from the limitations and other effects of such statutes or rules of law upon the validity and binding effect of credit agreements, promissory notes, guaranties, and security instruments generally.

          C. The enforceability of the respective obligations of the Loan Parties under the Loan Documents is subject to general principles of equity (whether such enforceability is considered in a suit in equity or at law).

          This Opinion is furnished by us solely for the benefit of the Lender in connection with the transactions contemplated by the Loan Documents and is not to be quoted in whole or in part or otherwise referred to or disclosed in any other transaction.

                                Very truly yours,

                                   EXHIBIT V

                                  DISCLOSURES


Section 4.8         Liabilities

     None


                    Litigation

                    See attached Schedule 1


Section 4.12        Environmental Matters

     None, except as reflected on Schedule I


Section 4.17        Refunds

     None


Section 4.18        Gas Contracts

     None


Section 4.20        Casualties

     None


Section 4.22        Subsidiaries of Goodrich

          Name                          State of Incorporation

     Patrick Petroleum Company                Delaware
     Patrick Petroleum Corporation
      of Michigan                             Michigan
     American National Petroleum Company      Nevada
     Pecos Pipeline & Producing Company       Texas
     National Marketing Company               Delaware

     LECE, Inc.                                    Texas
     Drilling & Workover Company, Inc.             Louisiana


                    Subsidiaries of Patrick of Delaware

          Name                                State of Incorporation

     Patrick Petroleum Corporation
      of Michigan                                  Michigan
     American National Petroleum Company           Nevada
     Pecos Pipeline & Producing Company            Texas
     National Marketing Company                    Delaware
     LECE, Inc.                                    Texas
     Drilling & Workover Company, Inc.             Louisiana


                    Subsidiaries of Borrower

          Name                          State of Incorporation

     None


Section 6.5         Investments

     Marcum Stock
     Marcum Warrants and any stock acquired pursuant thereto
     Penske Stock

                                  SCHEDULE I

================================================================================================================================
                                                                LEASEHOLD, WELL            DATE         PROBABLE
                                                                  OR MONETARY              CASE          TRIAL           PPC
CASE CAPTION                       LOCAL COUNSEL               INTEREST AFFECTED           FILED          DATE         CONTACT
================================================================================================================================
Amarex, Inc. v. Patrick        John K. Preston, Esq.         Potential liability         12-18-84       Unknown       John Brody
 Petroleum Company             Kirk & Chaney                  for $21,282
U.S. Bankruptcy Ct.            101 Park Avenue
Western District, OK           Suite 1800
(In re: Amarex,                Oklahoma City, OK
BK82-D2334[A],                 73102-7202
Chapter 11), Adversary         (405) 235-1333
Proceeding No. 84-0983

NATURE OF CASE
- --------------

Plaintiff seeks collection of joint interest billings in amount of $21,282.76, withheld by Patrick due to be Lien claims on several wells. Oral agreement for case to be dismissed as part of settlement with reorganized debtor. Debtor's counsel failed to respond to various inquiries.
- ---------------------------------------------------------------------------------------------------------------------------------
Federal Energy                 John P. Brody                 Hester Field                 5-8-88      Patrick made    John Brody
Regulatory Commission          Kevin L. Sykes                St. James Parish,            Demand      proposal in
Monterey Pipeline Company      Ewens, Kegler,                Louisiana                                June, 1990 but
Demand Letter                   Brown, Hill &                $120,433.18                              Monterey failed
                               Ritter Co., L.P.A.            with additional                          to respond
                               65 East State Street          interest accruing
                               Suite 1800
                               Columbus, OH 43215
                               (614) 462-5400

NATURE OF CASE
- --------------

Pursuant to Order 399, FERC demands reimbursement by Patrick to Monterey relating to calculation of BTU content of natural gas.
In 1985, Patrick originally paid adjusted claim as demanded but was never notified of any discrepancy giving rise to additional amount allegedly due. Patrick contests the demand.
- ---------------------------------------------------------------------------------------------------------------------------------

================================================================================================================================
                                                                LEASEHOLD, WELL            DATE         PROBABLE
                                                                  OR MONETARY              CASE          TRIAL           PPC
CASE CAPTION                       LOCAL COUNSEL               INTEREST AFFECTED           FILED          DATE         CONTACT
================================================================================================================================
Gulf Coast Vacuum Services       William Craig Wyman                                                                   Rick Clark
Superfund Site                   Liskow & Lewis
                                 One Shell Square, 50th Fl.
                                 New Orleans, LA 70139
                                 (504) 581-7979

NATURE OF CASE
- --------------

EPA seeking costs (ANPC's % is 3.92% of Gulf Coast Vacuum Services "Group" and 2.115% of EPA data base) of clean-up of "hazardous substances" at an oil field waste disposal site in Louisiana. Total clean-up costs estimated to be $15.4 million for bioremediation method and $30 million for incineration. ANPC agreed to pay 3.09% of costs up to $16.4 million, 1.94% of costs from $16.4 million to
$23 million and 1.37% of costs in excess of $23 million.
- ---------------------------------------------------------------------------------------------------------------------------------
OGTI, INC. & KATCO, Inc.         Guy E. Wall                                                  9/93      UNKNOWN         Rick Clark
v. Coastal Oil and Gas, et al.   Paul E. Bollington
Civil District Court             Gordon, Arata, McCollum &
for the Parish of Orleans,       Duplantis, L.L.P.
State of Louisiana No. 93-14243  Place St. Charles
                                 201 St. Charles Avenue,
                                 4th Floor
                                 New Orleans, LA 70170-4000
                                 (504) 582-1120


NATURE OF CASE
- --------------

OGTI/KATCO seeks damages from numerous defendants for environmental cleanup in an unstated amount. PPC may interplead PPC's insurers.
- -----------------------------------------------------------------------------------------------------------------------------------
PAB Oil and Chemical             Craig Wyman                       S. Mallard Bay             N/A           N/A         Rick Clark
Services, Inc. (Superfund        Liskow & Lewis
Site)                            One Shell Square
Vermilion Parish,                50th Floor
Louisiana                         New Orleans, LA 70139-5001
                                 (504) 581-7979

NATURE OF CASE
- --------------

The USEPA issued notice to PPC demanding reimbursement costs for PAB Superfund Site. Patrick qualifies as de minimis potentially responsible party because records reflects only 160 BBLS of waste attributable to PPC. Settlement discussions are ongoing with EPA concerning two settlement proposals: (1) $201 per BBL total cashout; (2) $155 BBL with potential for EPA to demand more if cleanup costs exceed $19 million. The two proposals would affect PPC as follows: (1) $32,160; (2) $24,800 (with potential for "reopener").
PPC accepted the $32,160 "de minimis" proposal and the final agreement in process of being approved.
- ------------------------------------------------------------------------------------------------------------------------------------

                                                                      EXHIBIT VI
                                                                      ----------

               FIELD:  BEAR LAKE
               WELL NAME: WELLER #11-25
               LOCATION:  E/2NW/4 SECTION 25, T23N-R15W
               INTERESTS:  WORKING: 35.000%  NET REVENUE:  27.05109%

STATE:                      : MICHIGAN
COUNTY/PARISH:              : MANISTEE
PROSPECT:                   : TERRA 10 WELL PROGRAM

                                                                                                         RECORDED
LEASE                                         ORIGINAL                 LEASE/EXPIRE                   BOOK      PAGE
NUMBER                LESSOR                   LESSEE                     DATES                      ENTRY     NUMBER
- -----------------------------------------------------------------------------------------------------------------------------
000003941      00 EDWIN N HANNULA ET UX    TERRA ENERGY LTD            09/20/1988                      11/18/88
                                                                       09/20/1990                     511       816

                                                ----TOWNSHIP: 23N      RANGE: 15W       SECTION: 25     --------
                                                W/2W/2SE/4NW/4
- -----------------------------------------------------------------------------------------------------------------------------
000003942      00 DWAYNE LINDEMAN ET UX    TERRA ENERGY LTD            11/06/1988                      11/18/88
                                                                       11/06/1991                     511       820

                                                ----TOWNSHIP: 23N      RANGE: 15W       SECTION: 25     --------
                                                E/2W/2SE/4NW/4
- ------------------------------------------------------------------------------------------------------------------------------
000003943-A     00 THOMAS N BRUNNER ET UX   TERRA ENERGY LTD            12/01/1988                     02/28/89
                                                                        12/01/1990                     515      831

                                                ----TOWNSHIP: 23N      RANGE: 15W       SECTION: 25     --------
                                                W/2W/2E/2SE/4NW/4
- -----------------------------------------------------------------------------------------------------------------------------
000003943-B     00 NORMAN C BRUNNER ET UX   TERRA ENERGY LTD            12/01/1988                      02/28/89
                                                                        12/01/1990                    515       833

                                                ----TOWNSHIP: 23N      RANGE: 15W       SECTION: 25     --------
                                                W/2W/2E/2SE/4NW/4
- -----------------------------------------------------------------------------------------------------------------------------
000003943-C     00 CRYSTAL VILLAGE, INC.    TERRA ENERGY LTD            02/01/1989                      02/10/89
                   ET UX                                                02/01/1991                     515       308

                                                ----TOWNSHIP: 23N      RANGE: 15W       SECTION: 25     --------
                                                W/2W/2E/2SE/4NW/4
- -----------------------------------------------------------------------------------------------------------------------------
000003943-D     00 JOHN W BUCKNER  ET UX    TERRA ENERGY LTD           12/20/1988                      02/10/89
                                                                       12/01/1990                     515       320
- -----------------------------------------------------------------------------------------------------------------------------

               FIELD:  BEAR LAKE
               WELL NAME: WELLER #11-25
               LOCATION:  E/2NW/4 SECTION 25, T23N-R15W
               INTERESTS:  WORKING: 35.000%  NET REVENUE:  27.05109%

STATE         :             : MICHIGAN
COUNTY/PARISH:              : MANISTEE
PROSPECT:                   : TERRA 10 WELL PROGRAM

                                                                                                         RECORDED
LEASE                                         ORIGINAL                 LEASE/EXPIRE                   BOOK      PAGE
NUMBER                LESSOR                   LESSEE                     DATES                      ENTRY     NUMBER
- -----------------------------------------------------------------------------------------------------------------------------
000003943-D   00 JOHN W BUCKNER   ET UX    TERRA ENERGY LTD            (CONTINUED)
                                                DESCRIPTION:
                                                ----TOWNSHIP: 23N      RANGE: 15W       SECTION: 25     --------
                                                W/2W/2E/2SE/4NW/4
- -----------------------------------------------------------------------------------------------------------------------------
000003943-E   00 CHARLES L LUXFORD         TERRA ENERGY LTD                 12/01/1988                      02/10/89
                 ET UX                                                      12/01/1990                     515       322

                                                ----TOWNSHIP: 23N      RANGE: 15W       SECTION: 25     --------
                                                W/2W/2E/2SE/4NW/4
- ------------------------------------------------------------------------------------------------------------------------------
000003943-F   00 TED A STRUBLE ET UX       TERRA ENERGY LTD                 12/01/1988                      02/10/89
                                                                            12/01/1990                     515      324

                                                ----TOWNSHIP: 23N      RANGE:  15W      SECTION: 25     --------
                                                W/2W/2E/2SE/4NW/4
- ------------------------------------------------------------------------------------------------------------------------------
000003943-G   00 WILLIAM WARREN
                 CORTEGGIANO ET UX         TERRA ENERGY LTD                 12/01/1988                      02/10/89
                                                                            12/01/1990                     515      306

                                                ----TOWNSHIP: 23N      RANGE:  15W      SECTION: 25     --------
                                                W/2W/2E/2SE/4NW/4
- ------------------------------------------------------------------------------------------------------------------------------
000003944     00 WILLIAM M HOAGLUND                                         09/20/1988                      11/18/88
                 ET UX                     TERRA ENERGY LTD                 09/20/1991                     511      818

                                                ----TOWNSHIP: 23N      RANGE: 15W       SECTION: 25     --------
                                                W/2E/2E/2SE/4NW/4
- -----------------------------------------------------------------------------------------------------------------------------
000003945     00 WILLIAM J. ARGUE, II.     TERRA ENERGY LTD                  10/18/1988                      11/18/88
                 ET UX                                                       12/01/1991                    511       812

                                                ----TOWNSHIP: 23N      RANGE: 15W       SECTION: 25     --------
- -----------------------------------------------------------------------------------------------------------------------------

               FIELD:  BEAR LAKE
               WELL NAME: WELLER #11-25
               LOCATION:  E/2NW/4 SECTION 25, T23N-R15W
               INTERESTS:  WORKING: 35.000%  NET REVENUE:  27.05109%

STATE         :             : MICHIGAN
COUNTY/PARISH:              : MANISTEE
PROSPECT:                   : TERRA 10 WELL PROGRAM

                                                                                                         RECORDED
LEASE                                         ORIGINAL                 LEASE/EXPIRE                   BOOK      PAGE
NUMBER                LESSOR                   LESSEE                     DATES                      ENTRY     NUMBER
- -----------------------------------------------------------------------------------------------------------------------------
000003945      00 WILLIAM J. ARGUE, II.    TERRA ENERGY LTD             (CONTINUED)
                  ET UX                            DESCRIPTION:
                                                        E/2E/2E/2SE/4NW/4
- -----------------------------------------------------------------------------------------------------------------------------
000003946-A    00 RAY N. WELLER            TERRA ENERGY LTD              9/20/1988                       11/18/88
                                                                         9/20/1991                     511       826

                                               -----TOWNSHIP:  23N      RANGE:  15W         SECTION:  25      -----
                                                NE/4NW/4
- -----------------------------------------------------------------------------------------------------------------------------
000003946-B    00 MILTON W WELLER ET UX    TERRA ENERGY LTD              09/20/1988                      11/18/88
                                                                         09/20/1990                    511       824

                                                -----TOWNSHIP:  23N      RANGE:  15W        SECTION:  25      -----
                                                NE/4NW/4
- -----------------------------------------------------------------------------------------------------------------------------
000003946-C    00 PATSY ANN RISSER         TERRA ENERGY LTD              12/27/1988                      02/01/89
                                                                         12/27/1990                    514       954

                                                -----TOWNSHIP:  23N      RANGE:  15W        SECTION:  25      -----
                                                NE/4NW/4
- -----------------------------------------------------------------------------------------------------------------------------
000003946-D    00 HENRY L WELLER  ET UX    TERRA ENERGY LTD              09/20/1988                      11/18/88
                                                                         09/20/1990                    511      822

                                                -----TOWNSHIP:  23N      RANGE:  15W        SECTION:  25      -----
                                                NE/4NW/4
- -----------------------------------------------------------------------------------------------------------------------------
000003946-E    00 KENNETH R. CLOSSON       TERRA ENERGY LTD              09/20/1988                      11/18/88
                  ET UX                                                  09/20/1991                    511     814

                                                -----TOWNSHIP:  23N      RANGE:  15W        SECTION:  25      -----
                                                NE/4NW/4
- ----------------------------------------------------------------------------------------------------------------------------


                     FIELD:  BEAR LAKE
                     WELL NAME: WELLER #11-25
                     LOCATION:  E/2NW/4 SECTION 25, T23N-R15W
                     INTERESTS:  WORKING: 35.000%  NET REVENUE:  27.05109%

STATE:                      : MICHIGAN
COUNTY/PARISH:              : MANISTEE
PROSPECT:                   : TERRA 10 WELL PROGRAM

                                                                                                         RECORDED
LEASE                                         ORIGINAL                 LEASE/EXPIRE                   BOOK      PAGE
NUMBER                LESSOR                   LESSEE                     DATES                      ENTRY     NUMBER
- -----------------------------------------------------------------------------------------------------------------------------

000003946-F    00 G. THOMAS BAIJ                TERRA ENERGY LTD            12/01/1988                        02/28/89
                  ET UX                                                     12/01/1990                     515       837

                                               -----TOWNSHIP: 23N      RANGE: 15W       SECTION: 25     -----
                                                NE/4NW/4
- -----------------------------------------------------------------------------------------------------------------------------
000003946-G    00 WILLIAM L MCCARTHY       TERRA ENERGY LTD            12/01/1988                        02/10/89
                                                                       12/01/1990                     515       316

                                               -----TOWNSHIP:  23N     RANGE:  15W      SECTION:  25    -----
                                               NE/4NW/4
- -----------------------------------------------------------------------------------------------------------------------------
000003946-H    00 H. BEN LOSETH ET UX      TERRA ENERGY LTD            12/01/1988                        02/10/89
                                                                       12/01/1990                     515       314

                                               -----TOWNSHIP:  23N     RANGE:  15W      SECTION:  25    -----
                                               NE/4NW/4
- -----------------------------------------------------------------------------------------------------------------------------
000003946-I    00 THOMAS CLARE  ET UX      TERRA ENERGY LTD            03/21/1989                        04/20/89
                                                                       03/21/1991                     517       641

                                               -----TOWNSHIP:  23N     RANGE:  15W      SECTION:  25    -----
                                               NE/4NW/4
- -----------------------------------------------------------------------------------------------------------------------------
000003946-J    00 ROGER R CARD             TERRA ENERGY LTD            12/01/1988                        03/06/89
                                                                       12/01/1990                     515       954

                                               -----TOWNSHIP:  23N     RANGE:  15W      SECTION:  25    -----
                                               NE/4NW/4
- -----------------------------------------------------------------------------------------------------------------------------
000003946-K    00 BARRY SYLVAN LUBECK      TERRA ENERGY LTD            12/01/1988                        02/10/89
                  ET UX                                                12/01/1990                     515       312


               FIELD:  BEAR LAKE
               WELL NAME: WELLER #11-25
               LOCATION:  E/2NW/4 SECTION 25, T23N-R15W
               INTERESTS:  WORKING: 35.000%  NET REVENUE:  27.05109%

STATE:                      : MICHIGAN
COUNTY/PARISH:              : MANISTEE
PROSPECT:                   : TERRA 10 WELL PROGRAM

                                                                                                         RECORDED
LEASE                                         ORIGINAL                 LEASE/EXPIRE                   BOOK      PAGE
NUMBER                LESSOR                   LESSEE                     DATES                      ENTRY     NUMBER
- -----------------------------------------------------------------------------------------------------------------------------

000003946-K   00 BARRY SYLVAN LUBECK       TERRA ENERGY LTD             (CONTINUED)
                 ET UX                         DESCRIPTION:
                                                 -----TOWNSHIP:  23N    RANGE: 15W        SECTION:  25    -----
                                                 NE/4NW/4
- -----------------------------------------------------------------------------------------------------------------------------
000003946-L   00 COMERICA BANK OF MIDLAND, TERRA ENERGY LTD             12/01/1988                      03/22/89
                 TRUSTEE                                                12/01/1990                   516        407

                                                 -----TOWNSHIP:  23N    RANGE:  15W       SECTION:  25  -----
                                                 NE/4NW/4
- -----------------------------------------------------------------------------------------------------------------------------
000003946-M   00 RICHARD BEHRENS  ET UX    TERRA ENERGY LTD             12/01/1988                      04/20/89
                                                                        12/01/1990                   517         645

                                                 -----TOWNSHIP:  23N    RANGE:  15W       SECTION:  25  -----
                                                 NE/4NW/4
- -----------------------------------------------------------------------------------------------------------------------------
000003946-N  00 WILLIAM CLARE     ET UX    TERRA ENERGY LTD             03/21/1989                      04/20/89
                                                                        03/21/1991                   517         639

                                                 -----TOWNSHIP:  23N    RANGE:  15W       SECTION:  25  -----
                                                 NE/4NW/4
- -----------------------------------------------------------------------------------------------------------------------------
000003946-O  00 RUSSELL D OTTERBINE        TERRA ENERGY LTD             12/01/1988                      02/10/89
                                                                        12/01/1990                   515         310

                                                 -----TOWNSHIP:  23N    RANGE:  15W       SECTION:  25  -----
                                                 NE/4NW/4
- ----------------------------------------------------------------------------------------------------------------------------
000003946-P   OO C.M.V. PROPERTIES         TERRA ENERGY LTD             12/01/1988                      02/10/89
                                                                        12/01/1990                   515         318

                                            -----TOWNSHIP:  23N         RANGE:  15W       SECTION:  25  -----

               FIELD:  BEAR LAKE
               WELL NAME: WELLER #11-25
               LOCATION:  E/2NW/4 SECTION 25, T23N-R15W
               INTERESTS:  WORKING: 35.000%  NET REVENUE:  27.05109%

STATE:                       : MICHIGAN
COUNTY/PARISH:              : MANISTEE
PROSPECT:                   : TERRA 10 WELL PROGRAM

                                                                                                         RECORDED
LEASE                                         ORIGINAL                 LEASE/EXPIRE                   BOOK      PAGE
NUMBER                LESSOR                   LESSEE                     DATES                      ENTRY     NUMBER
- -----------------------------------------------------------------------------------------------------------------------------

000003946-P   00 C.M.V. PROPERTIES         TERRA ENERGY LTD            (CONTINUED)
                                                  DESCRIPTION:
                                                       NE/4NW/4
- ------------------------------------------------------------------------------------------------------------------------------
000003946-Q   00 EDWARD FARBER  ET UX      TERRA ENERGY LTD             12/01/1988                       04/20/89
                                                                        12/01/1990                   517          643

                                              -----TOWNSHIP:  23N       RANGE:  15W          SECTION:  25   -----
                                              NE/4NW/4
- ------------------------------------------------------------------------------------------------------------------------------
000003946-R   00 RICHARD MAZUR  ET UX      TERRA ENERGY LTD             12/01/1988                       02/10/89
                                                                        12/01/1990                   515          328

                                              -----TOWNSHIP:  23N       RANGE:  15W          SECTION:  25   -----
                                              NE/4NW/4
- ------------------------------------------------------------------------------------------------------------------------------
000003946-S   00 GUY WATROUS    ET UX      TERRA ENERGY LTD             12/01/1988                       02/28/89
                                                                        12/01/1990                   515          829

                                              -----TOWNSHIP:  23N       RANGE:  15W          SECTION:  25   -----
                                              NE/4NW/4
- ------------------------------------------------------------------------------------------------------------------------------
000003946-T   00 ELAINE RAPANOS            TERRA ENERGY LTD             12/01/1988                       02/28/89
                                                                        12/01/1990                   515          841

                                              -----TOWNSHIP:  23N       RANGE:  15W          SECTION:  25   -----
                                              NE/4NW/4
- ------------------------------------------------------------------------------------------------------------------------------
000003946-U   00 EDWARD D. OSOSKI          TERRA ENERGY LTD             12/01/1988                       03/22/89
                 ET UX                                                  12/01/1990                   516          405

                                              TOWNSHIP:  23N            RANGE:  15W         SECTION:  25    -----
                                              NE/4NW/4
- ------------------------------------------------------------------------------------------------------------------------------

               FIELD:  BEAR LAKE
               WELL NAME: WELLER #11-25
               LOCATION:  E/2NW/4 SECTION 25, T23N-R15W
               INTERESTS:  WORKING: 35.000%  NET REVENUE:  27.05109%

STATE         :             : MICHIGAN
COUNTY/PARISH:              : MANISTEE
PROSPECT:                   : TERRA 10 WELL PROGRAM

                                                                                                         RECORDED
LEASE                                         ORIGINAL                 LEASE/EXPIRE                   BOOK      PAGE
NUMBER                LESSOR                   LESSEE                     DATES                      ENTRY     NUMBER
- -----------------------------------------------------------------------------------------------------------------------------

000003946-V   00 BYRON P GALLAGHER         TERRA ENERGY LTD            03/21/1989                          04/20/89
                 ET UX                                                 03/21/1991                     517           647

                                              -----TOWNSHIP:  23N      RANGE:  15W      SECTION:  25        -----
                                              NE/4NW/4
- ----------------------------------------------------------------------------------------------------------------------------
000003946-W   00 FISHER OIL COMPANY        TERRA ENERGY LTD            12/01/1988                          02/10/89
                                                                       12/01/1990                     515           326

                                              -----TOWNSHIP:  23N      RANGE:  15W      SECTION:  25        -----
                                              NE/4NW/4
- -----------------------------------------------------------------------------------------------------------------------------
000003946-X   00 JAMES N VAN DAM            TERRA ENERGY LTD           03/01/1989                          06/13/89
                                                                       03/01/1991                     519           408

                                              -----TOWNSHIP:  23N      RANGE:  15W      SECTION:  25        -----
                                              NE/4NW/4
- ----------------------------------------------------------------------------------------------------------------------------
000003947   00 DOROTHY A MAIDENS            TERRA ENERGY LTD           05/01/1990                         05/29/90
                                                                       05/01/1992                     531           938

                                              -----TOWNSHIP:  23N      RANGE:  15W      SECTION:  25       -----
                                              E/2W/2E/2SE/4NW/4

               FIELD:  COLFAX
               WELL NAMES:                    HUDSON #2-19
               LOCATION:       PARTIAL SECS. 17, 18, 19, 20.  T15N-R9W
               INTERESTS:      WORKING: 23.94685%   NET REVENUE:  21.01993%

STATE         :             : MICHIGAN
COUNTY/PARISH:              : MECOSTA
PROSPECT:                   : COLFAX

                                                                                                         RECORDED
LEASE                                         ORIGINAL                 LEASE/EXPIRE                   BOOK      PAGE
NUMBER                LESSOR                   LESSEE                     DATES                      ENTRY     NUMBER
- -----------------------------------------------------------------------------------------------------------------------------

000002871  *00  JAMES O MANEKE  ET UX       NORTHERN MICHIGAN           07/14/1987                      07/31/87
                                            EXPLORATION CO.             07/14/1992                   453       261

                                               -----TOWNSHIP:  15N      RANGE:  9W     SECTION:  20    -----
                                               A PARCEL OF LAND IN THE NE/4 OF THE NW/4 OF SECTION 20.  BEG
                                               AT THE 1/4 CORNER BETWEEN SECTION 17 & 20 OF SAID COLFAX
                                               TOWNSHIP TH N 89 DEG 30' W 300 FT TH S 2 DEG 31' E 383 FT TH
                                               S 89 DEG 30' E 300 FT TH N 2 DEG 31' W 383 FT TO POB.
- -----------------------------------------------------------------------------------------------------------------------------
000002873  *00  WILLIAM W NEWMAN            NORTHERN MICHIGAN           07/16/1987                      07/31/87
                ET UX                       EXPLORATION CO.             07/16/1992                   453       257

                                               -----TOWNSHIP:  15N      RANGE:  9W     SECTION:  20    -----
                                               PART OF THE E/2 OF NW/4 BEG S 89 DEG 30' W 300 FT FROM THE
                                               NE CORNER TH N 89 DEG 30' W 150 FT TH S 2 DEG 31' E 383 FT
                                               TH S 89 DEG 30' E 150 FT TH N 2 DEG 31' W 383 FT TO POB.
- -----------------------------------------------------------------------------------------------------------------------------
000002875  *00  FLOYD J MOULTER             NORTHERN MICHIGAN           07/16/1987                      07/31/87
                ET UX                       EXPLORATION CO              07/16/1992                   453       253

                                               -----TOWNSHIP:  15N      RANGE:  9W     SECTION:  18    -----
                                               PART OF E/2 OF SE/4 BEG AT SE CORNER TH N 480 FT TH W 175 FT
                                               TH SW TO A POINT 240 FT N AND 315 FT W OF POB TH S 240 FT TH
                                               TH 3 315 FT TO POB.
- -----------------------------------------------------------------------------------------------------------------------------
000002876  *00  LOREN A STILES  ET UX       NORTHERN MICHIGAN           07/17/1987                      07/31/87
                                            EXPLORATION CO.             07/17/1992                   453       251

                                               -----TOWNSHIP:  15N      RANGE:  9W     SECTION:  19    -----
                                               THAT PART OF THE NW/4 OF NE/4 DESCRIBED AS BEG AT A POINT ON
                                               THE NORTH AND SOUTH 1/4 LINE OF SAID SECTION WHICH IS S 01
                                               DEG 38" W 603.7 FT FROM N 1/4 POST OF SAID SECTION TH S 88
                                               DEG 22" E 236.2 FT TH S 01 DEG 8" E 130.4 FT TH SOUTH 300 FT

*  INSOFAR AND ONLY INSOFAR as said Oil and Gas Lease covers those formations from the surface of the earth down to and including the base of the Cabot Head (a/k/a Clinton) formation, but reserving and retaining such lease insofar as it covers those formations below the base of the Cabot Head (a/k/a Clinton) formation, together with the WELL BORE of the Hudson #1-19A Well, and also reserving and retaining fifty percent (50%) of the interest of Mortgagor in and to the surface equipment and the production facilities appurtenant thereto and/or in connection with, or as an incident to the operation of said wells.

               FIELD:  COLFAX
               WELL NAME:             HUDSON #2-19
               LOCATION:  PARTIAL SECS. 17, 18, 19, 20, T15N-R9W
               INTERESTS:  WORKING: 23.94685%   NET REVENUE:  21.01993%

STATE         :             : MICHIGAN
COUNTY/PARISH:              : MECOSTA
PROSPECT:                   : COLFAX

                                                                                                         RECORDED
LEASE                                         ORIGINAL                 LEASE/EXPIRE                   BOOK      PAGE
NUMBER                LESSOR                   LESSEE                     DATES                      ENTRY     NUMBER
- -----------------------------------------------------------------------------------------------------------------------------

000002876  *00  LOREN A STILES  ET UX      NORTHERN MICHIGAN EXPLORATION CO. (CONTINUED)
                                                  DESCRIPTION:
                                                     TH WESTERLY TO A POINT BEING S 01 DEG 38" W 430.4 FT FROM
                                                     THE POB, TH N 01 DEG 38" E 430.4 FT TO THE POB.
- ----------------------------------------------------------------------------------------------------------------------------
000002886   *00   DARYL YOUNG      ET UX    NORTHERN MICHIGAN           07/21/1987                        08/19/87
                                            EXPLORATION CO.             07/21/1992                     453      1451

                                                   -----TOWNSHIP:  15N      RANGE:  9W     SECTION:  20       -----
                                                   BEG AT THE NW CORNER OF THE W/2 W/2 OF NW/4 TH E 206 FT TH S
                                                   400 FT TH W 206 FT TH N 400 FT TO POB.
- ----------------------------------------------------------------------------------------------------------------------------
000002887   *00   RANDALL L PARK   ET UX    NORTHERN MICHIGAN           07/22/1987                        08/19/87
                                            EXPLORATION CO.             07/22/1992                      453    1454

                                                   -----TOWNSHIP:  15N      RANGE:  9W      SECTION:  18       -----
                                                   PART OF THE E/2 OF SE/4 BEGINNING 287 FT E OF SW CORNER
                                                   THEREOF, TH N 581 FT TH E 140 FT TH S 581 FT TH W 140 FT TO
                                                   POB.
- -----------------------------------------------------------------------------------------------------------------------------
000002888-A   *00 GAROLD E WIBLE   ET AL    NORTHERN MICHIGAN           07/21/1987                        08/19/87
                                            EXPLORATION CO              07/21/1992                      453    1456

                                                   -----TOWNSHIP:  15N      RANGE:  9W      SECTION:   19      -----
                                                   THE S 170 FT OF THE W 250 FT OF THE NE/4.
- -----------------------------------------------------------------------------------------------------------------------------
000002888-B  *00  EDWARD M. WIBLE  ET UX    NORTHERN MICHIGAN           10/21/1987                       11/05/87
                                            EXPLORATION CO              10/21/1992                     456    1443

                                                   -----TOWNSHIP:  15N      RANGE:  9W      SECTION:  19       -----
                                                   THE S 170 FT OF THE W 250 FT OF THE NE/4.

* INSOFAR AND ONLY INSOFAR as said Oil and Gas Lease covers those formations from the surface of the earth down to and including the base of the Cabot Head (a/k/a Clinton) formation, but reserving and retaining such lease insofar as it covers those formations below the base of the Cabot Head (a/k/a Clinton) formation, together with the WELL BORE of the Hudson #1-19A Well, and also reserving and retaining fifty percent (50%) of the interest of the Mortgagor in and to the surface equipment and the production facilities appurtenant thereto and/or in connection with, or as an incident to the operations of said wells.

               FIELD:      COLFAX
               WELL NAME:               HUDSON #2-19
               LOCATION:   PARTIAL SECS. 17, 18, 19, 20, T15N-R9W
               INTERESTS:  WORKING: 23.94685%  NET REVENUE:  21.01993%

STATE         :            : MICHIGAN
COUNTY/PARISH:             : MECOSTA
PROSPECT:                  : COLFAX

                                                                                                         RECORDED
LEASE                                         ORIGINAL                 LEASE/EXPIRE                   BOOK      PAGE
NUMBER                LESSOR                   LESSEE                     DATES                      ENTRY     NUMBER
- -----------------------------------------------------------------------------------------------------------------------------

000002889    *00 DOUGLAS W COVEY  ET UX    NORTHERN MICHIGAN           07/23/1987                       08/19/87
                                           EXPLORATION CO              07/23/1992                     453      1458

                                                  -----TOWNSHIP:  15N    RANGE:  9W    SECTION:  19     -----
                                                  THAT PART OF THE NW/4 OF NE/4 DESCRIBED AS BEG AT A POINT ON
                                                  THE N LINE OF SAID SECTION WHICH IS 621 FT W OF E 1/8 POST
                                                  OF SAID SECTION TH S 330 FT TH W 104 FT TH N 330 FT TH E 104
                                                  FT TO THE POB.
- ----------------------------------------------------------------------------------------------------------------------------

000002896    *00 Carole L VanSyckle        NORTHERN MICHIGAN           07/21/1987                       08/19/87
                                           EXPLORATION CO              07/21/1992                     453      1472

                                                  -----TOWNSHIP:  15N    RANGE:  9W    SECTION:  19     -----
                                                  THE N 346 FT OF THE E 125 FT OF THE NE/4.
- ----------------------------------------------------------------------------------------------------------------------------

000003060-01 *00 JACK D PARK      ET UX    NORTHERN MICHIGAN           03/26/1987
                                           EXPLORATION CO.             03/26/1992                     448      1158

                                                  -----TOWNSHIP:  15N    RANGE:  9W    SECTION:  18     -----
                                                  THE E/2 OF THE SE/4 EXC BEG 300 FT SOUTH OF THE NW CORNER
                                                  THEREOF TH E 165 FT S 165 FT TH W 165 FT TH N 165 FT TO
                                                  THE POB.  ALSO EXC BEG 875 FT N OF THE SW CORNER THEREOF TH
                                                  E 300 FT TH N 500 FT TH W 300 FT TH S 500 FT TO THE POB.
                                                  ALSO EXC BEG 287 FT E OF THE SW CORNER THEROF TH N 581 FT
                                                  TH E 290 FT TH S 281 FT TH E 200 FT TH S 300 FT TH W 490 FT
                                                  TO THE POB.  ALSO EXC BEG AT THE SE CORNER THEROF TH N 480
                                                  FT TH W 175 FT TH SOUTHWESTERLY TO A POINT THAT IS 240 FT N
                                                  AND 315 FT W OF THE POB.  TH S 240 FT TH E 315 FT TO THE POB.
- ----------------------------------------------------------------------------------------------------------------------------

000003060-02 *00 JACK D PARK      ET UX    NORTHERN MICHIGAN           03/26/1987
                                           EXPLORATION CO              03/26/1992                     448      1158

                                                  -----TOWNSHIP:  15N    RANGE:  9W    SECTION:  18     -----

* INSOFAR AND ONLY INSOFAR as said Oil and Gas Lease covers those formations from the surface of the earth down to and including the base of the Cabot Head (a/k/a Clinton) formation, but reserving and retaining such lease insofar as it covers those formations below the base of the Cabot Head (a/k/a Clinton) formation, together with the WELL BORE of the Hudson #1-19A Well, and also reserving and retaining fifty percent (50%) of the interest of Mortgagor in and to the surface equipment and the production facilities appurtenant thereto and/or in connection with, or as an incident to the operations of said wells.

               FIELD:      COLFAX
               WELL NAME:               HUDSON #2-19
               LOCATION:   PARTIAL SECS. 17, 18, 19, 20, 5, T15N-RW
               INTERESTS:  WORKING: 23.94685%  NET REVENUE:  21.01993%

STATE         :             : MICHIGAN
COUNTY/PARISH:              : MECOSTA
PROSPECT:                   : COLFAX

                                                                                                         RECORDED
LEASE                                         ORIGINAL                 LEASE/EXPIRE                   BOOK      PAGE
NUMBER                LESSOR                   LESSEE                     DATES                      ENTRY     NUMBER
- -----------------------------------------------------------------------------------------------------------------------------

000003060-02   *00    JACK D PARK  ET UX    NORTHERN MICHIGAN          (CONTINUED)
                                            EXPLORTAION CO
                                                  DESCRIPTION:
                                                        THE E/2 OF THE SE/4 EXC BEG 300 FT SOUTH OF THE NW CORNER
                                                        THEREOF TH E 165 FT S 165 FT W 165 FT TH NORTH 165 FT
                                                        TO THE POB.  ALSO EXC BEG 875 FT NORTH OF THE SW CORNER
                                                        THEREOF TH E 300 FT TH N 500 FT W 300 FT TH SOUTH 500 FT
                                                        TO THE POB.  ALSO EXC BEG 287 FT EAST OF THE SW CORNER
                                                        THEREOF TH N 581 FT TH E 290 FT TH SOUTH 281 FT TH EAST 200
                                                        FT TH SOUTH 300 FT TH WEST 490 FT TO THE POB.  ALSO EXC BEG
                                                        AT THE SE CORNER THEREOF TH N 480 FT TH W 175 FT TH SOUTH-
                                                        WESTERLY TO A POINT THAT IS 240 FT NORTH AND 315 FT WEST OF
                                                        THE POB TH SOUTH 240 FT TH EAST 315 FT TO POB.
- -----------------------------------------------------------------------------------------------------------------------------

000003061-A   *00   LAWRENCE L MORNINGSTAR   NORTHERN MICHIGAN          03/27/1987
                    ET UX                    EXPLORATION CO             03/27/1992                    448        1162

                                                -----TOWNSHIP:  15N     RANGE:  9W     SECTION:  18       -----
                                                W/2 SE/4
- -----------------------------------------------------------------------------------------------------------------------------

000003061-B   *00   MICHAEL J FITZGERALD     NORTHERN MICHIGAN          07/16/1987                        07/31/87
                    ET UX                    EXPLORATION CO             07/16/1992                    453         249

                                                -----TOWNSHIP:  15N     RANGE:  9W    SECTION:  18        -----
                                                PART OF THE W/2 OF SE/4 BEG 230 FT E OF SW CORNER THEREOF TH
                                                E 300 FT TH N 300 FT TH W 300 FT TH S 300 FT TO POB.
                                                ALSO PART OF THE W/2 OF SE/4 BEG AT SW CORNER THEREOF TH E 230 FT
                                                TH N 300 FT TH W 230 FT TH S 300' FT TO POB.
- ----------------------------------------------------------------------------------------------------------------------------

000003071-A01 *00  ZELMA D HUDSON           KEP ENERGY RESOURCES,      12/30/1980                        01/09/81
                                             L.L.C.                     12/30/1990                    397         367
                                                                                CORRECTION LEASE      406         485
                                                                                CORRECTION LEASE      464         387
                                                -----TOWNSHIP:  15N     RANGE:  9W    SECTION:  19        -----
                                                NE/4
*  INSOFAR AND ONLY INSOFAR as said Oil and Gas Lease covers those formations from the surface of the earth down to and including the base of the Cabot Head (a/k/a Clinton) formation, but reserving and retaining such lease insofar as it covers those formations below the base of the Cabot Head (a/k/a Clinton) formation, together with the WELL BORE of the Hudson #1-19A Well, and also reserving and retaining fifty percent (50%) of the interest of Mortgagor in and to the surface equipment and the production facilities appurtenant thereto and/or in connection with, or as an incident to the operations of said wells.


               FIELD:      COLFAX
               WELL NAMES:              HUDSON # 2-19
               LOCATION:   PARTIAL SECS. 17, 18, 19, 20, T15N-R9W
               INTERESTS:  WORKING: 23.94685%      NET REVENUE:  21.01993%

STATE         :             : MICHIGAN
COUNTY/PARISH:              : MECOSTA
PROSPECT:                   : COLFAX

                                                                                                         RECORDED
LEASE                                         ORIGINAL                 LEASE/EXPIRE                   BOOK      PAGE
NUMBER                LESSOR                   LESSEE                     DATES                      ENTRY     NUMBER
- -----------------------------------------------------------------------------------------------------------------------------

000003071-A02 *00  ZELMA D HUDSON        KEP ENERGY RESOURCES, L.L.C.   09/20/1988                       12/30/1980
                                                                        12/30/1990                     397       367

                                                   -----TOWNSHIP:  15N     RANGE:  9W     SECTION:  19     -----
                                                   NE/4
- -----------------------------------------------------------------------------------------------------------------------------

000003075-A   *00  ZELMA D HUDSON        NORTHERN MICHIGAN              11/03/1987                       11/24/87
                                         EXPLORATION CO                 11/03/1992                     457      1182

                                                   -----TOWNSHIP:  15N    RANGE:  9W      SECTION:  20     -----
                                                   BEG 209 FT S OF THE NE CORNER OF THE E/2 W/2 NW/4 TH S 209
                                                   FT TH W 209 FT TH N 209 FT TH E 209 FT TO POB.
- -----------------------------------------------------------------------------------------------------------------------------

000003082-A   *00  ANN S WELTON          NORTHERN MICHIGAN              08/14/1987                       09/25/87
                                         EXPLORATION CO                 08/14/1992                     455       597

                                                  -----TOWNSHIP:  15N     RANGE:  9W      SECTION:  17     -----
                                                  W/2 OF SW/4
- ----------------------------------------------------------------------------------------------------------------------------

000003082-B   *00  SALLY S LETTMAN       NORTHERN MICHIGAN              08/14/1987                       08/14/87
                                         EXPLORATION CO                 08/14/1992                     454       502

                                                  -----TOWNSHIP:  15N     RANGE:  9W      SECTION:  17     -----
                                                  W/2 OF SW/4
- ----------------------------------------------------------------------------------------------------------------------------

000003082-C   *00  DAVID C RIDENOUR      NORTHERN MICHIGAN              07/23/1987                       08/19/87
                   ET UX                 EXPLORATION CO.                07/23/1992                     453        1460

                                                  -----TOWNSHIP:  15N     RANGE:  9W      SECTION:  17     -----
                                                  THAT  PART OF THE W/2 OF SW/4 BEG IN SW CORNER TH N 375.55 FT
                                                  TH S 85 DEG 51' E 335.4 FT TH S 4 DEG 39' W 373.69 FT TH N
                                                  86 DEG 5' W 311.35 FT TO POB.

*  INSOFAR AND ONLY INSOFAR as said Oil and Gas Lease covers those formations from the surface of the earth down to and including the base of the Cabot Head (a/k/a Clinton) formation, but reserving and retaining such lease insofar as it covers those formations below the base of the Cabot Head (a/k/a Clinton) formation, together with the WELL BORE of the Hudson #1-19A Well, and also reserving and retaining fifty percent (50%) of the interest of Mortgagor in and to the surface equipment and the production facilities appurtenant thereto and/or in connection with, or as an incident to the operations of said wells.

               FIELD:      COLFAX
               WELL NAMES:               HUDSON #2-19
               LOCATION:   PARTIAL SECS. 17, 18, 19, 20, T15N-R9W
               INTERESTS:  WORKING: 23.94685%  NET REVENUE:  21.01993%

                                                                                                          RECORDED
LESSOR                                   ORIGINAL LESSEE              DATE                              BOOK      PAGE
- -----------------------------------------------------------------------------------------------------------------------------

* VIRGINIA M. MASSEY                 DOMINION EXPLORATION COMPANY       12/08/86                      446         403

* RONALD J. MASSEY AND               DOMINION EXPLORATION COMPANY       12/09/86                      446         405
  WIFE, SANDI MASSEY

* JOAN HUNTER                        DOMINION EXPLORATION COMAPNY       12/09/86                      446         427

* ELIZABETH KETTNER                  DOMINION EXPLORATION COMPANY       12/09/86                      446        1158

* ELLEN HITCH                        DOMINION EXPLORATION COMPANY       12/09/86                      446        1160

* SCOTT N. WHITNEY AND               DOMINION EXPLORATION COMPANY       12/09/86                      446         407
  WIFE, MARI-ANNE WHITNEY

* DONALD L. MORRIS AND               DOMINION EXPLORATION COMPANY       10/16/87                      457        1064
  WIFE, SANDRA MORRIS

* CAROLE L. VAN SYCKLE               DOMINION EXPLORATION COMPANY        02/01/88                     459        1376

* BEVERLY A. WORTH                   DOMINION EXPLORATION COMPANY        02/02/88                     459        1378

* RICHARD C. MANOR AND               DOMINION EXPLORATION COMPANY        12/10/86                     446         413
  WIFE, ANNA M. MANOR

* PHILLIP A. ERLEWINE AND           DOMINION EXPLORATION COMPANY         01/09/87                     446         423
  WIFE, CARLA S. ERLEWINE

* NORMAN A. PETERSON AND            DOMINION EXPLORATION COMPANY         12/08/86                     446         411
  JEAN M. PETERSON

* HAROLD L. GRAMS AND               DOMINION EXPLORATION COMPANY         02/05/88                     460         184
  WIFE, JANET S. GRAMS

* INSOFAR AND ONLY INSOFAR as said Oil and Gas Lease covers those formations from the surface of the earth down to and including the base of the Cabot Head (a/k/a Clinton) formation, but reserving and retaining such lease insofar as it covers those formations below the base of the Cabot Head (a/k/a Clinton) formation, together with the WELL BORE of the
  Hudson #1-19A Well, and also reserving and retaining fifty percent (50%) of the interest of Mortgagor in and to the surface equipment and the production facilities appurtenant thereto and/or used in connection with, or as an incident to the operations of said wells.

               FIELD:      GRANT 32
               WELL NAME:  STATE GRANT #1-32
               LOCATION:   SECS. 4, 5, T15N-R9W, SECS. 32, 33, T16N-R9W
               INTERESTS:  WORKING: 31.74851%    NET REVENUE:  25.04098%

STATE         :             : MICHIGAN
COUNTY/PARISH:              : MECOSTA
PROSPECT:                   : COLFAX

                                                                                                         RECORDED
LEASE                                         ORIGINAL                 LEASE/EXPIRE                   BOOK      PAGE
NUMBER                LESSOR                   LESSEE                     DATES                      ENTRY     NUMBER
- -----------------------------------------------------------------------------------------------------------------------------

000002874     00  JOHN R GRUNST     ET UX      NORTHERN MICHIGAN            07/17/1987                       07/31/87
                                               EXPLORATION CO               07/17/1992                     453     255

                                                    -----TOWNSHIP:  16N       RANGE:  9W     SECTION:  33      -----
                                                    THAT PART OF THE SW/4 OF SW/4 DESCRIBED AS LOT 1 OF PICKERAL
                                                    LAKE MANOR #1 AS RECORDED IN LIBER 5 OF PLATS AT PAGE 6.
                                                    SECTION 33, T16N-R9W.
- -----------------------------------------------------------------------------------------------------------------------------

000003054     00   JAMES G BRAND    ET UX      NORTHERN MICHIGAN            06/09/1988                       06/23/88
                                               EXPLORATION CO               12/10/1991                     464    1119
                                                                                       Amendment           465    1308
                                                     -----TOWNSHIP:  15N      RANGE:  9W     SECTION:   4      -----
                                                     W/2 W/2 NW/4 LYING S OF COUNTY ROAD
                                                     -----TOWNSHIP:  15N      RANGE:  9W      SECTION:  5      -----
                                                     A PARCEL OF LAND BEING PART OF THE SE/4 NE/4 OF SECTION 5 DESCRIBED
                                                     AS BEING THE E 33 FT OF THE N 722 FT OF THE SE/4 AND THE E 33 FT OF
                                                     THE S 50 FT OF THE NE/4.
- -----------------------------------------------------------------------------------------------------------------------------

000003055-01  00  PETER S VANDEMARK ET UX      NORTHERN MICHIGAN            06/14/1988                       06/14/88
                                               EXPLORATION CO               12/10/1991                     464    1415

                                                     -----TOWNSHIP:  15N      RANGE: 9W       SECTION:  5      -----
                                                     E/2 NE/4 EXCEPT LAND LYING N OF COUNTY ROAD.  ALSO EXCEPT A
                                                     PARCEL OF LAND BEING PART OF THE SE/4 NE/4 OF SECTION 5
                                                     DESCRIBED AS BEING THE EAST 33 FT OF THE N 722 FT OF THE
                                                     SE/4 AND THE 33 FT OF THE S 50 FT OF THE NE/4.
- -----------------------------------------------------------------------------------------------------------------------------

000003091-A01 00  C. R. DILLMAN                NORTHERN MICHIGAN            07/29/1987                       08/24/87
                                               EXPLORATION CO               07/29/1990                     454     181
                                                                                         Amendment         476     246
                                                     -----TOWNSHIP:  15N      RANGE:  9W      SECTION:  5      -----
                                                     THE W/2 OF NE FRL 1/4 EXC TWO PARCELS OF LAND HERETOFORE
                                                     SOLD AS FOLLOWS:  ONE PARCEL SOLD TO WILLIAM LUCHT BY

               FIELD:      GRANT 32
               WELL NAME:  STATE GRANT # 1-32
               LOCATION:   SECS. 4, 5, T15N-R9W, SECS. 32, 33, T16N-R9W
               INTERESTS:  WORKING: 31.74851%    NET REVENUE:  25.04098%

STATE         :             : MICHIGAN
COUNTY/PARISH:              : MECOSTA
PROSPECT:                   : COLFAX

                                                                                                         RECORDED
LEASE                                         ORIGINAL                 LEASE/EXPIRE                   BOOK      PAGE
NUMBER                LESSOR                   LESSEE                     DATES                      ENTRY     NUMBER
- -----------------------------------------------------------------------------------------------------------------------------

000003091-A01  00  C. R. DILLMAN           NORTHERN MICHIGAN            (CONTINUED)
                                           EXPLORATION CO
                                                  DESCRIPTION:
                                                        WARRANTY DEED RECORDED IN LIBER 155 OF DEEDS AT PAGE 501 AND
                                                        ONE PARCEL SOLD BY WARRANTY DEED TO FRED H BUSH RECORDED IN
                                                        LIBER 155 OF DEEDS AT PAGE 327.
- ------------------------------------------------------------------------------------------------------------------------------

000003091-B01  00  JOHN E EDAHL           NORTHERN MICHIGAN             07/30/1987                         08/24/87
                                          EXPLORATION CO                07/30/1990                       454      183
                                                                                        Amendment        471      6
                                                   -----TOWNSHIP:  15N     RANGE:  9W     SECTION:  5        -----
                                                   W/2 OF NE FRL 1/4 EXC TWO PARCELS OF LAND HERETOFORE SOLD AS
                                                   FOLLOWS:  ONE PARCEL SOLD TO WILLIAM LUCHT BY WARRANTY DEED
                                                   RECORDED IN LIBER 155 OF DEEDS AT PAGE 501 AND ONE PARCEL SOLD
                                                   BY WARRANTY DEED TO FRED H BUSH RECORDED IN LIBER 155 OF DEEDS
                                                   AT PAGE 327.
- ------------------------------------------------------------------------------------------------------------------------------

000003091-C01  00  BERNICE B MORROW       NORTHERN MICHIGAN             07/30/1987                         08/24/87
                                          EXPLORATION CO                07/30/1990                       454    185
                                                                                        Amendment        470   1334
                                                   -----TOWNSHIP:  15N     RANGE:  9W     SECTION:  5        -----
                                                   W/2 OF NE FRL 1/4 EXC TWO PARCELS OF LAND HERETOFORE SOLD AS
                                                   FOLLOWS:  ONE PARCEL SOLD TO WILLIAM LUCHT BY WARRANTY DEED
                                                   RECORDED IN LIBER 155 OF DEEDS AT PAGE 501 AND ONE PARCEL
                                                   SOLD BY WARRANTY DEED TO FRED H BUSH RECORDED IN LIBER 155
                                                   OF DEEDS AT PAGE 327.
- ------------------------------------------------------------------------------------------------------------------------------

000003091-D01  00  H.J. CHOPARD           NORTHERN MICHIGAN             07/30/1987                         08/24/87
                                          EXPLORATION CO                07/30/1990                       454    187
                                                                                        Amendment        471    4
                                                  -----TOWNSHIP:  15N     RANGE:  9W     SECTION:  5         -----
                                                  W/2 OF NE FRL 1/4 EXC TWO PARCELS OF LAND HERETOFORE SOLD AS
                                                  FOLLOWS:  ONE PARCEL SOLD TO WILLIAM LUCHT BY WARRANTY DEED
                                                  RECORDED IN LIBER 155 OF DEEDS AT PAGE 501 AND ONE PARCEL


               FIELD:      GRANT 32
               WELL NAME:  STATE GRANT #1-32
               LOCATION:   SECS 4, 5, T15N-R9W, SECS 32, 33, T16N-RW
               INTERESTS:  WORKING: 31.74851%   NET REVENUE:  25.04098%

STATE         :             : MICHIGAN
COUNTY/PARISH:              : MECOSTA
PROSPECT:                   : COLFAX

                                                                                                         RECORDED
LEASE                                         ORIGINAL                 LEASE/EXPIRE                   BOOK      PAGE
NUMBER                LESSOR                   LESSEE                     DATES                      ENTRY     NUMBER
- -----------------------------------------------------------------------------------------------------------------------------

000003091-D01  00  H.J. CHOPARD           NORTHERN MICHIGAN              (CONTINUED)
                                          EXPLORATION CO.
                                               DESCRIPTION:
                                                   SOLD BY WARRANTY DEED TO FRED H BUSH RECORDED IN LIBER 155
                                                   OF DEEDS AT PAGE 327.
- -------------------------------------------------------------------------------------------------------------------------------

000003091-E01  00  SHIRLEY DIETER ET AL   NORTHERN MICHIGAN              08/05/1987                        08/28/87
                                          EXPLORATION CO                 08/05/1990                       454    590

                                               -----TOWNSHIP:  15N     RANGE:  9W     SECTION:  5            -----
                                               W/2 OF NE/4 EXC TWO PARCELS OF LAND HERETOFORE SOLD, ONE
                                               PARCEL SOLD TO WILLIAM LUCHT BY WARRANTY DEED RECORDED IN
                                               LIBER 155 OF DEEDS AT PAGE 301 AND ONE PARCEL SOLD BY
                                               WARRANTY DEED TO FRED H BUSH RECORDED IN LIBER 155 OF DEEDS
                                               AT PAGE 327.
- ------------------------------------------------------------------------------------------------------------------------------

000003091-F01  00  ANNE L MARSH           NORTHERN MICHIGAN              06/01/1988                        06/16/88
                                          EXPLORATION CO                 06/01/1991                       464    701

                                               -----TOWNSHIP:  15N     RANGE:  9W     SECTION:  5            -----
                                               W/2 NE/4 EXC THE FOLLOWING PARCELS OF LAND COMMENCING ON THE
                                               N & S QUARTER LINE OF SEC 5 WHERE RYAN CREEK, SO CALLED,
                                               CROSSES SAID QUARTER SECTION LINE AT CENTER OF SAID CREEK
                                               RUNNING TH E ALONG CENTER 10 RODS TH DUE NORTH 15 RODS
                                               TH WEST 10 RODS TH SOUTH ALONG SAID QUARTER SEC LINE 15
                                               RODS TO POB.  ALSO EXC COMMENCING AT A POINT ON COUNTY HIGH-
                                               WAY 80 RODS S OF N LINE OF TOWNSHIP TH S ALONG CTR LINE OF
                                               SAID HIGHWAY 36 RODS TH W 9 RODS TH N PARALLEL TO SAID HIGH-
                                               WAY 36 RODS TH E 9 RODS TO POB.
- --------------------------------------------------------------------------------------------------------------------------------

000003091-N01  00  MARIE L SCHALL         NORTHERN MICHIGAN              08/21/1989                        09/14/89
                                          EXPLORATION CO                 08/21/1991                       478   1091

                                               -----TOWNSHIP:  15N     RANGE:  9W     SECTION:  5            -----

               FIELD:      GRANT 32
               WELL NAME:  STATE GRANT # 1-32
               LOCATION:   SECS 4, 5, T15N-R9W, SECS 32, 33, T16N-R9W
               INTERESTS:  WORKING: 31.74851    NET REVENUE:  25.04098%

STATE         :             : MICHIGAN
COUNTY/PARISH:              : MECOSTA
PROSPECT:                   : COLFAX

                                                                                                         RECORDED
LEASE                                         ORIGINAL                 LEASE/EXPIRE                   BOOK      PAGE
NUMBER                LESSOR                   LESSEE                     DATES                      ENTRY     NUMBER
- -----------------------------------------------------------------------------------------------------------------------------
000003091-N01  00  MARIE L SCHALL           NORTHERN MICHIGAN EXPLORATION    (CONTINUED)
                                            CO
                                                DESCRIPTION:
                                                     THE W/2 NE/4 FRL. EXC COM ON COUNTY HWY
                                                     1320 FT SOUTH OF NORTH TOWNSHIP LINE TH S ON HWY 594 FT TH W
                                                     148.5 FT TH N PARRALLEL TO SAID HWY 594 FT TH E 148.5 FT TO
                                                     POB AND EXC COM AT THE INTERSECTION OF THE NORTH AND SOUTH
                                                     1/4 LINE AND RYAN CREEK TH 165 FT EAST AND WEST BY 247.5 FT
                                                     NORTH AND SOUTH.
- ------------------------------------------------------------------------------------------------------------------------------
000003091-001  00  DAVID L HEINTZ ET UX     NORTHERN MICHIGAN EXPLORATION    07/17/1989                 08/04/89
                                            CO                               07/17/1991               447     688

                                                     -----TOWNSHIP:  15N    RANGE:  9W    SECTION:  5     -----
                                                     THE W/2 NE/4 FRL EXC COM ON COUNTY HIGHWAY
                                                     1320 FT SOUTH OF NORTH TOWNSHIP LINE TH SOUTH ON HIGHWAY 594
                                                     FT TH WEST 148.5 FT TH NORTH PARALLEL TO SAID HIGHWAY 594 FT
                                                     TH EAST 148.5 FT TO POB, AND EXCEPT COM AT THE INTERSECTION
                                                     OF THE NORTH & SOUTH 1/4 LINE AND RYAN CREEK TH 165 FT EAST
                                                     & WEST BY 247.5 FT NORTH & SOUTH.
- -----------------------------------------------------------------------------------------------------------------------------
000003091-P01  00  DOLORES M CARROLL        NORTHERN MICHIGAN EXPLORATION    07/19/1989                 08/18/89
                                            CO                               07/19/1991               477     1374

                                                     -----TOWNSHIP:  15N    RANGE:  9W    SECTION:  5     -----
                                                     THE W/2 NE/4 FRL EXC COM ON COUNTY HIGHWAY
                                                     1320 FT SOUTH OF NORTH TOWNSHIP LINE TH SOUTH ON HIGHWAY 594
                                                     FT TH WEST 148.5 FT TH NORTH PARALLEL TO SAID HIGHWAY 594
                                                     FT TH EAST 148.5 FT TO POB, AND EXCEPT COM AT THE INTERSECTION
                                                     OF THE NORTH & SOUTH 1/4 LINE AND RYAN CREEK TH 165 FT EAST
                                                     & WEST BY 247.5 FT NORTH & SOUTH.
- -----------------------------------------------------------------------------------------------------------------------------
000003091-Q  00  DONALD E. SEABORN ET UX    DOMINION EXPLORATION COMPANY     08/12/1987                 11/23/87
                                                                             08/12/1989               457     1052

               FIELD:       GRANT 32
               WELL NAME:   STATE GRANT #1-32
               LOCATION:    SECS 4, 5, T15N-R9W, SECS 32, 33, T16N-R9W
               INTERESTS:   WORKING: 31.74851%    NET REVENUE:  25.04098%

STATE:                      : MICHIGAN
COUNTY/PARISH:              : MECOSTA
PROSPECT:                   : COLFAX

                                                                                                         RECORDED
LEASE                                         ORIGINAL                 LEASE/EXPIRE                   BOOK      PAGE
NUMBER                LESSOR                   LESSEE                     DATES                      ENTRY     NUMBER
- -----------------------------------------------------------------------------------------------------------------------------
000003091-Q  00  DONALD E. SEABORN ET UX   DOMINION EXPLORATION COMPANY     (CONTINUED)
                                                  DESCRIPTION:
                                                       -----TOWNSHIP:  15N    RANGE:  9W    SECTION:  5     -----
                                                       THE W/2NE/4 EXCEPT COMMENCING ON NORTH AND SOUTH 1/4 LINE
                                                       OF SECTION 5 WHERE RYAN CREEK CROSSES SD 1/4 SECTION LINE
                                                       AT CENTER OF CREEK, RUN THENCE EAST ALONG CENTER OF CREEK
                                                       10 RODS, THENCE DUE NORTH 15 RODS, THENCE WEST 10 RODS.
                                                       THENCE SOUTH ALONG SD 1/4 SECTION 15 RODS TO POINT OF
                                                       BEGINNING AND EXCEPT COMMENCING AT A POINT ON COUNTY
                                                       HIGHWAY 80 RODS SOUTH OF NORTH LINE OF TOWNSHIP, THENCE
                                                       SOUTH ALONG CENTER LINE OF SD HIGHWAY 36 RODS, THENCE WEST
                                                       9 RODS, THENCE NORTH PARALLEL TO SD HIGHWAY 36 RODS, THENCE
                                                       EAST 9 ROADS TO POINT OF BEGINNING, MECOSTA COUNTY, MICHIGAN.
- -----------------------------------------------------------------------------------------------------------------------------
000003091-R01  00 NANCY F. SARGENT         DOMINION EXPLORATION COMPANY   10/08/1986                     01/14/87
                                                                          10/08/1991                   446     399

                                                       -----TOWNSHIP:  15N    RANGE:  9W    SECTION:  5     -----
                                                       W/2 OF NE FRL 1/4 EXC TWO PARCELS OF LAND HERETOFORE SOLD AS
                                                       FOLLOWS:  ONE PARCEL SOLD BY WARRANTY DEED
                                                       RECORDED IN LIBER 151 OF DEEDS AT PAGE 301 AND ONE PARCEL
                                                       SOLD BY WARRANTY DEED RECORDED IN LIBER 155
                                                       OF DEEDS AT PAGE 327.
- -----------------------------------------------------------------------------------------------------------------------------
000003091-S01  00  EMILY B. ORR           DOMINION EXPLORATION COMPANY   10/06/1986                      11/03/86
                                                                         10/06/1991                    444     516

                                                       -----TOWNSHIP:  15N    RANGE:  9W    SECTION:  5     -----
                                                       W/2 OF NE FRL 1/4 EXC TWO PARCELS OF LAND HERETOFORE SOLD AS
                                                       FOLLOWS:  ONE PARCEL SOLD BY WARRANTY DEED
                                                       RECORDED IN LIBER 151 OF DEEDS AT PAGE 301 AND ONE PARCEL
                                                       SOLD BY WARRANTY DEED RECORDEDA IN LIBER 155
                                                       OF DEEDS AT PAGE 327.

               FIELD:      GRANT 32
               WELL NAME:  STATE GRANT #1-32
               LOCATION:   SECS 4, 5, T15N-R9W, SECS 32, 33, T16N-R9W
               INTERESTS:  WORKING: 31.74851%    NET REVENUE:  25.04098%

STATE:                      : MICHIGAN
COUNTY/PARISH:              : MECOSTA
PROSPECT:                   : COLFAX

                                                                                                         RECORDED
LEASE                                         ORIGINAL                 LEASE/EXPIRE                   BOOK      PAGE
NUMBER                LESSOR                   LESSEE                     DATES                      ENTRY     NUMBER
- -----------------------------------------------------------------------------------------------------------------------------
000003091-T01  00  GLENN F. BISH           DOMINION EXPLORATION COMPANY   10/07/1986                    11/03/96
                                                                          10/07/1991                  444     518

                                                       -----TOWNSHIP:  15N    RANGE:  9W    SECTION:  5     -----
                                                       W/2 OF NE FRL 1/4 EXC TWO PARCELS OF LAND HERETOFORE SOLD AS
                                                       FOLLOWS:  ONE PARCEL SOLD BY WARRANTY DEED
                                                       RECORDED IN LIBER 151 OF DEEDS AT PAGE 301 AND ONE PARCEL
                                                       SOLD BY WARRANTY DEED RECORDED IN LIBER 155
                                                       OF DEEDS AT PAGE 327.
- -----------------------------------------------------------------------------------------------------------------------------
0000030191-U01  00  LINNFORD M JOHNSON     DOMINION EXPLORATION COMPANY   10/06/1986                    11/03/86
                    ET UX                                                 10/06/1991                  444     512

                                                       -----TOWNSHIP:  15N    RANGE:  9W    SECTION:  5     -----
                                                       W/2 OF NE FRL 1/4 EXC TWO PARCELS OF LAND HERETOFORE SOLD AS
                                                       FOLLOWS:  ONE PARCEL SOLD BY WARRANTY DEED
                                                       RECORDED IN LIBER 151 OF DEEDS AT PAGE 301 AND ONE PARCEL
                                                       SOLD BY WARRANTY DEED RECORDED IN LIBER 155
                                                       OF DEEDS AT PAGE 327.
- -----------------------------------------------------------------------------------------------------------------------------
000003143    00  ST-MI-17163               CROSS COUNTRY EXPLORATION     07/10/1983                     10/22/84
                                                                         07/10/1990                   426     295

                                                       -----TOWNSHIP:  16N    RANGE:  9W    SECTION:  32    -----
                                                       GOV'T LOT 2 LYING N OF 1/8 LINE RUNNING THROUGH SAID LOT.
- -----------------------------------------------------------------------------------------------------------------------------
000003144    00  ST-MI-17166              CROSS COUNTRY EXPLORATION      07/10/1983                     10/22/84
                                                                         07/10/1990                   426     95

                                                       -----TOWNSHIP:  16N    RANGE:  9W    SECTION:  3     -----
                                                       NE/4 OF SW/4 SUBJECT TO EXISTING EASEMENTS CONTAINING 40
                                                       ACRES, MORE OR LESS.
                                                       GOV'T LOT 1 LYING N AND W OF PICKEREL LAKE BRANCH OF RYAN

               FIELD:      GRANT 32
               WELL NAME:  STATE GRANT #1-32
               LOCATION:   SECS 4, 5, T15N-R9W, SECS 32, 33, T16N-R9W
               INTERESTS:  WORKING: 31.74851%    NET REVENUE:  25.04098%

STATE:                      : MICHIGAN
COUNTY/PARISH:              : MECOSTA
PROSPECT:                   : COLFAX

                                                                                                         RECORDED
LEASE                                         ORIGINAL                 LEASE/EXPIRE                   BOOK      PAGE
NUMBER                LESSOR                   LESSEE                     DATES                      ENTRY     NUMBER
- -----------------------------------------------------------------------------------------------------------------------------
000003144    00  ST-MI-17166               CROSS COUNTRY EXPLORATION      (CONTINUED)
                                                  DESCRIPTION:
                                                       CREEK CONTAINING 26.50 ACRES, MORE OR LESS.
                                                       GOV'T LOT 1 LYING S AND E OF PICKEREL LAKE BRANCH OF RYAN
                                                       CREEK EXC THE S 1320 FT CONTAINING 9.61 ACRES MORE OR LESS.
                                                       SE/4 OF SW/4 EXCEPT THAT PART DESCRIBED AS COMMENCING AT SW
                                                       CORNER OF E/2 OF SW/4 TH E 330 FT TH N 500 FT PARALLEL WITH
                                                       W 1/8 LINE TH W 330 FT TO W 1/8 LINE TH S ON W 1/8 LINE TO
                                                       BEGINNING.  ALSO, A GRANT OF RIGHT OF WAY FOR INGRESS AND
                                                       EGRESS OVER THE S 2 RODS OF EXCEPTED PARCEL, SUBJECT TO
                                                       EXISTING EASEMENTS CONTAINING 36.21 ACRES MORE OR LESS.
- -----------------------------------------------------------------------------------------------------------------------------
000003739    00  ROBERT J. WILLIAMS        DOMINION EXPLORATION COMPANY   07/15/1987                     07/30/87
                 ET UX                                                    07/15/1992                   453     160

                                                       -----TOWNSHIP:  16N    RANGE:  9W    SECTION:  33     -----
                                                       THAT PART OF THE SW/4 OF SW/4 DESCRIBED AS LOTS 2 AND 3 OF
                                                       PICKEREL LAKE MANOR #1 RECORDED IN LIBER 5 OF PLATS AT PAGE
                                                       6, MECOSTA COUNTY, MICHIGAN.
- -----------------------------------------------------------------------------------------------------------------------------
000003741    00  ROBERT W. LOESCH          DOMINION EXPLORATION COMPANY  07/10/1987                      07/30/87
                 ET UX                                                   07/10/1992                    453     174

                                                       -----TOWNSHIP:  16N    RANGE:  9W    SECTION:  33     -----
                                                       THAT PART OF THE SW/4 OF SW/4 DESCRIBED AS LOTS 4 AND 5 OF
                                                       PICKEREL LAKE MANOR #1 RECORDED IN LIBER 5 OF PLATS AT PAGE
                                                       6, MECOSTA COUNTY, MICHIGAN.
- -----------------------------------------------------------------------------------------------------------------------------
000003742    00  JOSEPH E. OMNESS ET UX    DOMINION EXPLORATION COMPANY   07/13/1987                     07/30/87
                                                                          07/13/1992                   453     186

                                                       -----TOWNSHIP:  16N    RANGE:  9W    SECTION:  33     -----
                                                       THAT PART OF THE SW/4 OF SW/4 DESCRIBED AS LOT 6 AND THE

               FIELD:      GRANT 32
               WELL NAME:  STATE GRANT #1-32
               LOCATION:   SECS 4, 5, T15N-R9W, SECS 32, 33, T16N-R9W
               INTERESTS:  WORKING: 31.74851%    NET REVENUE:  25.04098%

STATE:                      : MICHIGAN
COUNTY/PARISH:              : MECOSTA
PROSPECT:                   : COLFAX

                                                                                                         RECORDED
LEASE                                         ORIGINAL                 LEASE/EXPIRE                   BOOK      PAGE
NUMBER                LESSOR                   LESSEE                     DATES                      ENTRY     NUMBER
- -----------------------------------------------------------------------------------------------------------------------------
000003742    00  JOSEPH E. OMNESS ET UX    DOMINION EXPLORATION COMPANY   (CONTINUED)
                                                  DESCRIPTION:
                                                       S/2 OF LOT 7 OF PICKEREL LAKE MANOR #2 SUBDIVISION, MECOSTA
                                                       COUNTY, MICHIGAN.
- -----------------------------------------------------------------------------------------------------------------------------
000003743    00  DAVID A. MONTAGUE, ET AL  DOMINION EXPLORATION COMPANY   07/15/1987                    07/30/87
                                                                          07/15/1992                  453     162

                                                       -----TOWNSHIP:  16N    RANGE:  9W    SECTION:  33     -----
                                                       THAT PART OF THE SW/4SW/4 DESCRIBED AS THE N/2 OF LOT 7 AND
                                                       ALL OF LOT 8 OF PICKEREL LAKE MANOR #1 AS RECORDED IN LIBER
                                                       T OF PLATS AT PAGE 6, MECOSTA COUNTY, MICHIGAN.
- -----------------------------------------------------------------------------------------------------------------------------
000003744    00  PHILLIP L. RUSH, ET UX    DOMINION EXPLORATION COMPANY   07/10/1987                    07/30/87
                                                                          07/10/1992                  453     164

                                                       -----TOWNSHIP:  16N    RANGE:  9W    SECTION:  33     -----
                                                       THAT PART OF THE SW/4SW/4 DESCRIBED AS LOT 9 OF
                                                       PICKEREL LAKE MANOR #1 RECORDED IN LIBER 5 OF PLATS AT PAGE
                                                       6, MECOSTA COUNTY, MICHIGAN.
- -----------------------------------------------------------------------------------------------------------------------------
000003745    00  PAUL E. CRAVEN ET UX      DOMINION EXPLORATION COMPANY   07/14/1987                    07/30/87
                                                                          07/14/1992                  453     190

                                                       -----TOWNSHIP:  16N    RANGE:  9W    SECTION:  33     -----
                                                       THAT PART OF THE SW/4SW/4 DESCRIBED AS LOT 11, EXCEPT THE
                                                       SOUTH 30 FEET THEREOF; AND LOT 12 OF PICKEREL LAKE MANOR #2
                                                       SUBDIVISION AS PLATTED IN LIBER 5 OF PLATS AT PAGE
                                                       20, MECOSTA COUNTY, MICHIGAN.
- -----------------------------------------------------------------------------------------------------------------------------
000003746    00  JOHN M. POWERS ET UX      DOMINION EXPLORATION COMPANY   07/12/1987                    07/30/87
                                                                          07/12/1992                  453     170

               FIELD:      GRANT 32
               WELL NAME:  STATE GRANT #1-32
               LOCATION:   SECS 4, 5, T15N-R9W, SECS 32, 33, T16N-R9W
               INTERESTS:  WORKING: 31.74851%  NET REVENUE:  25.04098%

STATE         :             : MICHIGAN
COUNTY/PARISH:              : MECOSTA
PROSPECT:                   : COLFAX

                                                                                                         RECORDED
LEASE                                         ORIGINAL                 LEASE/EXPIRE                   BOOK      PAGE
NUMBER                LESSOR                   LESSEE                     DATES                      ENTRY     NUMBER
- -----------------------------------------------------------------------------------------------------------------------------
000003746    00 JOHN M. POWERS ET UX      DOMINION EXPLORATION COMPANY   (CONTINUED)
                                             DESCRIPTION:
                                                  -----TOWNSHIP:  16N    RANGE:  9W    SECTION:  33        -----
                                                  THAT PART OF THE SW/4SW/4 DESCRIBED AS LOTS 13 AND 17 OF
                                                  PICKEREL LAKE MANOR #2 SUBDIVISION AS PLATTED IN LIBER 5 OF
                                                  PLATS AT PAGE 20, MECOSTA COUNTY, MICHIGAN
- ----------------------------------------------------------------------------------------------------------------------------
000003747    00 MARY L. HALL              DOMINION EXPLORATION COMPANY   07/10/1987                      07/30/87
                                                                         07/10/1992                    453     176

                                                  -----TOWNSHIP:  16N    RANGE:  9W    SECTION:  33        -----
                                                  LOTS 14, 18, 19, 20 AND ALSO LOT 22, EXCEPT A PARCEL 100
                                                  FEET NORTH AND SOUTH BY 25 FEET EAST AND WEST IN THE SE
                                                  CORNER OF SAID LOT 22, ALL LOCATED IN PICKEREL LAKE MANOR
                                                  SUBDIVISION, RECORDED IN LIBER 5 OF PLATS AT PAGE 6,
                                                  MECOSTA COUNTY, MICHIGAN
- ---------------------------------------------------------------------------------------------------------------------------
000003748    00 WILLIAM L. ZUIDEMA ET UX  DOMINION EXPLORATION COMPANY   07/10/1987                      07/30/87
                                                                         07/10/1992                    453     178

                                                  -----TOWNSHIP:  16N    RANGE:  9W    SECTION:  33        -----
                                                  THAT PART OF THE SW/4SW/4 DESCRIBED AS LOT 21 OF
                                                  PICKEREL LAKE MANOR #2 RECORDED IN LIBER 5 OF PLATS AT PAGE
                                                  6, MECOSTA COUNTY, MICHIGAN.
- --------------------------------------------------------------------------------------------------------------------------
000003749    00 JACK HILDEBRAND ET UX     DOMINION EXPLORATION COMPANY   08/04/1987                      11/23/87
                                                                         08/04/1992                    457     1048

                                                  -----TOWNSHIP:  16N    RANGE:  9W    SECTION:  33        -----
                                                  LOT 23 OF PICKEREL LAKE MANOR #2 SUBDIVISION AND THE EAST
                                                  25 FEET OF THE SOUTH 100 FEET OF LOT 22 OF PICKEREL LAKE
                                                  MANOR #2 SUBDIVISION, MECOSTA COUNTY, MICHIGAN

               FIELD:      GRANT 32
               WELL NAME:  STATE GRANT #1-32
               LOCATION:   SECS 4, 5, T15N-R9W, SECS 32, 33, T16N-R9W
               INTERESTS:  WORKING: 31.74851%  NET REVENUE:  25.04098%

STATE         :             : MICHIGAN
COUNTY/PARISH:              : MECOSTA
PROSPECT:                   : COLFAX

                                                                                                         RECORDED
LEASE                                         ORIGINAL                 LEASE/EXPIRE                   BOOK      PAGE
NUMBER                LESSOR                   LESSEE                     DATES                      ENTRY     NUMBER
- -----------------------------------------------------------------------------------------------------------------------------
000003750    00 RANDY F. STEPHAN ET UX     DOMINION EXPLORATION COMPANY   07/14/1987                      07/30/87
                                                                          07/14/1992                    453     182

                                                        -----TOWNSHIP:  16N  RANGE:  9W    SECTION:  33     -----
                                                        THAT PART OF GOVERNMENT LOT 1 DESCRIBED AS COMMENCING
                                                        1889.28 FEET WEST OF THE SOUTH 1/4 POST.  THENCE NORTH 33
                                                        DEG. 45' EAST 151.28 FEET, THENCE WESTERLY 227.65 FEET TO
                                                        LAKE, THENCE SOUTHWESTERLY ALONG LAKE SHORE TO THE SOUTH
                                                        SECTION LINE.  THENCE EASTERLY TO POINT OF BEGINNING,
                                                        MECOSTA COUNTY, MICHIGAN
- -----------------------------------------------------------------------------------------------------------------------------
000003753    00 RUTH E CARLSON             DOMINION EXPLORATION COMPANY   01/25/1988                      04/14/88
                                                                          01/25/1993                    462     452

                                                        -----TOWNSHIP:  16N  RANGE:  9W    SECTION:  32     -----
                                                        NW/4SE/4, SE/4SE/4
- -----------------------------------------------------------------------------------------------------------------------------
000003754    00 JAMES E. HELDENBRAND ET UX DOMINION EXPLORATION COMPANY   10/20/1988                      11/15/88
                                                                          10/20/1993                    470     16

                                                       -----TOWNSHIP:  15N   RANGE:  9W    SECTION:  5      -----
                                                       BEGINNING AT A POINT ON THE NORTH BOUNDARY OF SECTION 5 THAT
                                                       IS 2113.0 FEET EAST OF QUARTER CORNER ON THE NORTH SIDE OF
                                                       SAID SECTION, THENCE SOUTH 66 DEG.  44' EAST 524.64 FEET TO
                                                       A STAKE NEXT TO A CHERRY TREE, THENCE NORTH 57 DEG. 07'
                                                       EAST 118 FEET TO SHORE LINE OF PICKEREL LAKE, THENCE
                                                       FOLLOWING ALONG SHORE LINE OF PICKEREL LAKE IN A NORTHERLY
                                                       DIRECTION APPROXIMATELY 175 FEET TO NORTH SECTION LINE OF
                                                       SAID SECTION, THENCE WEST ALONG SAID NORTH SECTION LINE OF
                                                       SAID SECTION TO POINT OF BEGINNING, MECOSTA COUNTY, MICHIGAN
- ----------------------------------------------------------------------------------------------------------------------------
000003755     00 LYLE M. JORGENSEN         DOMINION EXPLORATION COMPANY   07/11/1987                      07/30/87
                                                                          07/11/1992                    453     172

               FIELD:      GRANT 32
               WELL NAME:  STATE GRANT #1-32
               LOCATION:   SECS 4, 5, T15N-R9W, SECS 32, 33, T16N-R9W
               INTERESTS:  WORKING: 31.74851%  NET REVENUE:  25.04098%

STATE:                      : MICHIGAN
COUNTY/PARISH:              : MECOSTA
PROSPECT:                   : COLFAX

                                                                                                         RECORDED
LEASE                                         ORIGINAL                 LEASE/EXPIRE                   BOOK      PAGE
NUMBER                LESSOR                   LESSEE                     DATES                      ENTRY     NUMBER
- -----------------------------------------------------------------------------------------------------------------------------
000003755    00 LYLE M. JORGENSEN          DOMINION EXPLORATION COMPANY   (CONTINUED)
                                                  DESCRIPTION
                                                        -----TOWNSHIP:  15N  RANGE:  9W    SECTION:   4     -----
                                                        W/2W/2NW/4 LYING SOUTH OF THE LAKE AND NORTH OF COUNTY
                                                        ROAD
                                                        -----TOWNSHIP:  15N  RANGE:  9W    SECTION:   5     -----
                                                        A PARCEL IN THE NE/4 DESCRIBED AS COMMENCING AT THE NW
                                                        CORNER OF THE NE/4 THENCE EAST 2113.00 FEET. THENCE SOUTH
                                                        66 DEG. 44' EAST 197.70 FEET TO POINT OF BEGINNING.  THENCE
                                                        SOUTH 45 DEG. 35' EAST TO EAST SECTION LINE.  THENCE NORTH
                                                        TO LAKE.  THENCE SOUTH 57 DEG.  7' WEST 118 FEET,  THENCE
                                                        NORTH 66 DEG. 44' WEST 326.94 FEET TO POINT OF BEGINNING,
                                                        MECOSTA COUNTY, MICHIGAN
- ------------------------------------------------------------------------------------------------------------------------------------

000003757    00 WILLIAM H. LUCHT           DOMINION EXPLORATION COMPANY   07/14/1989                        07/24/89
                                                                          07/14/1992                    476       1409

                                                        -----TOWNSHIP:  15N  RANGE:  9W     SECTION:  5     -----
                                                        PART OF W/2NE/4 FRL. COMMENCING AT INTERSECTION OF NORTH
                                                        AND SOUTH 1/4 LINE AND RYAN CREEK, 165 FEET EAST AND WEST
                                                        BY 247.5 FEET NORTH AND SOUTH, MECOSTA COUNTY, MICHIGAN
- ------------------------------------------------------------------------------------------------------------------------------------

000003758    00 MARIE M. BUSH              DOMINION EXPLORATION COMPANY    07/14/1989                      07/24/89
                                                                           07/14/1992                    476      1411

                                                         -----TOWNSHIP:  15N    RANGE:  9W  SECTION:  5       -----
                                                         COMMENCING ON COUNTY HIGHWAY 1320 FEET SOUTH OF NORTH
                                                         TOWNSHIP LINE, SOUTH ON CENTER OF HIGHWAY 594 FEET, WEST
                                                         148.5 FEET, NORTH PARALLEL TO SAID HIGHWAY 594 FEET, EAST
                                                         148.5 FEET TO POINT OF BEGINNING IN THE W/2NW/4NE/4, MECOSTA
                                                         COUNTY, MICHIGAN

               FIELD:      GRANT 32
               WELL NAME:  STATE GRANT #1-32
               LOCATION:   SECS 4, 5, T15N-R9W, SECS 32, 33, T16N-R9W
               INTERESTS:  WORKING: 31.74851%   NET REVENUE:  25.04098%

STATE         :             : MICHIGAN
COUNTY/PARISH:              : MECOSTA
PROSPECT:                   : COLFAX

                                                                                                         RECORDED
LEASE                                         ORIGINAL                 LEASE/EXPIRE                   BOOK      PAGE
NUMBER                LESSOR                   LESSEE                     DATES                      ENTRY     NUMBER
- -----------------------------------------------------------------------------------------------------------------------------
000003759    00  CHARLES J. LEMSON ET UX   DOMINION EXPLORATION COMPANY   07/13/1987                      07/30/87
                                                                          07/13/1992                    453     166

                                                       -----TOWNSHIP:  15N    RANGE:  9W    SECTION:  4     -----
                                                       THAT PART OF THE NW/4 DESCRIBED AS COMMENCING AT THE
                                                       INTERSECTION OF NORTH TOWNSHIP LINE AND EASTERLY SHORELINE
                                                       OF PICKEREL LAKE, THENCE EAST APPROXIMATELY 250 FEET TO
                                                       HIGHWAY, THENCE SOUTHERLY TO A POINT OF INTERSECT OF A LINE
                                                       PARALLEL WITH AND 75 FEET DUE SOUTH OF SAID TOWNSHIP LINE.
                                                       THENCE WESTERLY ALONG LINE PARALLEL WITH SAID TOWNHIP LINE
                                                       TO SHORE OF PICKEREL LAKE, THENCE NORTHERLY ALONG SHORE TO
                                                       POINT OF BEGINNING, MECOSTA COUNTY, MICHIGAN
- -----------------------------------------------------------------------------------------------------------------------------
000003760-A  00  HARRIET V. ULRICH         DOMINION EXPLORATION COMPANY   10/23/1987                      11/23/87
                                                                          10/23/1992                    457     1066

                                                       -----TOWNSHIP:  15N    RANGE:  9W    SECTION: 4     -----
                                                       INSOFAR AND ONLY INSOFAR AS LEASE COVERS THE E/2NW/4 AND
                                                       THE E/2W/2NW/4, MECOSTA COUNTY, MICHIGAN
- -----------------------------------------------------------------------------------------------------------------------------
000003760-B01 00 ALAN JEROME GREGORY       PLUMB ENTERPRISES INC.         03/06/1987                      03/12/87
                      ET UX                                               03/06/1992                    447     1291

                                                       -----TOWNSHIP:  15N    RANGE:  9W    SECTION:  4    -----
                                                       THE E/2 OF THE NW/4 AND THE E/2 OF THE W/2 OF THE NW/4 LYING
                                                       SOUTH OF THE COUNTY ROAD BEING IN SECTION 4, T15N, R9W
                                                       COLFAX TOWNSHIP, MECOSTA COUNTY, MICHIGAN EXCEPT A PARCEL OF
                                                       LAND DESCRIBED AS BEGINNING AT THE SW CORNER OF THE E/2 OF
                                                       THE NW/4 OF THE NW/4 OF SECTION 4 WHICH POINT OF BEGINNING
                                                       IS 1320 FEET N 00 DEG 16' EAST AND 654.7 FT E OF THE QUARTER
                                                       COR BETWEEN SEC 4 AND 5; THE N 00 DEG 16' E 501.45 FT TO A
                                                       POINT IN THE CENTERLINE OF HIGHWAY RUNNING APPROXIMATELY E
                                                       AND W; TH S 79 DEG 42' E ALONG CENTERLINE OF SAID ROAD 465

               FIELD:      GRANT 32
               WELL NAME:  STATE GRANT #1-32
               LOCATION:   SECS 4, 5, T15N-R9W, SECS 32, 33, T16N-R9W
               INTERESTS:  WORKING: 31.74851%    NET REVENUE:  25.04098%

STATE         :             : MICHIGAN
COUNTY/PARISH:              : MECOSTA
PROSPECT:                   : COLFAX

                                                                                                         RECORDED
LEASE                                         ORIGINAL                 LEASE/EXPIRE                   BOOK      PAGE
NUMBER                LESSOR                   LESSEE                     DATES                      ENTRY     NUMBER
- -----------------------------------------------------------------------------------------------------------------------------
000003760-B01  00  ALAN JEROME GREGORY     PLUMB ENTERPRISES INC.         (CONTINUED)
                   ET UX                               DESCRIPTION:
                                                            FT TH S 16 DEG 00' W 600 FT TO AN IRON STAKE AT THE MARGIN
                                                            OF MUD LAKE CREEK AND TO THE THREAD OF SAID STREAM:  TH
                                                            FOLLOWING SAID STREAM TO A POINT MARKED BY AN IRON STAKE ON
                                                            THE BANK OF SAID CREEK; TH N 00 DEG 16' E 66.55 FT TO POB.
                                                            ALSO EXC A PARCEL OF LAND DESCRIBED AS BEG AT A POINT ON THE
                                                            N SEC LINE OF SEC 4 THAT IS W 1774.33 FT FROM THE N 1/4 COR:
                                                            TH S 06 DEG 54' 35" W 883.79 FT; TH S 06 DEG 59' 20" W
                                                            173.62 FT; TH N 87 DEG 59' 15" W, 402.42 FT TH N 19 DEG 09'
                                                            50" E 145.50 FT; TH N 89 DEG 56' 43" E ALONG THE CENTERLINE
                                                            OF THE COUNTY ROAD 132.00 FT; TH ALONG THE CENTERLINE OF THE
                                                            COUNTY ROAD ALONG THE ARC OF A CURVE TO THE LEFT 152.86 FT
                                                            SAID CURVE HAVING A RADIUS OF 93.05 FT AT A CENTRAL ANGLE OF 94
                                                            DEG 07' 21" AND A LONG CHORD BEARING AND DISTANCE OF N 42
                                                            DEG 53' 02" E, 136.25 FT TH N 04 DEG 10' 38" W ALONG THE
                                                            CENTERLINE OF THE COUNTY ROAD 338.20 FT; TH NORTHERLY ALONG
                                                            THE CENTERLINE OF THE COUNTY ROAD TO POB. BEING SUBJECT TO
                                                            ALL EASEMENTS AND RIGHTS OF WAY OF RECORD.
- -----------------------------------------------------------------------------------------------------------------------------
000003760-C  00  ALBERT G. FATH III,     DOMINION EXPLORATION COMPANY         08/11/1987                      11/23/87
                 ET UX                                                        08/11/1994                    457     1050

                                                            -----TOWNSHIP:  15N    RANGE:  9W    SECTION 4      -----
                                                            PART OF E/2NW/4NW/4 COMMENCING AT THE SW CORNER, THENCE
                                                            NORTH 00 DEG. 16' EAST 501.45 FEET TO CENTER OF ROAD.
                                                            THENCE SOUTH 79 DEG. 42' EAST 465 FEET. THENCE SOUTH
                                                            16 DEG. WEST 600 FEET TO CREEK, THENCE NORTHWESTERLY ALONG
                                                            CREEK 441 FEET, THENCE NORTH 00 DEG. 16' EAST 66.55 FEET TO
                                                            POINT OF BEGINNING, MECOSTA COUNTY, MICHIGAN
- -----------------------------------------------------------------------------------------------------------------------------
000003760-D  00  ERNEST DALE TETZLAFF    BALTIC ENERGY CORP                   08/03/1989                      10/25/89
                 ET UX                                                        08/03/1994                    479     1288

                 ET UX

               FIELD:      GRANT 32
               WELL NAME:  STATE GRANT #1-32
               LOCATION:   SECS 4, 5, T15N-R9W, SECS 32, 33, T16N-R9W
               INTERESTS:  WORKING: 31.74851%    NET REVENUE:  25.04098%

STATE         :             : MICHIGAN
COUNTY/PARISH:              : MECOSTA
PROSPECT:                   : COLFAX

                                                                                                         RECORDED
LEASE                                         ORIGINAL                 LEASE/EXPIRE                   BOOK      PAGE
NUMBER                LESSOR                   LESSEE                     DATES                      ENTRY     NUMBER
- -----------------------------------------------------------------------------------------------------------------------------
000003760-D  00  ERNEST DALE TETZLAFF      BALTIC ENERGY CORP             (CONTINUED)
                 ET UX                                DESCRIPTION:
                                                            -----TOWNSHIP:  15N    RANGE:  9W    SECTION:  4    -----
                                                            PART OF NW/4 NW/4 DESCRIBED AS FOLLOWS TO-WIT:  COMMENCING AT
                                                            A POINT ON THE EASTERLY SHORE OF PICKEREL LAKE AT A POINT
                                                            WHERE A LINE DRAWN PARALLEL TO THE TOWNSHIP LINE BETWEEN
                                                            COLFAX AND GRANT TOWNSHIPS 75 FT SOUTH MEASURED AT RIGHT
                                                            ANGLES FROM SAID TOWNSHIP LINE WOULD INTERSECT THE EAST
                                                            SHORE OF SAID LAKE TH EAST ALONG A LINE PARALLEL WITH SAID
                                                            TOWNSHIP LINE TO THE HIGHWAY TH SOUTHERLY ALONG SAID HIGHWAY
                                                            TO A POINT WHERE A LINE DRAWN PARALLEL TO THE FIRST BOUNDARY
                                                            LINE 100 FT SOUTH THEREOF (MEASURED AT RIGHT ANGLES) WOULD
                                                            INTERSECT SAID HIGHWAY TH WEST PARALLEL WITH SAID TOWNSHIP
                                                            LINE TO THE EASTERLY SHORE OF SAID PICKEREL LAKE TH
                                                            NORTHERLLY ALONG THE SAID LAKE SHORE TO THE POB.
- -----------------------------------------------------------------------------------------------------------------------------
000003760-E  00  PAUL J GELDHOF ET UX      BALTIC ENERGY CORP                 07/31/1989                      10/25/89
                                                                              07/31/1994                    479     1286

                                                            -----TOWNSHIP:  15N    RANGE:  9W    SECTION:  4    -----
                                                            A PARCEL OF LAND LOCATED IN THE E/2 W/2 NW/4 OF SEC 4; BEG
                                                            AT A POINT 1688.39 FT WEST AND 175.00 FT SOUTH OF THE 1/4
                                                            CORNER ON THE NORTH SIDE SAID SECTION 4; TH W A DISTANCE
                                                            OF 233.00 FT TO THE WATER'S EDGE OF PICKEREL LAKE; TH SOUTH
                                                            11 DEG 0' WEST ALONG THE WATER'S EDGE OF PICKEREL LAKE A
                                                            DISTANCE APPROXIMATELY 50.94 FT TH EAST (PARALLEL WITH THE
                                                            NORTH BOUNDARY AND 50 FT EQUIDISTANT THEREFROM) A DISTANCE
                                                            OF 207.73 FT TH NORTH 35 DEG O' EAST ALONG THE RIGHT OF WAY
                                                            OF A TOWNSHIP ROAD A DISTANCE APPROXIMATELY 61.039 FT TO THE
                                                            POB.
- -----------------------------------------------------------------------------------------------------------------------------
000003760-F  00  JAMES W. HURLESS ET UX    DOMINION EXPLORATION COMPANY       07/16/1987                      07/30/87
                                                                              07/16/1992                    453     188

               FIELD:      GRANT 32
               WELL NAME:  STATE GRANT #1-32
               LOCATION:   SECS 4, 5, T15N-R9W, SECS 32, 33, T16N-R9W
               INTERESTS:  WORKING: 31.74851%    NET REVENUE:  25.04098%

STATE:                      : MICHIGAN
COUNTY/PARISH:              : MECOSTA
PROSPECT:                   : COLFAX

                                                                                                         RECORDED
LEASE                                         ORIGINAL                 LEASE/EXPIRE                   BOOK      PAGE
NUMBER                LESSOR                   LESSEE                     DATES                      ENTRY     NUMBER
- -----------------------------------------------------------------------------------------------------------------------------
000003760-F  00  JAMES W. HURLESS ET UX    DOMINION EXPLORATION COMPANY   (CONTINUED)
                                                       DESCRIPTION:
                                                            -----TOWNSHIP:  15N     RANGE:  9W    SECTION:  4    -----
                                                            THAT PART OF THE E/2W/2NW/4 COMMENCING 1723.38 FEET WEST AND
                                                            225 FEET SOUTH OF 1/4 POST, THENCE WEST 207.73 FEET TO
                                                            PICKEREL LAKE, THENCE SOUTH 11 DEG. WEST APPROXIMATELY
                                                            50.94 FEET, THENCE EAST PARALLEL TO NORTH BOUNDARY AND 50
                                                            FEET THEREFROM 180.46 FEET, THENCE NORTH 35 DEG. EAST
                                                            APPROXIMATELY 61.039 FEET TO POINT OF BEGINNING.  ALSO ALL
                                                            LAND EAST OF THE ABOVE DESCRIBED LYING BETWEEN WEST RIGHT OF
                                                            WAY OF ABANDONED ROAD AND CENTERLINE OF RELOCATED ROAD,
                                                            MECOSTA COUNTY, MICHIGAN
- -----------------------------------------------------------------------------------------------------------------------------
000003760-G  00  ANTHONY D KOHLER ET EX    BALTIC ENERGY CORP             O8/07/1989                        10/25/89
                                                                          08/07/1994                      479     1290

                                                            -----TOWNSHIP:  15N    RANGE:  9W    SECTION:  4   ----
                                                            A PARCEL OF LAND FRONTING PICKEREL LAKE DESCRIBED AS FOLLOWS
                                                            BEG AT A POINT 1758.37 FT WEST AND 275 FT SOUTH OF THE ONE-
                                                            QUARTER CORNER ON THE NORTH SIDE OF SEC 4, COLFAX TOWNSHIP;
                                                            TH WEST A DISTANCE OF 180.46 FT TO THE WATERS EDGE OF
                                                            PICKEREL LAKE TH S 11 DEG 00' W ALONG THE WATER EDGE OF
                                                            PICKEREL LAKE A DISTANCE OF 50.94 FT TH EAST A DISTANCE OF
                                                            155.39 FT TH N 35 DEG 00' E ALONG THE RIGHT OF WAY OF A
                                                            TOWNSHIP ROAD A DISTANCE OF 61.039 FT TO THE POB; AND ALL
                                                            THAT PIECE OF LAND ON THE EAST SIDE OF THE PROPERTY DEEDED
                                                            BY HERBERT E. TETZLAFF AND LOTTIE I TETZLAFF TO JOHN B SHAY
                                                            AND RUSSELL D SHAY AS JOINT TENANTS WITH FULL RIGHTS OF
                                                            SURVIVORSHIP AND NOT AS TENANTS IN COMMON BETWEEN THE WEST
                                                            RIGHT-OF-WAY OF THE ABANDONED PORTION OF THE COUNTY ROAD TO
                                                            THE CENTERLINE OF THE RELOCATED ROAD AND MORE PARTICULARLY
                                                            DESCRIBED AS:  BEG AT A POINT 1758.37 FT WEST AND 275 FT S OF
                                                            THE QUARTER CORNER ON THE NORTH SIDE OF SEC 4 COLFAX TWP. TH

               FIELD:      GRANT 32
               WELL NAME:  STATE GRANT #1-32
               LOCATION:   SECS 4, 5 T15N-R9W, SECS 32, 33, T16N-R9W
               INTERESTS:  WORKING: 31.74851%    NET REVENUE:  25.04098%

STATE:                      : MICHIGAN
COUNTY/PARISH:              : MECOSTA
PROSPECT:                   : COLFAX

                                                                                                         RECORDED
LEASE                                         ORIGINAL                 LEASE/EXPIRE                   BOOK      PAGE
NUMBER                LESSOR                   LESSEE                     DATES                      ENTRY     NUMBER
- -----------------------------------------------------------------------------------------------------------------------------
000003760-G  O0  ANTHONY D KOHLER ET UX   BALTIC ENERGY CORP             (CONTINUED)
                                                      DESCRIPTION:
                                                           S 35 DEG W 61.039 FT TO A POINT TH EAST TO THE CENTERLINE OF
                                                           THE RELOCATED AND RECONSTRUCTED COUNTY ROAD TH NORTH ALONG
                                                           THE CENTERLINE OF SAID ROAD TO A POINT DUE EAST OF THE POB
                                                           TH WEST TO THE POB.
- -----------------------------------------------------------------------------------------------------------------------------
000003760-H  00  MICHAEL K. WYMAN ET UX   DOMINION EXPLORATION COMPANY        07/12/1987                      07/30/87
                                                                              07/12/1992                    453     168

                                                           -----TOWNSHIP:  15N    RANGE:  9W    SECTION: 4      -----
                                                           PART OF THE NW/4 COMMENCING AT A POINT ON THE CENTERLINE OF
                                                           18 MILE ROAD THAT IS 2059.35 FEET WEST, 325 FEET SOUTH AND
                                                           00 DEG. 21' EAST 135.91 FEET FROM NORTH 1/4 CORNER OF
                                                           SECTION 4, THENCE SOUTH 172 FEET ALONG CENTERLINE OF 18 MILE
                                                           ROAD, THENCE NORTH 89 DEG. 19' WEST 410.91 FEET, THENCE
                                                           NORTH 171.44 FEET ALONG WATERS EDGE OF PICKEREL LAKE.
                                                           THENCE SOUTH 89 DEG. 19' EAST 400.82 FEET TO POINT OF
                                                           BEGINNING RESERVING EASTERLY AND SOUTHERLY 33 FEET FOR ROAD
                                                           PURPOSES, MECOSTA COUNTY, MICHIGAN.
- -----------------------------------------------------------------------------------------------------------------------------
000003760-I  00  DONNA E. YOST            DOMINION EXPLORATION COMPANY        07/14/1987                      07/30/87
                                                                              07/14/1992                    453     180

                                                           -----TOWNSHIP:  15N    RANGE:  9W    SECTION:  4     -----
                                                           THAT PART OF NW/4 BEGINNING AT A POINT ON CENTERLINE OF 18
                                                           MILE ROAD THAT IS 2059.35 FEET WEST, 325 FEET SOUTH AND
                                                           01 DEG. 21' EAST 135.91 FEET AND SOUTH 04 DEG. 10' EAST
                                                           172 FEET FROM NORTH 1/4 CORNER OF SECTION 4, THENCE SOUTH 04
                                                           DEG. 10' EAST 166.20 FEET, THENCE ALONG A RIGHT CURVE 136.24
                                                           FEET, THENCE SOUTH 89 DEG. 56' WEST 175 FEET, THENCE NORTH
                                                           83 DEG. 05' WEST 126 FEET, THENCE NORTH 30 DEG. 58' EAST
                                                           131 FEET ALONG WATERS EDGE OF PICKEREL LAKE, THENCE NORTH

               FIELD:      GRANT 32
               WELL NAME:  STATE GRANT #1-32
               LOCATION:   SECS 4, 5 T15N-R9W, SECS 32, 33, T16N-R9W
               INTERESTS:  WORKING: 31.74851%    NET REVENUE:  25.04098%

STATE:                      : MICHIGAN
COUNTY/PARISH:              : MECOSTA
PROSPECT:                   : COLFAX

                                                                                                         RECORDED
LEASE                                         ORIGINAL                 LEASE/EXPIRE                   BOOK      PAGE
NUMBER                LESSOR                   LESSEE                     DATES                      ENTRY     NUMBER
- -----------------------------------------------------------------------------------------------------------------------------
000003760-I  00  DONNA E. YOST             DOMINION EXPLORATION COMPANY   (CONTINUED)
                                                  DESCRIPTION:
                                                       34 DEG. 18' WEST 173 FEET ALONG WATERS EDGE OF PICKEREL
                                                       LAKE.  THENCE SOUTH 89 DEG. 19' EAST 410.91 FEET TO POINT OF
                                                       BEGINNING, MECOSTA COUNTY, MICHIGAN.
- -----------------------------------------------------------------------------------------------------------------------------
000003760-J  00  STEVEN W. MICHAEL         NOMECO OIL & GAS CO.           01/08/1991
                                                                          01/08/1992                    492       68

                                                       -----TOWNSHIP:  15N    RANGE:  9W    SECTION:  4      -----
                                                       PART OF THE NW FRL/4 DESCRIBED AS:  BEGINNING AT A POINT
                                                       WHERE THE CENTERLINE OF 18 MILE ROAD INTERSECTS WITH THE
                                                       PROPERTY LINE BETWEEN THE LYLE JORGENSEN PROPERTY AND THE
                                                       HERBERT TETZLAFF PROPERTY ON THE SOUTH SIDE OF PICKEREL
                                                       LAKE, SAID POINT ALSO LYING APPROXIMATELY 897 FEET WEST AND
                                                       680 FEET SOUTH OF A CONCRETE MONUMENT KNOWN AS THE POINT
                                                       OF BEGINNING FOR THE PLAT OF PICKEREL LAKE MANOR AS
                                                       RECORDED IN LIBER 5 OF PLATS, PAGE 6 OF THE REGISTER OF
                                                       DEEDS OFFICE, BIG RAPIDS, MICHIGAN:  THENCE S 69 DEG. 55'
                                                       EAST 96.00 FEET; THENCE N 17 DEG. 42' EAST 110.25 FEET;
                                                       THENCE N 05 DEG. 48' WEST 402.70 FEET; THENCE S 75 DEG.
                                                       32' WEST 85.60 FEET; THENCE SOUTH 451.00 FEET TO THE PLACE
                                                       OF BEGINNING.
- -----------------------------------------------------------------------------------------------------------------------------
000003779    00  JOSPEH O. BAUMUNK ET UX   NOMECO OIL & GAS CO.           11/20/1990                      11/21/90
                                                                          11/20/1991                    490     1049

                                                       -----TOWNSHIP:  16N    RANGE:  9W    SECTION:  33    -----
                                                       LOT #10 OF PICKEREL LAKE MANOR AND THE SOUTH 30 FEET OF LOT
                                                       11 OF PICKEREL LAKE MANOR #2, INCLUDING ANY SUBMERGED LANDS
                                                       UNDERLYING THE LAKE TO WHICH LESSORS MAY CLAIM OWNERSHIP
                                                       BECAUSE OF RIPARIAN RIGHTS OR OTHER RIGHTS.

\

               FIELD:      BOUNDARY
               WELL NAME:  HUFF #1-32
               LOCATION:   E/2E/2 SEC. 31. ALL SEC. 32, T25N-R8W
               INTERESTS:  WORKING: .93750%    NET REVENUE:  .78847%

STATE:                      : MICHIGAN
COUNTY/PARISH:              : KALKASKA
PROSPECT:                   : BOUNDARY

                                                                                                         RECORDED
LEASE                                         ORIGINAL                 LEASE/EXPIRE                   BOOK      PAGE
NUMBER                LESSOR                   LESSEE                     DATES                      ENTRY     NUMBER
- -----------------------------------------------------------------------------------------------------------------------------
000001580-A  00  ANDREW VAN TOL ET UX      W J STRICKLER                  O6/18/1980                       12/18/80
                                                                          06/18/1985                     195     154

                                                       -----TOWNSHIP:  25N    RANGE:  8W    SECTION:  32     -----
                                                       W/2NE/4 BELOW THE BASE OF THE RICHFIELD FORMATION.
 -----------------------------------------------------------------------------------------------------------------------------
000001580-B  00  OWEN H. KNACK             JEM PETROLEUM CORPORATION      05/17/1982                       05/18/82
                                                                          05/17/1985                     205     442

                                                       -----TOWNSHIP:  25N    RANGE:  8W    SECTION:  32     -----
                                                       W/2NE/4 BELOW THE BASE OF THE RICHFIELD FORMATION.
- -----------------------------------------------------------------------------------------------------------------------------
000001596    00  CONSUMERS POWER CO        NORTHERN MICHIGAN EXPLORATION  04/15/1983                       05/02/83
                                           CO                             04/15/1988                    214      237

                                                       -----TOWNSHIP:  25N    RANGE:  8W    SECTION:  32     -----
                                                       E/2 NE/4 FROM BELOW THE BASE OF THE RICHFIELD FORMATION
                                                       DOWN TO AND INCLUDING THE BASE OF THE PRAIRIE DU CHEIN
                                                       FORMATION.

                      FIRST AMENDMENT TO CREDIT AGREEMENT

          This FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made and entered into as of the 15th day of December, 1995, by and between GOODRICH PETROLEUM COMPANY OF LOUISIANA, a Nevada corporation, formerly known as American National Petroleum Company ("ANPC"), successor by merger to Patrick Petroleum Corporation of Michigan, a Michigan corporation (the "Borrower"), GOODRICH PETROLEUM CORPORATION, a Delaware corporation ("Goodrich"), and COMPASS BANK - HOUSTON, a state chartered Texas banking corporation (the "Lender").


                              W I T N E S S E T H:

          WHEREAS, Patrick Petroleum Corporation of Michigan ("PPCM"), the Lender, Goodrich, and Patrick Petroleum Company ("Patrick of Delaware") have heretofore executed the Credit Agreement dated August 16, 1995 (the "Agreement"), pursuant to which the Lender has extended credit to PPCM, and Goodrich and Patrick of Delaware have guaranteed the payment and performance of certain indebtedness and other obligations of PPCM to the Lender;

          WHEREAS, PPCM has merged with and into ANPC and ANPC, as successor by merger to PPCM, has changed its name to Goodrich Petroleum Company of Louisiana;

          WHEREAS, Patrick of Delaware has merged with and into Goodrich, with Goodrich being the surviving entity; and

          WHEREAS, the Lender has consented to the transactions described above and the parties desire to amend the Agreement to reflect the foregoing and otherwise as hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Agreement and this Amendment, the parties hereto agree as follows:

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

          1.1 Terms Defined Above. As used herein, each of the terms "Agreement," "Amendment," "ANPC," "Borrower," "Goodrich," "Lender," "Patrick of Delaware," and "PPCM" shall have the meaning assigned to such term hereinabove.

          1.2 Terms Defined in Agreement. As used herein, each term defined in the Agreement shall have the meaning assigned thereto in the Agreement, unless expressly provided herein to the contrary.

          1.3 References. References in this Amendment to Article or Section numbers shall be to Articles and Sections of this Amendment, unless expressly stated to the contrary. References in this Amendment to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," and "hereunder" shall be to this Amendment in its entirety and not only to the particular Article or
Section in which such reference appears.

          1.4 Articles and Sections. This Amendment, for convenience only, has been divided into Articles and Sections and it is understood that the rights, powers, privileges, duties, and other legal relations of the parties hereto shall be determined from this Amendment as an entirety and without regard to such division into Articles and Sections and without regard to headings prefixed to such Articles and Sections.

          1.5 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural and likewise the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine, and neuter, when such construction is appropriate, and specific enumeration shall not exclude the general, but shall be construed as cumulative. Definitions of terms defined in the singular and plural shall be equally applicable to the plural or singular, as the case may be.

                                  ARTICLE II

                            AMENDMENTS TO AGREEMENT

          The Agreement is hereby amended as follows:

          2.1 References to Borrower. All references to the term "Borrower" in the Agreement are hereby amended to refer to the Borrower as such term is defined in this Amendment.

          2.2 References to Guarantors. All references to the term "Guarantors" in the Agreement are hereby amended to refer to the Guarantor.

          2.3 References to Patrick of Delaware. All references to the term "Patrick of Delaware" in the Agreement are hereby amended to refer to Goodrich.

          2.4 Amendment of Section 1.2. Section 1.2 of the Agreement is hereby amended as follows:

          (a) The following definitions are hereby amended to read as follows:

          "Collateral" shall mean the Mortgaged Properties, the Marcum Stock, the Marcum Warrants, the GPCL Stock, and any other Property now or at any time used or intended as security for the payment or performance of all or any portion of the Obligations.

          "Guarantor" shall mean Goodrich.

          "Note" shall mean the promissory note of the Borrower in the form attached as Exhibit I to the First Amendment to Credit Agreement dated as of December 8, 1995, by and among the Borrower, Goodrich, and the Lender, together with all renewals, extensions for any period, increases, and rearrangements thereof."

          (b) The following definition is added to Section 1.2 of the Agreement:

          "GPCL Stock" shall mean 100% of the stock of the Borrower, which stock is owned by Goodrich."

          2.5 Amendment of Section 4.4. Section 4.4 of the Agreement is hereby amended to read as follows:

          "4.4 Security Instruments. The provisions of each Security Instrument are effective to create in favor of the Lender, a legal, valid, and enforceable Lien in the Collateral described therein, which Liens, assuming the possession by the Lender of the certificates evidencing the Marcum Stock, the Marcum Warrants, and the GPCL Stock, and the accomplishment of recording and filing in accordance with applicable laws prior to the intervention of rights of other Persons, shall constitute fully perfected first-priority Liens."

          2.6 Amendment of Section 4.21. Section 4.21 of the Agreement is hereby amended to read as follows:

          "4.21 Locations of Borrower. The principal place of business and chief executive office of the Borrower is located at 5847 San Felipe, Suite 700, Houston, Texas 77057, or at such other location as the Borrower may have, by proper written notice hereunder, advised the Lender, provided that such other location is within a state in which appropriate financing statements from the Borrower in favor of the Lender have been filed."

           2.7 Amendment of Section 4.22. Section 4.22 of the Agreement is hereby amended to read as follows:

          "4.22 Subsidiaries. Goodrich has no Subsidiaries except those described on Exhibit V under the heading 'Subsidiaries of Goodrich,' and the Borrower has no Subsidiaries except those described on Exhibit V under the heading 'Subsidiaries of Borrower.'"

          2.8 Amendment of Section 6.11. Section 6.11 of the Agreement is hereby amended to read as follows:

          "6.11 Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth at any time to be less than $11,000,000 plus, for all fiscal quarters ending subsequent to September 30, 1995, 50% of positive Consolidated Net Income and 100% of all cash equity proceeds, net of expenses incurred in connection with the offering transaction."

          2.9 Amendment of Exhibit V. The disclosures made on Exhibit V of the Agreement in connection with Section 4.22 of the Agreement are hereby amended to read as set forth on Exhibit II attached hereto.

                                  ARTICLE III

                                   CONDITIONS

          The obligation of the Lender to amend the Agreement as provided herein is subject to the fulfillment of the following conditions precedent:

          3.1 Receipt of Documents and Other Items. The Lender shall have received, reviewed, and approved the following documents and other items, appropriately executed when necessary and in form and substance satisfactory to the Lender:

           (a) multiple counterparts of this Amendment executed by the Borrower and Goodrich, as requested by the Lender;

           (b) the Note;

           (c) Ratification and Assumption of and Amendment to Guaranties executed by Goodrich;

           (d) Ratification of and Amendment to Mortgage, Collateral Real Estate Mortgage, Deed of Trust, Indenture, Security Agreement, Financing Statement and Assignment of Production executed by the Borrower, and Financing Statement Changes constituent thereto;

           (e) Ratification and Assumption of and Amendment to Security Agreement (Stock Pledge) executed by the Borrower, and Financing Statement Changes constituent thereto;

           (f) Ratification and Assumption of and Amendment to Security Agreement (Stock Pledge) executed by Goodrich, and Financing Statement Changes constituent thereto;

           (g) Stock certificates, if any, issued in replacement of any of the Marcum Stock, the Marcum Warrants, the PPCM Stock, or the ANPC Stock and stock powers or transfer instruments, as the case may be, endorsed in blank in connection therewith;

           (h) undated letters, in form and substance satisfactory to the Lender, from the Borrower to each purchaser of production and disburser of the proceeds of production from or attributable to the Mortgaged Properties, together with additional letters with the addressees left blank, authorizing and directing the addressees to make future payments attributable to production from the Mortgaged Properties directly to the Lender; and

            (i) evidence of the merger of PPCM with and into ANPC and the change of the name of ANPC to Goodrich Petroleum Company of Louisiana and evidence of the merger of Patrick of Delaware with and into Goodrich.

     3.2 Accuracy of Representations and Warranties. The representations and warranties contained in Article IV of the Agreement and in any other Loan Document shall be true and correct, except as affected by the transactions contemplated in the Agreement and this Amendment.

     3.3 Matters Satisfactory to Lender. All matters incident to the consummation of the transactions contemplated hereby shall be satisfactory to the Lender.

                                  ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          Each of the Borrower and Goodrich hereby expressly re-makes, in favor of the Lender, all of the representations and warranties set forth in Article IV of the Agreement and set forth in any other Loan Document to which it is a party, and represents and warrants that all such representations and warranties remain true and unbreached, except as affected by the transactions contemplated in the Agreement and this Amendment.


                                   ARTICLE V

                          ASSUMPTION AND RATIFICATION

          The Borrower hereby assumes all liabilities and obligations of PPCM under the Agreement and all other Loan Documents to which PPCM was a party. Goodrich hereby assumes all liabilities and obligations of Patrick of Delaware under the Agreement and all other Loan Documents to which Patrick of Delaware was a party. In addition, each of the parties hereto does hereby adopt, ratify, and confirm the Agreement and the other Loan Documents to which it is a party, in all things in accordance with the terms and provisions thereof, as amended by this Amendment and the documents executed in connection herewith.

                                  ARTICLE VI

                                 MISCELLANEOUS

          6.1 Scope of Amendment. The scope of this Amendment is expressly limited to the matters addressed herein and this Amendment shall not operate as a waiver of any past, present, or future breach, Default, or Event of Default under the Agreement, except to the extent, if any, that any such breach, Default, or Event of Default is remedied by the effect of this Amendment.

          6.2 Agreement as Amended. All references to the Agreement in any document heretofore or hereafter executed in connection with the transactions contemplated in the Agreement shall be deemed to refer to the Agreement as amended by this Amendment.

          6.3 Parties in Interest. All provisions of this Amendment shall be binding upon and shall inure to the benefit of the Borrower, the Lender, Goodrich, and their respective successors and permitted assigns.

          6.4 Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the parties hereto and their respective successors and permitted assigns. No other Person shall have standing to require satisfaction of such provisions in accordance with their terms and any or all of such provisions may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it advisable to do so.

          6.5 Entire Agreement. THIS AMENDMENT CONSTITUTES THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WHETHER WRITTEN OR ORAL, AMONG SUCH PARTIES REGARDING THE SUBJECT HEREOF. FURTHERMORE IN THIS REGARD, THIS AMENDMENT, THE AGREEMENT, AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

          6.6 Governing Law. THIS AMENDMENT AND ALL ISSUES ARISING IN CONNECTION HEREWITH AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.

          6.7 Jurisdiction and Venue. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS AMENDMENT, THE AGREEMENT, OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE LENDER, IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS. EACH OF THE BORROWER AND GOODRICH HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT

LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE LENDER IN ACCORDANCE WITH THIS SECTION.

          6.8 Waiver of Rights to Jury Trial. EACH OF THE BORROWER, GOODRICH, AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF THIS AMENDMENT, THE AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AMENDMENT, THE AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AMENDMENT.

          IN WITNESS WHEREOF, this Amendment is executed effective as of the date first hereinabove written.


                                GOODRICH PETROLEUM COMPANY OF LOUISIANA


                                By: /s/ WALTER G. GOODRICH
                                   ----------------------------------
                                    Walter G. Goodrich
                                    President


                                GOODRICH PETROLEUM CORPORATION


                                By: /s/ WALTR G. GOODRICH
                                   ----------------------------------
                                    Walter G. Goodrich
                                    President


                                COMPASS BANK - HOUSTON


                                By: /s/ DOROTHY MARCHAND WILSON
                                   ----------------------------------
                                    Dorothy Marchand Wilson
                                    Vice President

                                   EXHIBIT I

                                 [FORM OF NOTE]


                                PROMISSORY NOTE


$50,000,000                     Houston, Texas              ______________, 1995

          FOR VALUE RECEIVED and WITHOUT GRACE, the undersigned ("Maker") promises to pay to the order of COMPASS BANK - HOUSTON ("Payee"), at its banking quarters in Houston, Harris County, Texas, the sum of FIFTY MILLION DOLLARS ($50,000,000), or so much thereof as may be advanced against this Note pursuant to the Credit Agreement dated August 16, 1995, by and between Maker and Payee (as amended, restated, or supplemented from time to time, the "Credit Agreement"), together with interest at the rates and calculated as provided in the Credit Agreement.

          Reference is hereby made to the Credit Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereunder. Capitalized terms used but not defined in this Note shall have the meanings assigned to such terms in the Credit Agreement.

          This Note is issued pursuant to, is the "Note" under, and is payable as provided in the Credit Agreement. This Note evidences, in whole or in part, the renewal, extension, and rearrangement of the Indebtedness evidenced by the Promissory Note dated August 16, 1995, in the original principal amount of $50,000,000, executed by Patrick Petroleum Corporation of Michigan and payable to the order of Payee. Without being limited thereto or thereby, this Note is secured by the Security Instruments.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT VERNON'S TEXAS CIVIL STATUTES,
ARTICLE 5069, CHAPTER 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY.

                                GOODRICH PETROLEUM COMPANY OF LOUISIANA, formerly known as American National Petroleum Company, successor by merger to Patrick Petroleum Corporation of Michigan


                                By:
                                   ----------------------------------
                                   Walter G. Goodrich
                                   President

                                   EXHIBIT II

                                  DISCLOSURES

Section 4.22

                           Subsidiaries of Goodrich

Name                                      State of Incorporation

Goodrich Petroleum Company of Louisiana           Nevada

                           Subsidiaries of Borrower

Name                                      State of Incorporation

Pecos Pipeline & Producing Company                Texas
National Marketing Company                       Delaware
LECE, Inc.                                        Texas
Drilling & Workover Company, Inc.               Louisiana

March 26, 1996

Mr. Roland Frautschi
Chief Financial Officer
Goodrich Petroleum Corporation
333 Texas Street, Suite 1375
Shreveport, Louisiana 71101-5319

     RE: Credit Agreement dated August 16, 1995 between Patrick Petroleum Company of Michigan and Compass Bank

Dear Roland:

Effective as of December 1, 1995, Compass Bank agrees to amend Section 6.11 of the above-referenced Credit Agreement to read as follows:

     Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth at any time to be less than $8,500,000 plus, for all fiscal quarters ending subsequent to September 30, 1995, 50% of positive Consolidated Net Income and 100% of all cash equity proceeds, net of expenses incurred in connection with the offering transaction.

Please acknowledge your agreement by signing below and returning to my attention.

Sincerely,



Dorothy Marchand Wilson
Vice President

Acknowledged and Agreed:

GOODRICH PETROLEUM CORPORATION


By:
   ----------------------------
Name:
     --------------------------
Title:
      -------------------------
Date:
     --------------------------